UNITED STATES
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Park Hotels & Resorts Inc.
2024 Annual Meeting Notice
& Proxy Statement
Signia by Hilton Orlando Bonnet Creek

March 8, 2024
Dear Fellow Stockholder:
It is our pleasure to cordially invite you to attend the annual meeting of stockholders of Park Hotels & Resorts Inc. to be held on Friday, April 19, 2024 at 8:00 a.m., Eastern Time, at 1775 Tysons Blvd, Tysons, Virginia 22102.
On behalf of our Board of Directors (the “Board”), I want to thank you for your continued confidence and investment in our
Company. Park’s long-standing goal has been to deliver superior, risk-adjusted returns to stockholders through active asset management and a disciplined external growth strategy, while maintaining a strong and flexible balance sheet.  By maintaining our disciplined and focused approach, we had an excellent fiscal year 2023 and have much to celebrate, ranging from our operational and financial performance to our successful completion of portfolio enhancements to refinements in our Board diversity.
Financial Performance and Business Strategy
Fiscal year 2023 was a remarkable year of achievement for Park across multiple facets. We achieved strong financial results, generating sector-leading RevPAR growth and total stockholder returns, while Adjusted Funds from Operations per share grew by
32%. Operating results continued to benefit from our on-going strength in Hawaii, where strong domestic leisure travel continued to drive outperformance, while our portfolio also benefited from strong group demand in core urban markets including New York,
Boston, Denver and Chicago.
Furthermore, we were able to reduce our exposure to the San Francisco market by making the difficult, but necessary, decision to cease making debt service payments on our $725 million non-recourse San Francisco CMBS loan, resulting in our two
Hilton San Francisco hotels that secured this loan being placed into court-ordered receivership. The effective removal of these two San
Francisco Hilton hotels from our portfolio was transformative to the Company, resulting in a significant change to our Company’s growth profile by eliminating most of the overhang imposed by the prolonged and uncertain recovery in the San Francisco market. I am incredibly proud of the entire Park team whose hard work played a crucial role towards the resolution of this challenging matter.
Reinvesting in our Iconic Portfolio
In 2023, we achieved significant milestones including the completion of multiple strategic return on investment projects that are expected to elevate our iconic properties while positioning the hotels to generate solid returns over the long run. First, we take great pride in successfully completing the over $220 million comprehensive renovation and expansion of our Bonnet Creek complex, spanning both the Waldorf Astoria Orlando and the Signia by Hilton Orlando Bonnet Creek hotels. 2023 also saw the substantial completion of our $80 million full-scale renovation of the iconic Casa Marina Key West resort, a part of the Curio Collection by
Hilton, and the completion of the $85 million renovation of the entire 1,020-room Tapa Tower at the Hilton Hawaiian Village Hotel.
By strategically and prudently investing capital back into our portfolio, we continue to enhance our already high-quality portfolio and position Park for success in the future.
An Independent, Diverse and Skilled Board
This year’s director nominees offer a wide range of backgrounds, skills and experience, and further our Board’s commitment to maintain a composition that aligns with the Company’s evolving business and strategic needs. In fiscal year 2023, we conducted an extensive search of potential director candidates, culminating in the appointment of a new, highly-qualified, independent director to our Board in January 2024.  This appointment brings our Board’s gender and ethnic diversity to 40%.  With a diversity of personal characteristics and experiences, and a range of skills - including relevant subject matter expertise and public-company and executive experience - our Board is well-positioned to oversee Park’s management team and support Park’s long-term strategy. This Proxy
Statement also includes information about the Board’s governance practices, including its annual self-evaluation, independent leadership and committee practices, that foster this effective oversight.
The Annual Meeting of Stockholders
At the annual meeting, you will be asked to (i) elect ten members to serve on our Board; (ii) approve and adopt the amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding exculpation of officers; (iii) approve, on an advisory (non-binding) basis, the compensation of our named executive officers; (iv) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31,
2024; and (v) conduct such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting. The Notice of 2024 Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide further information regarding these proposals.
Your vote is important. The Board appreciates your continued support and, regardless of whether you plan to participate in the annual meeting, we hope that you will vote as soon as possible.
Sincerely,

Thomas J. Baltimore, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Date and Time Friday, April 19, 2024 at 8:00 a.m. (Eastern Time)	Location 1775 Tysons Blvd. Tysons, VA 22102
Who Can Vote
Stockholders of record as of the close of business on
February 29, 2024 will be entitled to notice of and to vote at the 2024 annual meeting of stockholders and any adjournment
or postponement of the annual meeting

Proposals That Require Your Vote		Board Recommendation

1	Vote on the election of ten director nominees named in this Proxy Statement	FOR each nominee

2	Approve and adopt the amendment to the Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding exculpation of officers	FOR

3	Approve, on an advisory (non-binding) basis, our named executive officer compensation	FOR

4	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024	FOR
Stockholders will also transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof by or at the direction of the Board of Directors.
Your vote is important. Even if you plan to attend the annual meeting in person, we encourage you to submit your vote as soon as possible through one of the methods below to ensure your vote is recorded properly. Stockholders of record may vote without attending the annual meeting by one of the following methods:

Mail If you received printed proxy materials, mark, sign, date and return the enclosed Proxy Card or Voting Instruction Form in the postage-paid envelope	Telephone 1-800-690-6903	Internet https://www.proxyvote.com
These proxy materials are first being sent (or, as applicable, made available) to stockholders commencing on March 8, 2024.
If you want to attend the annual meeting in person, please follow the instructions on page 83 of this Proxy Statement.
BY ORDER OF THE BOARD OF DIRECTORS,

Nancy M. Vu Executive Vice President, General Counsel and Secretary March 8, 2024
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON APRIL 19, 2024. This Proxy Statement and our 2023 Annual Report are available free of charge at
www.proxyvote.com.

Page
OTHER BUSINESS	86
FINANCIAL REPORTING TERMS ANNEX	i
EXHIBIT A — OFFICER EXCULPATION AMENDMENT	A
This Proxy Statement contains forward-looking statements regarding Park’s current expectations within the meaning of the applicable securities laws and regulations. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in the Company’s filings with the Securities and
Exchange Commission (the “SEC”), including the Risk Factors section of Park’s Annual Report on Form 10-K for the fiscal year ended
December 31, 2023. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
OUR STRATEGY
Since Park’s establishment as an independent, publicly-traded company in 2017 following the spin-off (referred to in this Proxy
Statement as the “Spin-off”) from Hilton Worldwide Holdings Inc. (“Hilton”), we have remained laser-focused on delivering superior, risk-adjusted returns to stockholders through active asset management and a disciplined external growth strategy, while maintaining a strong and flexible balance sheet. The key pillars of our corporate strategy are:

OUR PORTFOLIO
*Park's portfolio as of December 31, 2023.

WASHINGTON
3
CALIFORNIA
12
UTAH
1
COLORADO
2
TEXAS
1
MISSOURI
1
ILLINOIS
3
LOUISIANA
1
FLORIDA
7
VIRGINIA
3
NEW YORK
1
MASSACHUSETTS
3
NEW JERSEY
1
WASHINGTON, D.C.
1
HAWAII
2
PUERTO RICO
1

PARK
BUSINESS
HIGHLIGHTS
Park Hotels & Resorts Inc. (“Park,” the “Company,” “we” or
“our”) is one of the largest publicly-traded lodging real estate investment trusts (“REIT”), comprised of a diverse portfolio of iconic and market-leading hotels and resorts with significant underlying real estate value. As of February 29, 2024, our
portfolio consists of 43 premium-branded hotels and resorts
with approximately 26,000 rooms, located in prime city center and resort locations.

OPERATIONAL EXCELLENCE THROUGH ACTIVE ASSET MANAGEMENT
We are focused on continually improving property level operating performance through our proactive asset management efforts. We continue to identify revenue-enhancement opportunities and drive cost efficiencies to maximize the operating performance, cash flow and value of each property.

PRUDENT CAPITAL ALLOCATION
We intend to leverage our scale, liquidity and transaction expertise to create value throughout all phases of the lodging cycle through opportunistic acquisitions, dispositions and/or corporate transactions, in addition to value enhancing return on investment projects, which we believe will enable us to further diversify our portfolio.

STRONG AND FLEXIBLE BALANCE SHEET
We intend to maintain a strong and flexible balance sheet that will enable us to navigate the various seasons of the lodging cycle. We expect to maintain sufficient liquidity across the lodging cycle and access to multiple types of financing, including corporate bonds and credit facilities.

2023 BUSINESS HIGHLIGHTS
We achieved another strong year in fiscal year 2023, with increased revenue and Comparable RevPAR growth, strong balance sheet fundamentals and continued operating efficiencies.  Business performance highlights in 2023 include:

Reshaping the Park Portfolio	Reinvesting in the Portfolio	Strengthening our Balance Sheet	Returns to Stockholders

Rightsized our exposure to the
San Francisco market
following the court
appointment of a receiver to
take control of the Hilton San
Francisco Hotels* and their
operations, leaving Park with
no further economic interest in
the operations of these hotels.
	During fiscal year 2023, Park invested nearly $300 million on capital improvements in its portfolio.	Well-positioned to continue executing on our strategic initiatives with significant liquidity at the end of fiscal year 2023.	In fiscal year 2023, Park returned over $630 million to stockholders through $180 million in stock repurchases, as well as another $450 million in dividends.

*Throughout this document, references to the “Hilton San Francisco Hotels” collectively mean the 1,921-room Hilton San Francisco Union Square and the 1,024-room
Parc 55 San Francisco – a Hilton Hotel.
For more information on our 2023 results and other related financial measures, see our 2023 Annual Report, which can be found under the Financial Information tab of our website at www.pkhotelsandresorts.com/investors.

OUR CORPORATE RESPONSIBILITY STRATEGY
Park’s corporate responsibility strategy has been formalized based on the identification of both (i) pertinent risks and opportunities to our business and (ii) an obligation to act responsibly as a company. Effectively managing these risks and opportunities helps Park achieve operational excellence and create long term value for our stakeholders.  We organize our corporate responsibility strategy into three main categories — environmental, social and governance.
2023 COMPANY HIGHLIGHTS

For more information on Park’s corporate responsibility initiatives, see our 2023 Annual Corporate Responsibility Report, which can be found under the Responsibility page of our website at www.pkhotelsandresorts.com/responsibility.

PARK
CORPORATE
RESPONSIBILITY
Despite the unprecedented economic challenges faced over
the past few years, Park has remained steadfast in our
commitment to our environmental, social and governance
(“ESG”) initiatives, both in the near term and for the long-
term benefit of our stakeholders. As we continue to shape
and grow our Company, we expect that corporate
responsibility considerations will continue to be integrated throughout and impactful on the business and our decisions.

CORPORATE RESPONSIBILITY OVERSIGHT AND DECISION-MAKING FRAMEWORK
We have a robust decision-making framework to ensure all levels of the organization are engaged and empowered to execute Park’s corporate responsibility strategy. In recent years, Park has taken significant steps to strengthen its Board of Directors’ (“Board”)
oversight of these matters and also created a centralized management committee for execution.
The Nominating, Governance & Corporate Responsibility Committee (the “Governance Committee”) is tasked with the review and oversight of sustainability, corporate responsibility and general ESG-related strategy, policies, goals and other related matters. In early 2022, Park also established a formal, decision-making Environmental, Social & Governance Committee (the “ESG
Committee”), which currently includes four members of our management committee comprised of department leaders (our “Executive
Committee”). The ESG Committee, which is subject to the oversight of the Governance Committee and reports to the Governance
Committee on at least an annual basis, assists the Governance Committee in setting the Company’s general strategy with respect to corporate responsibility matters. While these matters are routinely discussed among Park’s Executive Committee leaders, the existence of a dedicated committee helps to streamline the decision-making framework and foster collaboration across the Company.
As set forth in the illustration below, the ESG Committee also oversees our three, dedicated working subcommittees – the Green Park
Committee, the Park Cares Committee and the Diversity and Inclusion Steering Committee. Each of these subcommittees is comprised of a cross-departmental team of associates and senior leaders, including at least one Executive Committee leader. Each subcommittee focuses on certain areas within a pillar of our corporate responsibility strategy and provides both written and verbal updates to our ESG Committee on at least a quarterly basis, which in turn also reports matters to our Chairman of the Board and CEO.

NOMINATING, GOVERNANCE & CORPORATE RESPONSIBILITY COMMITTEE
ESG COMMITTEE
CEO
GREEN PARK COMMITTEE
PARK CARES COMMITTEE
DIVERSITY & INCLUSION STEERING COMMITTEE

SOCIAL COMMITMENT

Park’s associates make up the fabric of our organization and are critical to ensuring the success of our Company. As our most valuable corporate assets, it is imperative that we provide a safe, supportive and inclusive working environment for all of our associates.
Through the work of our Human Resources department and our Diversity and Inclusion Steering Committee, we have developed and implemented programs that support these characteristics, including our health and well-being program and our annual trainings.
Furthermore, Park places high importance on cultivating a strong and positive relationship with the local communities where we work and own properties. We seek to engage with the community through volunteering as well as in-kind and cash donations as identified by the Park Cares Committee.

Company
Race:
Senior
Leadership
Company
Gender:
Spotlight on Associate Diversity, Equity and Inclusion (“DE&I”)
We continue to prioritize the advancement of DE&I at Park. We pride ourselves on creating a respectful, professional and inclusive workplace for everyone, and we value the unique perspectives that a workforce with diverse cultures, ages, genders, races and ethnicities brings to our Company.
Senior
Leadership

Spotlight on Training, Education and Development
Park invests significant resources to progress the talent of our associates and develop our next generation of leaders. We deliver numerous training opportunities, provide rotational assignment opportunities, focus on continuous learning and development and have implemented what we believe are best-in-class processes to manage performance, provide feedback and develop talent. Our training and development programs are designed to provide associates with the resources they need to help achieve their career goals, build management skills and become leaders.
More specifically, we provide to all associates a series of workshops focused on management development, emotional intelligence, corporate technical “lunch and learn” trainings and REIT tax training. Another unique component of our associate training includes
DE&I origin training, which highlights considerations for socioeconomic differences and different starting points. Furthermore and in order to ensure alignment and accountability across the organization at all levels of leadership, all managers are required to include
“Coaches & Develops Others” as an objective for their performance review in support of their role in cultivating talent and leading teams that contribute to organizational goals.  In addition to this general training that is provided to all associates, selected associates participate in our leadership development program and executive coaching.
In addition to the trainings offered, Park provides associate feedback in order to further encourage professional growth. Our associate performance review process, which centers around providing continuous feedback, affords the opportunity for associates to practice

Special Offerings & Initiatives
•All associates provided hybrid-working option where associates may work from home one day per week
•“Wellness Wednesdays”
sessions provided to all
associates, targeted at
improving the physical, social,
mental and spiritual well-
being of our associates
through regular company-
wide virtual and in-person
events
•Conducted Annual Associate Satisfaction and Engagement Survey and two additional pulse surveys in 2023
•Conducted compensation analysis by position for both gender and ethnicity - 2023 results revealed no pay disparities	•In 2023, our pulse survey on DE&I reported that 98% of our associates believe people of all cultures and backgrounds are valued and appreciated at Park as demonstrated by Park’s commitment to DE&I	•Conducted mandatory training on various topics including our Code of Conduct, ethical business practices and anti-harassment policies
•Created and distributed a
Diversity Calendar and a
Cultural Awareness
Newsletter to honor the
unique identities and
cultures at Park and to be
inclusive of professional,
cultural, religious and
secular holidays which may
impact our associates
•CEO and Executive Committee members led small-group sessions, providing associates with a direct means of communication and an opportunity for open dialogue with senior leadership
•Provided developmental and
educational opportunities
through our management
development series programs,
corporate technical “lunch and
learn” trainings, REIT tax
training and Leadership
Development Program

•Continued to fully pay health insurance premiums for all Park associates	•Provided Paid Parental Leave	•All associates attended training on racial injustice, diversity and unconscious bias
•Continued to support our
local community by
engaging/supporting local
charitable activities, such
as the Salvation Army’s
Angel Tree program and
Arlington’s Partnership for
Affordable Housing’s
School Supply Drive
	•Participated in Don Bosco Work Study Program, providing work study internships for high-school students from underprivileged areas in the Washington D.C. community	•Wellness Day provided to associates, in which the corporate office was closed in order to encourage each associate to take the day to focus on their overall well- being and apply learnings around conversations aligned with immediate and consistent improvement. As part of this process, regular one-on-
one feedback sessions are conducted instead of annual performance reviews in order to ensure feedback is current and to reinforce positive performance.
ENVIRONMENTAL STRATEGY, MANAGEMENT & PERFORMANCE
Our portfolio of hotels and resorts is located in diverse destinations across the United States. We value and prioritize the need to protect the environment in and around our properties, which not only contributes to the wellbeing of biodiversity and benefits our global society, but also helps us align with our stakeholders’ environmental reduction priorities, including those of our hotel guests, associates, investors and partners, as well as our own internal reduction targets. We seek to reduce our environmental footprint by driving environmental awareness and procedures through our Green Park Committee and corresponding Green Park Program;
increasing efficiency and improving related performance throughout our portfolio; benchmarking our environmental data; and seeking to obtain building certifications that demonstrate our commitment to protecting the environment and reducing overall emissions.
Additional aspects of our overall environmental strategy include:
•Implementing sustainability best practices portfolio-wide, as detailed in Park’s proprietary Green Park Playbook and communicated through Green Park webinars and newsletters;
•Performing intensive efficiency audits, such as ASHRAE Level II energy and water audits;
•Undertaking energy, water and waste efficiency projects, such as AquaRecycle laundry water recycling systems, LED lighting upgrades and Melink cooking exhaust controls to reduce run times and energy intensity;
•Monitoring, analyzing and benchmarking environmental data at each property through the Resource Advisor platform, an enterprise-level software management system aligned to ISO 14001, and ENERGY STAR Portfolio Manager;
•Developing annual utility cost guidance with accurate baselining, commodity rate adjustments and efficiency project impacts;
•Procuring renewable energy as available in our jurisdictions and conducting further exploration into virtual power purchase agreements and power purchase agreements; and
•Aiming for the properties within our portfolio to attain recognized sustainability certifications as an external acknowledgement of Park’s efforts.
Park discloses its environmental data in its annual corporate responsibility report, under the Responsibility tab of its website and through voluntary ESG frameworks including the Global Real Estate Sustainability Benchmark (“GRESB”) Real Estate Assessment,
Global Reporting Initiative (“GRI”), Sustainability Accounting Standards Board (“SASB”) and Task Force on Climate-related
Financial Disclosures (“TCFD”). Park continues to work toward publicly disclosing measurable, meaningful and strategic environmental and emissions reduction targets within the context of pending SEC legislation.
Spotlight on Energy Star Partner of the Year
We are honored that our ongoing focus on efficiency enhancements through our Green Park Program led us to be named an ENERGY
STAR Partner of the Year in 2023 for Energy Management. Each year, the ENERGY STAR program honors a select group of businesses and organizations that have made outstanding contributions in the transition to a clean energy economy. ENERGY STAR
Partner of the Year award winners for Energy Management have demonstrated excellence in improving the energy performance of buildings and plants through a corporate-wide, portfolio-based energy program. These collective efforts are essential to fighting the climate crisis, protecting public health and creating a clean energy future for everyone. This recognition is based on our program-wide efforts in 2022, which included the ENERGY STAR superior energy performance certification of our largest asset, the 2,860- room
Hilton Hawaiian Village Waikiki Beach Resort. Since the formation of the Green Park Committee in 2019, we have focused on earning property-specific recognitions for our efficiency efforts via ENERGY STAR Certifications for Superior Energy Performance.
Our portfolio’s certifications and ratings are summarized below.

ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Record Date
April 19, 2024 at 8:00 a.m. (Eastern Time)	February 29, 2024

Location	Number of Shares of Common Stock Outstanding and Eligible to Vote at the Meeting as of the Record Date
1775 Tysons Blvd., Tysons, Virginia 22102	210,536,376 shares of common stock
PROXY VOTING ROADMAP
The following table summarizes the items that will be brought to a vote of our stockholders at the 2024 annual meeting of stockholders, along with voting recommendations of our Board of Directors (the “Board”).

Proposal 1
Election of Directors

The Board, acting upon the recommendation of the Governance Committee, has nominated all ten of the directors currently serving on the Board for re-election.

Through their experience, skills and perspectives, which span various industries and organizations, these director nominees represent a Board that is diverse and possesses the appropriate collective qualifications, skills, knowledge and attributes to provide effective oversight of the Company’s business and quality advice and counsel to the Company’s management.
The Board recommends a vote FOR each director nominee See page 15

Proposal 2
Vote to Approve and Adopt the Amendment to the Amended and Restated
Certificate of Incorporation

We believe that the amendment to the Amended and Restated Certificate of Incorporation to reflect new
Delaware law provisions regarding exculpation of officers will enable the Company to continue to attract and retain talented officers that will help propel the Company’s future growth.
The Board recommends a vote FOR See page 41

Proposal 3
Advisory Vote on Executive Compensation
(Say-on-Pay Vote)

We believe our compensation program provides the appropriate mix of fixed and at-risk compensation.

Both the executive short- and long-term incentive programs reward achievement of financial and operational goals, relative TSR and encourage individual performance that is in line with our long-term strategy, are aligned with stockholder interests and remain competitive with our industry peers.

The Board recommends a vote FOR See page 43

Proposal 4
Ratification of the Appointment of Ernst & Young LLP

The Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

This appointment is being submitted to stockholders for ratification.
The Board recommends a vote FOR See page 76

PROXY
STATEMENT
SUMMARY
This summary highlights information contained
elsewhere in this Proxy Statement, which is first being
distributed or made available on or about March 8,
2024. This summary does not contain all the
information you should consider, so please review the
Company’s 2023 Annual Report and this entire Proxy
Statement before voting.

DIRECTOR NOMINEE HIGHLIGHTS
Director Nominees and Committees

			Committee Memberships
Name	Independent	Director Since	AC	CC	GC	Other Public Company Boards

Thomas J. Baltimore, Jr. (Chairman)	--	2016				2
Patricia M. Bedient	✓	2017				2
Thomas D. Eckert	✓	2019				1
Geoffrey M. Garrett	✓	2017				--
Christie B. Kelly	✓	2016				1
Sen. Joseph I. Lieberman	✓	2017				1
Terri D. McClements	✓	2024				--
Thomas A. Natelli	✓	2019				--
Timothy J. Naughton	✓	2017				1
Stephen I. Sadove (Lead Independent Director)	✓	2017				3

AC	Audit Committee	CC	Compensation & Human Capital Committee

GC	Nominating, Governance & Corporate Responsibility Committee		Chair of the Committee
Snapshot of Director Nominees
Our director nominees each exhibit an effective mix of skills, experience, diversity and judgement.

*Information in charts above calculated as of March 8, 2024.

DIVERSITY
Average Tenure: 5.9 Years
Average Age: 67.3
1 of 4 Board leadership roles held by a woman
Experience/Qualifications/Skills of Director Nominees

4 out of 10 Accounting/ Financial Expertise	10 out of 10 Accounting/ Financial Literacy	10 out of 10 Board of Directors Experience	9 out of 10 Business Operations Experience	10 out of 10 Executive Experience

8 out of 10 Financial/Capital Markets Experience	3 out of 10 Lodging Industry Knowledge	9 out of 10 Management Experience	9 out of 10 Real Estate Experience	8 out of 10 Prior REIT Experience

	6 out of 10 Retail Experience	10 out of 10 Risk Management Experience	4 out of 10 Technology/Cyber Systems Knowledge
CORPORATE GOVERNANCE
Park has a history of strong corporate governance. The Company is committed to sound governance practices designed to promote the long-term interests of stockholders and strengthen Board and management accountability. Our Board regularly evaluates our governance profile against best practices to identify areas for improvement. The Board also leverages our stockholder engagement to gather insights on key areas of stockholder interest and emerging trends to evaluate. Key elements of our corporate governance policies and practices include:

Our Practices and Policies

•Annual election of all directors with majority voting standard in uncontested elections and director resignation policy	•Robust annual Board and committee evaluation process	•One class of common stock, with each share carrying equal voting rights - a one share, one vote standard

•100% independent Board committees	•Active stockholder outreach and engagement, with feedback provided to the Board	•40% of our directors are either female (3 directors) or represent ethnic/racial diversity (1 director)

•25% threshold for stockholders to request a special meeting	•Regular executive sessions, where independent directors meet without management present	•Board approved Policy Regarding Diversity as a Consideration for Board Nominations, confirming the Board’s commitment to actively seeking out diverse candidates

•9 out of our 10 director nominees are independent	•Opted-out of Delaware’s anti-takeover protections	•Adopted proxy access right for director nominees

•Strong Lead Independent Director position, elected by the independent directors	•Stockholders holding 50% or more of our outstanding shares have right to amend our by-laws (no super- majority vote requirements)	•No stockholder rights plan (“Poison Pill”)

 CORPORATE GOVERNANCE HIGHLIGHTS

Board Independence	Board & Committee Meetings in Fiscal Year 2023	Director Elections

Lead Independent Director with Expansive Duties Stephen I. Sadove *Terri D. McClements was appointed to the Board in 2024 and has been determined to be independent.	Audit Committee Meetings 4 Compensation & Human Capital Committee Meetings 6 Nominating, Governance & Corporate Responsibility Committee Meetings 2	Proxy Access for Director Nominations Ownership Threshold: 3% Holding Period: 3 Years Nominees: Greater of 2 or 20% of Board Group Formation: Up to 20 stockholders

2023
Independent
Directors
8 of 9*
Fully
Independent
Board
Committees
All
Full Board
Meetings
7
including one meeting
focused significantly
on strategy
Regular
Executive Sessions
of Independent
Directors at Board
& Committee
Meetings
Frequency of
Board
Elections
Annual
Voting
Standard for
Uncontested
Elections
Majority

Board &
Committee
Evaluations
Annually
Meaningful
Director Stock
Ownership
Guidelines
Yes
Evaluating and Improving
Board Performance
Aligning Director and
Stockholder Interests

STOCKHOLDER ENGAGEMENT
Throughout the year, our investor relations team regularly communicates with investors, prospective investors and investment analysts. Meetings include in-person, telephone and video conferences. These meetings often include participation by our Chief
Executive Officer, Chief Financial Officer and other members of our Executive Committee, and they are generally focused on the
Company performance, strategy and plans for future growth. Once investor feedback is collected, we share such feedback with our
Board as part of our annual corporate governance cycle. For additional information about our corporate governance cycle, see the discussion under the caption “Corporate Governance Matters—Annual Stockholder Engagement Cycle.”
Outreach in Response to Say-On-Pay Vote
Additionally, every year, Park provides stockholders with the opportunity for an annual vote to approve its executive compensation program on an advisory basis. Following such advisory vote, we conduct stockholder outreach with our largest investors so as to better understand our stockholders’ views and address any concerns. At the 2023 annual meeting of stockholders, stockholders recognized these efforts and substantial changes that were made to our executive compensation program in 2022 in response to stockholder feedback with approximately 93% of the votes cast approving our advisory vote on executive compensation.
Throughout the third and fourth quarters of 2023, we reached out to stockholders representing approximately 48% of our outstanding shares of common stock to invite them to participate in our annual outreach. Ultimately, a few stockholders accepted our invitation to share feedback — with most other stockholders communicating that they were currently satisfied with our compensation practices and disclosure efforts.
We believe our engagement approach has resulted in constructive feedback and input from stockholders and we intend to continue these efforts in the future.

Engagement in 2023	Participants	Response to Stockholder Feedback in 2023

As part of our regular
stockholder outreach and in
response to our say-on-pay vote
in 2023, we reached out to
stockholders representing
approximately 48% of our
outstanding shares of common
stock to invite them to participate
in calls with members of the
Company’s senior management
team. However, as we had just
recently spoken to a significant
number of our larger
stockholders over the last few
years and in light of our
favorable say-on-pay results in
both 2022 and 2023, many of our
investors declined our invitation
to speak.

Outreach was conducted by a
cross-functional team including
our:
•EVP & General Counsel

•SVP, Corporate Strategy
and Investor Relations

•EVP, Design and
Construction

•VP & Assistant General
Counsel – Corporate

Stockholder feedback was
communicated to our Board.

We received valuable feedback from our stockholders during our 2023 stockholder outreach. In response to the stockholder feedback received, the Compensation Committee and the Board took certain actions, including:

•APPOINTMENT OF NEW DIRECTOR. The Board demonstrated its firm commitment to enhancing the diversity of our Board by successfully identifying and appointing an additional woman director to the Board.

•CONTINUE TO PAY FOR PERFORMANCE. The Compensation Committee
continued to award a significant portion of each executive’s target annual equity award in the form of performance stock unit (“PSUs”) awards as follows:
- 65% of the annual award in PSUs for our Chief Executive Officer
- 60% of the annual award in PSUs for our other named executive officers
Additionally, the Compensation Committee continued the practice of using a
PSU award modifier, resulting in a limitation on the payout of certain officers’
PSUs in the event of a negative TSR during the applicable performance period.

•CONTINUE RIGOR OF TARGETS. In recent years, the Compensation
Committee confirmed a return to Park’s traditional executive compensation framework and provided enhanced disclosure outlining the rigor of the corporate objectives that affect compensation.

•CORPORATE RESPONSIBILITY METRICS TIED TO PAY. Use of an annual corporate responsibility scorecard that ensures ESG metrics are a factor into each senior officer’s annual award of cash.

•EXPANDED CLAWBACK POLICY. The Board has adopted an updated
incentive compensation clawback policy that provides for the mandatory recovery from current and former officers of incentive-based compensation that was erroneously awarded during the three years preceding the date that the
Company is required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

HOW OUR EXECUTIVE COMPENSATION PROGRAM SUPPORTS OUR BUSINESS STRATEGY

Our executive compensation program is
designed to support the longevity and stability of
the Company by driving long-term business
outcomes, promoting strong governance
practices and discouraging irresponsible risk-
taking. This is achieved by structuring
individual pay to align with the Company’s
performance. All senior executives have a large
portion of their compensation that is variable
and covers multi-year performance periods. Our
long-term incentive awards are designed to align
executives with the Company’s long-term
performance using performance-based equity
awards in the form of restricted stock awards
and performance stock units. For example, in
fiscal year 2023, 88.2% of our Chief Executive
Officer’s target annual total direct compensation
was variable and “at-risk” based on the
performance of the Company. Furthermore, as a
result of our stockholders’ favoring strong pay
for performance alignment as communicated
during our annual stockholder outreach
program, the Compensation Committee
continued to award a significant portion of the target annual equity award granted to our executive officers in the form of performance-based grants.
In addition, executive compensation is also increasingly linked to our corporate responsibility goals. Since 2022, in response to stockholder feedback, the Compensation Committee has adopted an annual scorecard, incorporating key environmental, social and governance initiatives into our executive compensation program. This continued use of the scorecard demonstrates the Company’s continued commitment to our corporate responsibility initiatives.
Our executive compensation program, including compensation principles and strategy, is discussed in detail under the Compensation
Discussion and Analysis section of this Proxy Statement.

2023 ANNUAL CASH BONUS OPPORTUNITY for the Chief Executive Officer that is:
90% DEPENDENT on achievement of predetermined and measurable corporate performance objectives
10% DEPENDENT on Compensation Committee’s assessment of individual contributions toward achievement of measurable goals tied to the Company’s strategic priorities

2023 ANNUAL EQUITY AWARD for the Chief Executive Officer

Individual Contribution Toward Goals
Performance Against Corporate Objectives

90%
10%

Time-Vested
Restricted Stock
Performance
Stock Units

65%
35%

PROPOSAL 1: ELECTION OF DIRECTORS
INTRODUCTION
Upon the recommendation of the Governance Committee, the Board has nominated the ten persons identified on the following pages for election at the 2024 annual meeting of stockholders. If elected, each nominee will hold office as a director from election until the next annual meeting of stockholders and until their successor has been duly elected and qualified or until their death, resignation or removal. Other than Ms. Terri D. McClements, all of the nominees are currently Park directors who were elected by stockholders at the 2023 annual meeting of stockholders. Ms. McClements was appointed by the Board in January 2024 to serve as an independent director following an extensive director search and selection process.
Each of our nominees has agreed to be named in this Proxy Statement and to serve if elected. The Board anticipates that the nominees will serve, if elected, as directors. However, if any person nominated by the Board ceases to be a candidate for election by the time of the 2024 annual meeting of stockholders, the proxies will be voted for the election of such other person as the Board may recommend.
VOTE REQUIRED
Under our by-laws, in an uncontested election, directors must be elected by a majority of all the votes cast. This means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. There is no cumulative voting. Abstentions and broker non-votes (if any) are not counted as votes cast.
In addition, under our by-laws and Corporate Governance Guidelines, if a director nominee who is already serving as a director does not receive a majority of the votes cast, the director must tender his or her resignation to our Board and our Governance Committee, or such other committee designated by the Board, may consider any relevant factors and make a recommendation to the Board on whether to accept or reject the resignation or take other action. The Board is required to take action with respect to this recommendation within 90 days following certification of the election results.
BOARD RECOMMENDATION
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH
OF THE DIRECTOR NOMINEES NAMED BELOW.

DIRECTOR NOMINEES
Our Governance Committee and our Board have determined that the director nominees possess a diverse and balanced mix of attributes, viewpoints and experiences to effectively oversee Park’s long-term business strategy.

Biographical information about each director nominee, as well as highlights of certain notable qualifications, experience, skills and attributes that contributed to the director nominee’s selection for election at our 2024 annual meeting of stockholders, are included on the following pages. The self-identified gender and race/ethnicity and other diverse characteristics of each director nominee is also provided below under “Summary of Director Nominees’ Skills and Experience.”

Thomas J. Baltimore, Jr. Chairman of the Board, President and Chief Executive Officer of Park Hotels & Resorts Inc.
Director since: 2016 Age: 60 Other Current Public Company Boards: ➣ American Express Company ➣ Comcast Corporation

Professional Experience

Mr. Baltimore joined the Company in May 2016 and has served as our President and Chief Executive Officer and as a director and the Chairman of the Board since December 2016. Prior to joining the Company, Mr.
Baltimore served most recently as the President and Chief Executive Officer of RLJ Lodging Trust (NYSE:
RLJ) (“RLJ”), a lodging REIT, and as a member of its board of trustees from RLJ’s formation on January 31,
2011 until May 11, 2016. Prior to that, Mr. Baltimore co-founded RLJ Development and served as its president from 2000 to 2011. During this time period, RLJ Development and affiliates raised and invested more than $2.2 billion in equity. Previously, Mr. Baltimore served as vice president of gaming acquisitions of
Hilton Hotels Corporation from 1997 until 1998 and later as vice president of development and finance from
1999 until 2000. He also served in various management positions with Marriott Corporation and Host Marriott
Services Corporation, including vice president of business development. Mr. Baltimore currently serves on the board of directors of American Express Company (NYSE: AXP) and Comcast Corporation (Nasdaq:
CMCSA). Previously, Mr. Baltimore served on the board of directors of Prudential Financial, Inc. (NYSE:
PRU) until March 2023, the board of directors of AutoNation, Inc. (NYSE: AN) until January 2021, the board of directors of Duke Realty Corporation (NYSE: DRE) until April 2017, the board of trustees of RLJ until
May 2016 and the board of directors of Integra Life Sciences Company (NASDAQ: IART) until August 2012.
Mr. Baltimore is also one of the Co-Chairs of the National Association of Real Estate Investment
Trusts’ (“Nareit”) Dividends Through Diversity, Equity & Inclusion CEO Council. Mr. Baltimore received his
Bachelor of Science degree from the McIntire School of Commerce, University of Virginia and his Master of
Business Administration degree from the Colgate Darden School of Business, University of Virginia.

Key Qualifications and Experience

Mr. Baltimore’s knowledge of and extensive experience in various senior leadership roles in the lodging real estate industry provides the Board valuable industry-specific knowledge and expertise. In addition,
Mr. Baltimore’s role as our President and Chief Executive Officer brings management perspective to
Board deliberations and provides beneficial information about the status of our day-to-day operations.

Director Nominee Gender & Ethnic/Racial Diversity	Director Nominee Independence	Board Committees Chaired by Women	Director Nominees with Prior Public Company CEO/CFO Experience	Director Nominees with Prior REIT Experience
40%	90%	33%	60%	80%

Patricia M. Bedient Former Executive Vice President and Chief Financial Officer of Weyerhaeuser Company
INDEPENDENT Director since: 2017 Committees: Audit; Governance Age: 70 Other Current Public Company Boards: ➣ Alaska Air Group, Inc. ➣ Suncor Energy Inc.

Professional Experience

Ms. Bedient has served as a director on the Board since January 2017. Ms. Bedient most recently served as
Executive Vice President for Weyerhaeuser Company (NYSE: WY), one of the world’s largest integrated forest products companies, from 2007 until her retirement in July 2016. Ms. Bedient also served Weyerhaeuser as Chief Financial Officer from 2007 until February 2016. Prior to that, Ms. Bedient served as Senior Vice
President, Finance and Strategic Planning of Weyerhaeuser from 2006 until 2007 and as Vice President,
Strategic Planning from 2003, when Ms. Bedient joined Weyerhaeuser, until 2006. A certified public accountant (“CPA”) since 1978, Ms. Bedient served as managing partner of the Seattle office of Arthur
Andersen LLP prior to joining Weyerhaeuser. Ms. Bedient also worked at Arthur Andersen’s Portland and
Boise offices as a partner and as a CPA during her 27-year career with that firm. Ms. Bedient currently serves on the board of directors of Alaska Air Group, Inc. (NYSE: ALK), where she serves as the Non-executive
Board Chair, and Suncor Energy Inc. (NYSE: SU), where she serves as the Chair of the Audit Committee. Ms.
Bedient received her Bachelor of Science degree in Business Administration with concentrations in Finance and Accounting from Oregon State University. She is a member of the American Institute of CPAs.  Ms.
Bedient holds a Certificate in cyber-risk oversight from the National Association of Corporate Directors.

Key Qualifications and Experience

Ms. Bedient brings to the Board her extensive financial,  management and cyber-risk oversight experience, including service as a REIT chief financial officer. In addition, Ms. Bedient brings to the
Board her public company directorship experience.

Thomas D. Eckert Former Chairman of the Board, Chief Executive Officer and President of Capital Automotive Real Estate Services, Inc.
INDEPENDENT Director since: 2019 Committees: Audit; Compensation (Chair) Age: 76 Other Current Public Company Boards: ➣ NVR, Inc.

Professional Experience

Mr. Eckert has served as a director on the Board since September 2019. Mr. Eckert previously served at
Capital Automotive Real Estate Services, Inc., a privately owned real estate company that owns and manages net-leased real estate for automotive retailers, as President and Chief Executive Officer from 2005 until 2011 and as Chairman of the board of directors from 2011 until 2014. Prior to that, Mr. Eckert served as President,
Chief Executive Officer and a trustee of Capital Automotive REIT (Nasdaq: CARS) from its founding in 1997 until it was taken private in 2005. Prior to his tenure at Capital Automotive, Mr. Eckert served at Pulte Home
Corporation, a U.S. homebuilder company, from 1983 until 1997. Prior to working at Pulte, Mr. Eckert spent over seven years with the public accounting firm of Arthur Andersen LLP. Mr. Eckert currently serves on the board of directors of NVR, Inc. (NYSE: NVR). In addition, Mr. Eckert formerly served on the board of trustees of Chesapeake Lodging Trust (“Chesapeake”) (NYSE: CHSP) from 2010 until Park’s acquisition of
Chesapeake in 2019; on the board of directors of Dupont-Fabros Technologies, Inc. (NYSE: DFT) from 2007 until 2017; as the Chairman on the board of directors of The Munder Funds, a $10 billion mutual fund group, from 2006 until 2014; on the board of trustees of The Victory Funds, a $20 billion mutual fund group, from
2014 until 2015; and on the board of trustees of Gramercy Property Trust from 2015 until 2018. Additionally,
Mr. Eckert is currently an Emeritus Trustee of The College Foundation at the University of Virginia. Mr.
Eckert received a Bachelor degree in Business Administration from the University of Michigan.

Key Qualifications and Experience

Mr. Eckert brings to the Board his extensive financial and leadership experience, including service as a chief executive officer of a publicly-traded REIT. In addition, Mr. Eckert brings to the Board his public company directorship experience.

Geoffrey M. Garrett Dean of Marshall School of Business of the University of Southern California
INDEPENDENT Director since: 2017 Committee: Audit; Compensation Age: 65 Other Current Public Company Boards: None

Professional Experience

Mr. Garrett has served as a director of the Board since June 2017. Mr. Garrett currently serves as dean of the
University of Southern California’s Marshall School of Business (“Marshall”). Prior to his appointment as dean of Marshall in July 2020, Mr. Garrett served as the dean of the Wharton School of Business at the
University of Pennsylvania from 2014 to 2020, the dean of the business school at University of New South
Wales in Australia from January 2013 until June 2014 and the dean of the business school at the University of
Sydney, Australia from January 2013 until December 2013. From 2008 until 2012, Mr. Garrett served as the
Founding Chief Executive Officer and a Professor of Political Science at the United States Studies Centre in
Sydney, Australia. Prior to that, Mr. Garrett served as President of the Pacific Council of International Policy
in Los Angeles from 2005 until 2009 and the dean of the UCLA International Institute from 2001 until 2005.
Mr. Garrett previously served as a professor at Oxford University, Stanford University, Yale University and as
a member of the faculty in the Management Department at Wharton. Mr. Garrett received a Bachelor of Arts degree with Honors from the Australian National University and a Master of Arts and Doctor of Philosophy
degrees from Duke University where he was a Fulbright Scholar.

Key Qualifications and Experience

Mr. Garrett brings to the Board his extensive leadership and management experience, as well as a diverse perspective gained from serving as the dean of one of the most prominent business schools in the
United States.

Christie B. Kelly Former Executive Vice President, Chief Financial Officer and Treasurer of Realty Income Corporation
INDEPENDENT Director since: 2016 Committees: Audit (Chair); Compensation Age: 62 Other Current Public Company Boards: ➣ Kite Realty Group Trust

Professional Experience

Ms. Kelly has served as a director on the Board since December 2016. Ms. Kelly most recently served as the
Executive Vice President, Chief Financial Officer and Treasurer of Realty Income Corporation (NYSE: O), a
REIT focused on investing in free-standing, single-tenant commercial properties that are subject to triple-net leases, from January 2021 until December 2023. Prior to her appointment as Chief Financial Officer of Realty
Income in January 2021, Ms. Kelly served as Executive Vice President and Chief Financial Officer of Jones
Lang LaSalle Incorporated (NYSE: JLL) (“JLL”), a publicly traded financial and professional services firm specializing in real estate, from July 2013 until September 2018. Prior to her tenure at JLL, Ms. Kelly served as Executive Vice President and Chief Financial Officer of Duke Realty Corporation (NYSE: DRE) (“Duke”)
from 2009 until June 2013. From 2007 until she joined Duke in 2009, Ms. Kelly served as Senior Vice
President, Global Real Estate at Lehman Brothers, where she led real estate equity syndication in the United
States and Canada. Prior to that, Ms. Kelly served at General Electric Company (NYSE: GE) from 1983 to
2007 in numerous finance and operational financial management positions in the United States, Europe and
Asia that included responsibility for mergers and acquisitions, process improvements, internal audit and enterprise risk management. Ms. Kelly currently serves on the board of directors of Kite Realty Group Trust
(NYSE: KRG) and Gilbane, Inc., a private global development company. Ms. Kelly served on the board of directors of Realty Income Corporation from November 2019 until January 2021. Ms. Kelly received her
Bachelor of Arts degree in Economics from Bucknell University. She has been recognized as one of the
Women of Influence by the Indianapolis Business Journal.

Key Qualifications and Experience

Ms. Kelly brings to the Board financial and industry-specific expertise, including as chief financial officer of a REIT, as well as her public company directorship experience. Additionally, the Board values
Ms. Kelly’s extensive network in the REIT-industry. The Board believes that the combination of
Ms. Kelly’s experience, network and dedication, which she has consistently demonstrated by, among other things, her exemplary engagement and attendance at Board meetings since joining the Board, is a valuable asset to our Company.

Sen. Joseph I. Lieberman Former U.S. Senator of the State of Connecticut and Current Senior Counsel at Kasowitz, Benson & Torres LLP
INDEPENDENT Director since: 2017 Committees: Audit; Governance Age: 82 Other Current Public Company Boards: ➣ L&F Acquisition Corp.

Professional Experience

Sen. Lieberman has served as a director on the Board since January 2017. Sen. Lieberman has been Senior
Counsel at Kasowitz, Benson & Torres LLP, a national law firm focusing on complex commercial litigation, since 2013. Prior to joining Kasowitz, Sen. Lieberman, the Democratic nominee for Vice President of the
United States in the 2000 presidential election, served 24 years in the U.S. Senate, retiring in January 2013 following the end of his fourth term. During his tenure in the U.S. Senate, Sen. Lieberman helped shape legislation in areas of public policy, including national and homeland security, foreign policy, fiscal policy, environmental protection, human rights, health care, trade, energy, cyber security and taxes. Sen. Lieberman served the U.S. Senate in many leadership roles, including as the Chairman of the Committee on Homeland
Security and Government Affairs. Prior to being elected to the U.S. Senate, Sen. Lieberman served as the
Attorney General of the State of Connecticut from 1983 until 1988. From 1970 until 1980, Sen. Lieberman also served in the Connecticut State Senate, including three terms as majority leader. Sen. Lieberman currently serves on the board of directors of L&F Acquisition Corp. (NYSE: LNFA.U.), where he serves as the Chair of the Compensation Committee. Sen. Lieberman received his Bachelor of Arts degree in Political Science and
Economics and his Juris Doctorate degree from Yale University.

Key Qualifications and Experience

Sen. Lieberman brings to the Board extensive public policy and government relations experience, including as U.S. Senator of the State of Connecticut, and legal experience in his current role as Senior
Counsel.

Terri D. McClements Former Partner at PricewaterhouseCoopers
INDEPENDENT Director since: 2024 Committees: -- Age: 61 Other Current Public Company Boards: None

Professional Experience

Ms. McClements has served as a director on the Board since January 2024.  Ms. McClements most recently served as a partner in the Washington, D.C. office at PricewaterhouseCoopers (“PwC”), a multinational professional service firm that is considered one of the “Big Four” accounting firms, from 1997 until her retirement in June 2023.  While at PwC, Ms. McClements served as an advisor to Fortune 100 and 500 multinational companies and their boards of directors on organizational change, digital/cloud transformations, human capital, DE&I, financial/accounting and securities reporting matters and was appointed to manage
PwC’s project management office responses to both the Ukraine and COVID-19 crises.  Ms. McClements was also charged with leading PwC’s DE&I practice and managed the firm’s partner candidate leadership development experience from 2020 until June 2023.  Between 2017 and 2020, Ms. McClements was the Mid-
Atlantic Market Managing Partner for PwC, overseeing over 6,000 professionals across all lines of service for the mid-atlantic region of the country.  Ms. McClements currently serves on the board of directors of the
American Cancer Society and Inova Health System. Ms. McClements received her Bachelor of Science degree in Accounting from California University of Pennsylvania. She is a licensed CPA in Maryland, Virginia, and
Washington, D.C. She has been recognized as one of the 100 Most Powerful Women in Washington by the
Washingtonian Magazine (2017, 2019 and 2021), as one of the 50 Most Influential Virginians by Virginia
Business (2018-2021) and was inducted into the Washington Business Hall of Fame in December of 2023.

Key Qualifications and Experience

Ms. McClements brings to the Board her record of achievement during a 38 year career that provided her with extensive financial and management experience, including service as a Senior Partner and Mid-
Atlantic Market Managing Partner at a large multinational professional service firm. In addition,
Ms. McClements brings to the Board her human capital and DE&I management experience.

Thomas A. Natelli President and Chief Executive Officer of Natelli Communities
INDEPENDENT Director since: 2019 Committees: Audit; Governance Age: 63 Other Current Public Company Boards: None

Professional Experience

Mr. Natelli has served as a director on the Board since September 2019. Mr. Natelli has served as President and
Chief Executive Officer of Natelli Communities, a privately held real estate investment and development company, since 1987. In July 2021, Mr. Natelli joined the Board of Quantum Loophole, Inc., a privately held developer of data center campuses. Mr. Natelli is the past chairman and has served on the board of the School of Engineering at Duke University since 2006. He has served on the President’s Council of Catholic Charities of Washington DC since 2014. Previously, Mr. Natelli served on the board of directors of Chesapeake Lodging
Trust (NYSE: CHSP) from 2010 until Park’s acquisition of Chesapeake in 2019; on the board of directors of
Highland Hospitality Corporation (NYSE: HIH) from 2003 until 2007; on the board of trustees of Suburban
Hospital Healthcare System from 1993 until 2006; and on the board of directors of FBR National Bank and
Trust, a wholly-owned affiliate of Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) from 2001 until
2005. Mr. Natelli served as President of the Board of the Montgomery County Chamber of Commerce in 1993,
and played a central role in creating the Montgomery Housing Partnership in 1989, a non-profit organization created to preserve and expand the supply of affordable housing in Montgomery County, Maryland. Mr. Natelli received his Bachelor of Science degree in Mechanical Engineering from Duke University in 1982.

Key Qualifications and Experience

Mr. Natelli brings to the Board industry-specific experience in the real estate sector, as well as his public company directorship experience.

Timothy J. Naughton Executive Chairman of the Board and Former Chief Executive Officer of AvalonBay
INDEPENDENT Director since: 2017 Committees: Governance (Chair); Compensation Age: 62 Other Current Public Company Boards: ➣ AvalonBay Communities, Inc.

Professional Experience

Mr. Naughton has served as a director on the Board since January 2017. Mr. Naughton currently serves as the Non-Executive Chairman of the Board of Directors of AvalonBay Communities, Inc. (NYSE: AVB)
(“AvalonBay”), a REIT focused on multifamily communities. Joining AvalonBay’s predecessor entity in
1989, Mr. Naughton served as Chairman of the board of directors for AvalonBay from May 2013 until
January 2022, as Chief Executive Officer from January 2012 until January 2022, as President from February
2005 until February 2021, as Chief Operating Officer from 2001 until 2005, as Senior Vice President, Chief
Investment Officer from 2000 until 2001 and as Senior Vice President and Vice President, Development and
Acquisitions from 1993 until 2000. Mr. Naughton served on the board of directors of Welltower Inc.
(NYSE: WELL) from 2013 until 2019, previously served on the executive board of Nareit, is a member of
The Real Estate Round Table, is a member and past Chairman of the Multifamily Council of the Urban Land
Institute and is a member of the Real Estate Forum. Mr. Naughton sits on the board of the Jefferson Scholars
Foundation at the University of Virginia. Mr. Naughton received his Master of Business Administration from Harvard Business School and received his Bachelor of Arts degree in Economics with High Distinction from the University of Virginia, where he was elected to Phi Beta Kappa.

Key Qualifications and Experience

Mr. Naughton brings to the Board industry-specific experience in the real estate sector, including as chief executive officer of a REIT, as well as his extensive public company directorship experience.

Stephen I. Sadove Founding Partner of JW Levin Management Partners LLC and Former Chairman of the Board and Chief Executive Officer of Saks Inc.
INDEPENDENT Director since: 2017 Committees: Compensation; Governance Age: 72 Other Current Public Company Boards: ➣ Colgate-Palmolive Company ➣ Aramark ➣ Movado Group, Inc.

Professional Experience

Mr. Sadove has served as a director on the Board since January 2017. Mr. Sadove has served as a founding partner of JW Levin Management Partners LLC, a private management and investment firm, since 2015. Mr.
Sadove has also served as principal of Stephen Sadove and Associates, which provides consulting services to the retail industry, since 2014. From 2007 until 2013, Mr. Sadove served as Chairman and Chief Executive
Officer of Saks Incorporated (“Saks”), an owner and operator of high-end department stores in the United
States. Prior to that, Mr. Sadove served Saks as Vice Chairman from January 2002 until March 2004, as
Chief Operating Officer from March 2004 until January 2006 and was named Chief Executive Officer in
2006. Prior to his tenure with Saks, Mr. Sadove served Bristol-Myers Squibb Company (NYSE: BMY) from
1991 until 2001, as President, Clairol from 1991 until 1996, as President, Worldwide Beauty Care from 1996 until 1997, as President, Worldwide Beauty Care and Nutritionals from 1997 until 1998 and as Senior Vice
President of Bristol-Myers Squibb and President, Worldwide Beauty Care from 1997 until 2001. Mr. Sadove currently serves on the board of directors of Colgate-Palmolive Company (NYSE: CL), Aramark (NYSE:
ARMK), where he is also Non-Executive Chairman of the Board, Movado Group, Inc. (NYSE: MOV) and
Waterloo Sparkling Water, a privately-held sparkling water producer, where he serves as Non-Executive
Chairman of the Board. Mr. Sadove served on the board of directors of J.C. Penney Company, Inc. (NYSE:
JCP) until May 2016 and Ruby Tuesday, Inc. (NYSE: RT) until December 2017. Mr. Sadove received his
Master of Business Administration degree with Distinction from Harvard Business School and received his
Bachelor’s degree in Government from Hamilton College. He currently is a life trustees of Hamilton
College.

Key Qualifications and Experience

Mr. Sadove brings to the Board extensive operations and management experience, including as chief executive officer of a large, national retailer, as well as his extensive public company directorship experience.

SUMMARY OF DIRECTOR NOMINEES’ SKILLS AND EXPERIENCE

SKILLS AND EXPERIENCE
ACCOUNTING / FINANCIAL EXPERTISE enables an in-depth understanding of our financial reporting and internal controls, ensuring transparency and accuracy		•	•		•		•
ACCOUNTING / FINANCIAL LITERACY enables a general understanding of our financial reporting and internal controls, ensuring transparency and accuracy	•	•	•	•	•	•	•	•		•
BOARD OF DIRECTORS experience in serving on public sector, private sector or non-profit boards	•	•	•	•	•	•	•	•	•	•
BUSINESS OPERATIONS experience provides directors with a practical understanding of developing, implementing and evaluating our operating plans and strategies	•	•	•	•	•		•	•	•	•
EXECUTIVE experience in leadership role as a company executive officer or head of a government or academic organization	•	•	•	•	•	•	•	•	•	•
FINANCIAL / CAPITAL MARKETS experience is important to raising the capital needed to fund our business	•	•	•		•		•	•	•	•
LODGING knowledge of the lodging industry and the issues facing hotels, brands and owners	•		•					•
MANAGEMENT experience provides directors a practical understanding of developing, implementing and assessing our operating plan and business strategy	•	•	•	•	•		•	•	•	•
REAL ESTATE experience is important to understanding the business and strategy of a real estate company	•	•	•	•	•		•	•	•	•
REITS prior knowledge of the issues facing real estate investment trusts including taxation and public markets	•	•	•		•		•	•	•	•
RETAIL experience is important in understanding hospitality as a retail platform and also the retail that exists in many hotels within the Company’s portfolio	•		•		•			•	•	•
RISK MANAGEMENT experience is critical to the Board’s role in overseeing the risks facing the Company	•	•	•	•	•	•	•	•	•	•
TECHNOLOGY / CYBER SYSTEMS relevant to the Company as it looks to enhance internal operations and assess cyber issues		•			•		•			•
DEMOGRAPHICS
RACIAL / ETHNICITY / OTHER FORMS OF DIVERSITY
AFRICAN AMERICAN / BLACK	•
ALASKAN NATIVE / NATIVE AMERICAN
ASIAN / PACIFIC ISLANDER
HISPANIC / LATINX
TWO OR MORE RACES OR ETHNICITIES
WHITE / CAUCASIAN		•	•	•	•	•	•	•	•	•
LGBTQ+
GENDER
FEMALE		•			•		•
MALE	•		•	•		•		•	•	•
NON-BINARY
INDEPENDENCE
INDEPENDENT DIRECTOR		•	•	•	•	•	•	•	•	•

INTRODUCTION
Our Board is responsible for providing governance and oversight over the strategy, operations and management of Park. The primary mission of the Board is to represent and protect the interests of our stockholders and other stakeholders. The Board oversees our senior management, to whom it has delegated the authority to manage the day-to-day operations of the Company. We believe good governance strengthens the Board and management’s accountability. The following sections provide an overview of our corporate governance structure, including corporate governance highlights, stockholder outreach cycle, director independence, Board leadership structure and the responsibilities of the Board and each of its committees.

Annual election of directors	All of our directors are elected annually.

Majority voting/director resignation policy
Each director nominee must be elected by a majority of votes cast in uncontested elections. This majority voting standard complements our policy that requires any director nominee in an uncontested election who fails to receive a majority of the votes cast to promptly tender his or her resignation to the Board for the Board’s consideration.

Independent Board	All of our directors are independent except for our Chief Executive Officer.

100% independent Board committees
Each of our three Board committees consists solely of independent directors. Each standing committee operates under a written charter, that has been approved by the Board and which is reviewed annually.

Strong Lead Independent Director, elected by the independent directors	We have a Lead Independent Director of the Board who has comprehensive duties, including leading regular executive sessions of the Board.

Annual Board and committee evaluation process	The Governance Committee conducts an anonymous survey of the Board and its committees each year.

“Opted out” of certain Delaware anti-takeover protections	We have expressly elected that the Company not be governed by the anti-takeover protections provided by Section 203 of the Delaware General Corporation Law.

Director selection process
Our Board has a rigorous director selection process resulting in a diverse Board in terms of gender, experience, perspectives, skills and tenure. Additionally, our Board has approved a Policy Regarding Diversity as a
Consideration for Board Nominations demonstrating its commitment to actively seeking out diverse candidates.

Authority to call special meetings	Stockholders holding 25% or more of our outstanding share capital have the right to convene a special meeting.

No stockholder rights plan (“Poison Pill”)	The Company does not have a poison pill.

Proxy access right	Eligible stockholders can (subject to certain requirements) include their own qualified director nominees in our proxy materials.

Active stockholder engagement	We regularly engage with our stockholders to better understand their perspectives and provide received feedback to the Board.

Authority to amend by-laws	Stockholders consisting of at least a majority of the outstanding share capital are entitled to amend the Company’s by-laws.

Clawback policy
We maintain a clawback policy applicable to our senior leaders, which provides for the mandatory recoupment of annual and/or long-term incentive compensation under specified circumstances as further described under
“Compensation Discussion and Analysis—Other Compensation Program Elements.”

Director and executive officer equity ownership requirements
Each Park officer is required to hold Park equity with a value equal to six times his compensation for our Chief
Executive Officer and three times his/her compensation for Executive Committee members by the fifth anniversary of becoming subject to such policy. Each director is required to hold Park equity having a fair market value equal to five times the value of his or her annual cash retainer within five years of joining the Board.

Prohibition on hedging or pledging of company stock	Our directors and executive officers are prohibited from entering into hedging and pledging transactions.

CORPORATE
GOVERNANCE MATTERS

ANNUAL STOCKHOLDER ENGAGEMENT CYCLE
Each year, our goal is to improve our ongoing, proactive outreach effort with our stockholders. Throughout the year, our investor relations team regularly communicates with investors, prospective investors and investment analysts. Meetings include in-person, telephone and video conferences. These meetings often include participation by our Chief Executive Officer, Chief Financial Officer
and other members of our Executive Committee. Additionally, we engage in meaningful year-round public communications, including our quarterly earnings calls. Furthermore, as reflected in our Corporate Governance Guidelines, our Lead Independent Director is
available for consultation and direct communication with stockholders. During 2023, we engaged with stockholders on the following topics:
The feedback received from our stockholder outreach efforts is communicated to and considered by the Board, and our engagement activities have produced valuable insights that help inform our decisions and our strategy, when appropriate.

•Board oversight, including related to human capital
and cybersecurity matters
•Our growth strategy
•Our executive compensation program
•Our climate-related risks and opportunities
•Board governance, including our Board leadership
structure
•Our financial performance and market positioning in
2023, particularly in relation to the decrease in market
exposure to San Francisco
•Our response in navigating macro-economic events and
concerns
•Our corporate responsibility programs and initiatives,
including emergency response readiness
•Our leadership and diversity commitment and initiatives

2023 Stockholder Outreach
We reached out to
stockholders holding
~ 48%
of our outstanding
shares, including 12 of
our top 15 stockholders.
Stockholder meetings
occurred in November
and December of 2023
and each meeting
included members of our
Executive Committee.
Year-Round Stockholder Engagement
BOARD LEADERSHIP STRUCTURE
Park believes that independent board oversight is an essential component of strong corporate performance. We also believe that the decision as to whether the positions of Chairman and Chief Executive Officer should be combined or separated, and whether an executive or an independent director should serve as the Chairman should be based upon the circumstances facing the Company.
Maintaining flexibility on this policy allows the Board to choose the leadership structure that will best serve the interests of the
Company and its stockholders at any particular time.
The Right Structure for Right Now
The Board continues to believe that its current leadership structure, which has a combined role of Chairman and Chief Executive Officer, counterbalanced by a strong independent Board led by an
experienced and empowered Lead Independent Director and
independent directors chairing each of the Board Committees, provides the optimal balance between independent oversight of management and unified leadership. In the Board’s view, this structure allows Mr. Baltimore, as Chairman and Chief Executive
Officer, to drive strategy at the Board level, while maintaining responsibility for executing on that strategy as Chief Executive
Officer. At the same time, our Lead Independent Director works with
Mr. Baltimore to set the agenda for the Board and also exercises additional oversight on behalf of the independent directors.
The Board expects to continue to periodically review the
appropriateness of this structure and consider feedback from our ongoing stockholder engagements to determine the structure that is in the best interests of the Company and its stockholders. If in the future, the Board, after considering relevant facts and circumstances at that time, appoints an independent Chairman, we will promptly publicly disclose the appointment.
How We Select the Lead Independent Director
Our Corporate Governance Guidelines require the independent directors to elect a Lead Independent Director on an annual basis. In
April 2023, Mr. Sadove, an independent, non-employee board member, was elected by the independent directors of the Board to serve as Lead Independent Director.

LEAD INDEPENDENT DIRECTOR’S ROLE

BOARD LEADERSHIP. Provides leadership to the Board in any situation where the Chairman’s role may be perceived to be in conflict	LEADERSHIP OF INDEPENDENT DIRECTOR MEETINGS. Presides at all independent director meetings at which the Chairman is not present, including executive sessions of the independent directors

BOARD AGENDA, SCHEDULE & INFORMATION. Approves the agenda (with the ability to add agenda items), schedule and information sent to directors and calls additional meetings as needed	CHAIRMAN / DIRECTOR LIAISON. Regularly meets with the Chairman and serves as liaison between the Chairman and the independent directors (although every director has direct access to the Chairman)

STOCKHOLDER COMMUNICATIONS. Makes himself/herself available, if requested, by stockholders for consultation and direct communication

CONSIDERATIONS IN SELECTING
A LEAD DIRECTOR
In selecting our Lead Independent Director, the independent directors consider the tenures and capabilities of each independent director, along with a potential candidate’s willingness and ability to serve as Lead Independent
Director, understanding that the position entails significant responsibility and a significant time commitment.
INDEPENDENT
COMMITTEE
CHAIRS
CHAIRMAN &
CEO
LEAD
INDEPENDENT
DIRECTOR
DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS
Under our Corporate Governance Guidelines, a director is not independent unless in the Board’s judgment, he or she does not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent in accordance with the rules of the New York Stock Exchange (“NYSE”).  In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules.
Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.
In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether that relationship is material.
As a result of its review process, the Board has affirmatively determined that each of Ms. Bedient, Mr. Eckert, Mr. Garrett, Ms. Kelly,
Sen. Lieberman, Ms. McClements, Mr. Natelli, Mr. Naughton and Mr. Sadove is independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and under all applicable NYSE guidelines, including with respect to committee membership.
In considering the independence of Ms. McClements, the Board noted that Ms. McClements is a former partner of, and receives retirement benefits from, PwC, the Company’s current internal audit outsourced provider. Notwithstanding the foregoing, the Board determined that Ms. McClements’ prior relationship with PwC is not material to the determination of independence under our
Company’s Corporate Governance Guidelines as well as the independence criteria established by the NYSE. In addition, the Board determined that Ms. McClement’s prior relationship with PwC does not interfere with her exercise of independent judgment in service on the Company’s Board.  In making such determinations, the Board considered, among other things, that (i) Ms. McClements retired from PwC in June 2023, prior to her consideration for or appointment to the Board, (ii) Ms. McClements did not perform any work on the PwC internal audits of the Company or perform any services for the Company during her tenure at PwC, (iii) Ms. McClements’
compensation from PwC was not tied to the Company’s engagement of PwC or the amount of fees earned by PwC from those engagements and (iv) the fees paid by the Company to PwC in the past three years were not a material amount to either the Company or PwC, were below 1% of the Company’s and PwC’s revenues during each year of the Company’s engagement of PwC and were below the 2% threshold set forth in the NYSE independence standards.
The only member of the Board that is not independent is Mr. Baltimore, President and Chief Executive Officer of the Company.
BOARD COMMITTEES
Charters for each of the Board’s three standing committees can be found on the Corporate Governance—Governance Documents page of our website at www.pkhotelsandresorts.com/investors. All members of the Board’s standing committees are independent directors.

Audit Committee

MEMBERS All Independent	Christie B. Kelly, CHAIR Patricia M. Bedient Thomas D. Eckert	Geoffrey M. Garret Sen. Joseph I. Lieberman Thomas A. Natelli

ATTENDANCE	100%	MEETINGS IN 2023 4 Executive Sessions 4	REPORT Page 77

The Audit Committee’s duties and responsibilities include (without limitation) the following:
➣Oversee the Company’s financial reporting, audit process and internal controls
➣Appoint the Company’s independent registered public accounting firm, approve its services and fees and establish and review the scope and timing of its audits
➣Review and discuss the Company’s financial statements with management and the independent registered public accounting firm, including critical accounting policies and practices, material alternative financial treatments within GAAP and any disagreements with management and other material written communications between the independent registered public accounting firm and management
➣Oversee the Company’s compliance with applicable laws and regulations and with the Company’s Code of Conduct
➣Review and oversee the Company’s data privacy, information technology and security and cybersecurity risk exposures and the guidelines, programs and steps implemented by management to assess, manage and mitigate any such exposures
➣Discuss the Company’s major enterprise and financial risk exposures and the steps management takes to monitor and control such exposures
The Board has determined that each of the members of the Audit Committee is independent as defined by our Corporate Governance
Guidelines and the NYSE listing standards applicable to boards of directors generally and audit committees in particular.
The Board has also determined that each of the members of the Audit Committee is financially literate within the meaning of the NYSE listing standards and that Mmes. Bedient and Kelly and Mr. Eckert qualify as “audit committee financial experts” as defined under applicable SEC rules and regulations.

Compensation & Human Capital Committee (“Compensation Committee”)

MEMBERS All Independent	Thomas D. Eckert CHAIR Geoffrey M. Garrett Christie B. Kelly	Timothy J. Naughton Stephen I. Sadove

ATTENDANCE	100%	MEETINGS IN 2023 6 Executive Sessions 5	REPORT Page 63

The Compensation Committee’s duties and responsibilities include (without limitation) the following:
➣Oversee, review and approve the goals, objectives, compensation and benefits of our Chief Executive Officer and other executive officers
➣Evaluate the performance of our Chief Executive Officer and other executive officers at least annually
➣Review and approve compensation plans and programs, including performance-based compensation, equity-based compensation programs and perquisites
➣Review and make recommendations to the Board with respect to director compensation
➣Coordinate succession planning as it relates to the Chief Executive Officer
➣Review and assess the incentives and the risks arising from the Company’s compensation policies, particularly performance-based compensation, as it relates to risk management practices and/or risk-taking incentives
➣Review and discuss with management the Compensation Discussion and Analysis in the Company’s proxy statement
➣Review reports from management related to the Company’s demographics, pay equity, personnel appointments and practices and the
Company’s employee engagement and retention, DE&I and workplace environment, safety and culture initiatives
The Board has determined that each of the members of the Compensation Committee is independent as defined by our Corporate
Governance Guidelines and the NYSE listing standards applicable to boards of directors generally and compensation committees in particular.
Pursuant to its Charter, and subject to compliance with applicable laws of our state of jurisdiction, the Compensation Committee may not delegate its authority to approve executive compensation or grant equity awards to directors or executive officers of the Company, except to subcommittees comprised solely of Committee members. The Compensation Committee also has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. A more detailed discussion of the Compensation Committee’s use of outside advisors with respect to 2023 compensation matters is provided under the caption “Compensation Discussion and Analysis—Role of
Compensation Consultant.”

Nominating, Governance & Corporate Responsibility Committee (“Governance Committee”)

MEMBERS All Independent	Timothy J. Naughton, CHAIR Patricia M. Bedient Sen. Joseph I. Lieberman	Thomas A. Natelli Stephen I. Sadove

ATTENDANCE	90%	MEETINGS IN 2023 2 Executive Sessions 2

The Governance Committee’s duties and responsibilities include (without limitation) the following:
➣Recommend Board size and membership criteria and identify, evaluate and recommend qualified candidates to serve on the
Board
➣Review and make recommendations regarding Board and committee composition
➣Oversee the Company’s corporate governance programs, policies and practices
➣Review and recommend updates to the Corporate Governance Guidelines
➣Oversee annual evaluation of the Board and its committees
➣Review all “related party transactions”
➣Oversee, review and discuss with management the Company’s activities related to corporate responsibility matters
The Board has determined that each of the members of the Governance Committee is independent as defined by our Corporate Governance
Guidelines and the NYSE listing standards.

The rotation of committee chairs and members is considered on an annual basis to ensure diversity of Board member experience and variety of perspectives across the committees, but there is no strict committee rotation policy. Changes to committee assignments are made based on committee needs, director interests, experience and availability, and applicable regulatory and legal considerations.
Moreover, the value of rotation is weighed carefully against the benefit of committee continuity and experience.
MEETINGS
The Board, in accordance with our Corporate Governance Guidelines, expects that all directors make every effort to attend all meetings of the Board and the committees on which the director serves as well as the annual stockholder meeting. Mr. Baltimore is invited to attend meetings of the Board committees, but he does not have a vote on any committee matter. The Board and the Board committees regularly meet in executive sessions, at which no management representative is present.
In 2023, the Board held seven meetings, the Audit Committee held four meetings, the Compensation Committee held six meetings and the Governance Committee held two meetings. In 2023, each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he or she serves during his or her period of service as a director. Each of our nine directors then serving attended the 2023 annual meeting of stockholders in person.
CORPORATE GOVERNANCE GUIDELINES
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. Our Corporate Governance Guidelines are reviewed from time to time by the Governance
Committee and revised as it considers appropriate, upon recommendation to and approval by the Board. Our Corporate Governance
Guidelines can be found on the Corporate Governance—Governance Documents page of our website at
www.pkhotelsandresorts.com/investors.
CODE OF CONDUCT & WHISTLEBLOWER POLICY
The Board has adopted a Code of Conduct, which can be found on the Corporate Governance—Governance Documents page of our website at www.pkhotelsandresorts.com/investors.
The Code of Conduct applies to all our directors, officers and employees, including our Chief Executive Officer, Chief Financial
Officer, Principal Accounting Officer and Controller, and sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business conduct and fair dealing. This Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. Any substantive amendment to, or waivers from, certain provisions of our Code of Conduct for the Company’s Chief Executive Officer, Chief Financial Officer,
Principal Accounting Officer, Controller or persons performing similar functions or any director will be posted on the Company’s website, at the address and location specified above.
The Company also maintains a Whistleblower Policy that establishes procedures for the receipt, retention and treatment of complaints received by us regarding questionable accounting or auditing matters or practices that may include or result in any such questionable accounting or auditing matters.

RISK MANAGEMENT OVERSIGHT

Board of Directors
The Board has overall responsibility for risk oversight. A fundamental part of this risk oversight is not only understanding the material risks that
Park faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for Park.
While the full Board has overall responsibility for risk oversight, it is supported in this function by the Audit Committee, the Compensation
Committee and the Governance Committee. Throughout the year, the Board and the relevant Committees receive updates from management with respect to various enterprise risk management issues and dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail, including risks related to capital allocation, transaction execution, environmental/climate events, tax/REIT compliance, cybersecurity, human capital management, including diversity, equity and inclusion, and business continuity and disaster recovery.

Audit Committee	Compensation & Human Capital Committee	Nominating, Governance & Corporate Responsibility Committee

•Responsible for reviewing the
Company’s accounting reporting and
financial practices, including the
integrity of its financial statements
and the surveillance of
administrative and financial controls
•Responsible for reviewing the
Company’s major enterprise and
financial risk exposures, including
business continuity and operational
risks and cybersecurity, and the steps
management takes to monitor and
control such exposures
•Oversees the Company’s risk
assessment, risk management and
risk mitigation policies and
programs, including with respect to
enterprise risk management, data
privacy and cybersecurity risk
exposures
•Receives and reviews periodic
compliance reports from
management regarding the
Company’s compliance with
applicable laws and regulations and
with the Company’s Code of
Conduct

•Responsible for reviewing and
overseeing the management of any
potential material risks related to
Park’s compensation structure and
compensation programs, including
the formulation, administration and
regulatory compliance with respect
to compensation matters
•Oversees the development,
implementation and effectiveness of
the Company’s practices, policies
and strategies relating to human
capital and talent management and
matters relating to the Company’s
demographics, pay equity, personnel
appointments and practices and the
Company’s employee engagement
and retention, diversity and
inclusion and workplace
environment, safety and culture
initiatives
•Oversees Chief Executive Officer
succession planning

•Oversees risks associated with the
Company’s corporate governance
programs, policies and practices
•Oversees and reviews the Company’s
activities related to corporate
responsibility matters, including
Park’s overall ESG strategies,
policies, practices, goals and
programs

BOARD OVERSIGHT OF STRATEGY AND CYBERSECURITY RISK
Our Board is deeply engaged and involved in overseeing the Company’s long-range strategy, including evaluating key market opportunities and financial developments. This also includes aspects of our corporate responsibility initiatives and agenda that relate to our strategy. Strategy-related matters are regularly discussed at Board meetings and, when relevant, at Committee meetings. We also dedicate at least one Board meeting every year to an even more intensive review and discussion of the Company’s strategic plan.
Matters of strategy also inform Committee-level discussions of many issues, including business risk. Each director is expected to and does bring to bear their own talents, insights, and experiences to these strategy discussions.
BOARD OVERSIGHT OF MANAGEMENT
SUCCESSION PLANNING AND TALENT
DEVELOPMENT
Our Board and management consider succession planning and
leadership development to be an integral part of the Company’s long-term strategy. Our Compensation Committee is required
under its charter to oversee the evaluation of the Company’s executive officers, including the nature and frequency of the evaluation process. As well, the Compensation Committee is
required to coordinate succession planning as it relates to the
Chief Executive Officer.
At least annually, our Board receives an update on the
Company’s multi-faceted approach to improving the
capabilities of our existing leaders and nurturing our next
generation of high-performers. The Company’s development
programs include a continuous feedback and review process, a manager development series, lunch & learn sessions and
executive mentors. Additionally, the Company selects
approximately four or five high-performing leaders from within the organization each year to participate in a formal and
intensive Leadership Development Program that lasts for
approximately six months. It is the Company’s intention that these various programs will ensure continuity of leadership
over the long term and form the basis on which the Company
may make ongoing leadership assignments.

Cybersecurity Risk Oversight
We maintain comprehensive technologies and programs to
help ensure our information technology and systems are
effective and prepared for data privacy and cybersecurity
risks, including oversight of our programs for security
monitoring for internal and external threats to ensure the
confidentiality, availability and integrity of our
information assets.
We continue to invest in our capabilities to keep our
information assets safe. Our Chief Financial Officer is the
executive officer that oversees our cybersecurity program,
which includes the implementation of controls to identify
threats, detect attacks and protect our information assets.
We have implemented security monitoring capabilities
designed to alert us to suspicious activity and developed
an incident response program that is designed to restore
business operations as quickly and as orderly as possible
in the event of a cybersecurity incident. In addition, we
have undertaken table-top risk exercises and associates
participate in mandatory annual trainings and receive
communications regarding the cybersecurity environment
to increase awareness throughout the Company.
Our Audit Committee has responsibility for cybersecurity
risk oversight and incident preparedness activities.
Management will report security instances to the Audit
Committee as they occur, if material. We carry insurance
that helps provide protection against the potential losses
arising from cybersecurity incidents, although we may
incur expenses and losses related to a cybersecurity
incident that are not covered by insurance or are in excess
of our insurance coverage.
For more information on our cybersecurity program, see
our 2023 Annual Report, which can be found under the
Financial Information tab of our website at
www.pkhotelsandresorts.com/investors.
BOARD AND COMMITTEE SELF-EVALUATION PROCESS
Our Board and each of its committees have a robust annual self-evaluation process.

1
DETERMINE FORMAT
The Governance Committee oversees the annual self-evaluation process on behalf of the Board, which involves the completion of a written questionnaire by each director. Each year, the Governance Committee reviews and updates the tailored assessment focusing on various topics, including Board and committee composition, processes, dynamic, performance, effectiveness and contributions to the Company.

2	CONDUCT BOARD AND COMMITTEE EVALUATIONS Members of the Board and each committee participate in the formal evaluation process by anonymously completing the approved written questionnaire.

3
REVIEW FEEDBACK IN EXECUTIVE SESSION
The Lead Independent Director receives a memo summarizing and tabulating the results of the questionnaires in order to ensure that responses remain anonymous. The Lead Independent Director leads a discussion in executive session with the full Board to review the results of the self-evaluation and identify follow up items.
The committee self-evaluation process involves a review and discussion for each committee. The process is led by the chair of each committee and is conducted in executive session.

4
RESPOND TO DIRECTOR INPUT
In response to feedback from the evaluation process, the Board and committees work with management to consider adjustments or enhancements to further Board and committee effectiveness.

As a result of the Board’s self-evaluation processes in recent years, the Board has adopted certain improvements, including adjusting meeting schedules to allow more time at certain committee meetings throughout the year, evaluating Board materials to determine the most efficient and effective way to provide materials to facilitate a robust discussion, adding to the Board’s annual calendar a comprehensive Board meeting dedicated to corporate strategy and reviewing and updating agenda items to be considered at meetings to use the Board’s time most effectively. Additionally, in 2023 and in response to director feedback, the Board held an onsight meeting at the Company’s Bonnet Creek properties in Orlando, Florida so that the Board could review first-hand one of the Company’s major return on investment projects.
BOARD DIVERSITY POLICY
The Governance Committee is committed to providing opportunities to potential director candidates that would enhance the diversity of our Board. The Governance Committee believes that a balance of director diversity and tenure is a strategic asset to our investors.
Pursuant to the Board’s Policy Regarding Diversity as a Consideration for Board Nominations (the “Board’s Diversity Policy”), the
Governance Committee and Board consider diversity – in terms of age, experience, industry, gender and ethnicity – to be an important factor in the consideration of candidates for nomination to the Board. In 2023, the Board committed to identifying an additional person with a diverse gender identity as a nominee.  As a result, the Governance Committee engaged an outside consultant to assist with recruitment services and identification of potential candidates. In January 2024, the Committee had the opportunity to choose a new director to nominate for the Board for the first time since the Spin-off. Ms. McClements’ nomination presented the Board with the opportunity to apply the Board’s Diversity Policy and her recruitment, nomination and appointment to the Board demonstrates the
Governance Committee’s understanding of the advantages and benefits to the Company of establishing and maintaining a well-
rounded, diverse Board that functions respectfully as a unit. Prior nominations to the Board consisted of Mr. Garrett, who was originally nominated by a large former stockholder pursuant to a then-existing stockholder agreement, and Messrs. Eckert and Natelli, who were both originally nominated in September 2019 pursuant to and in accordance with the terms of that certain Merger
Agreement with Chesapeake Lodging Trust.
Currently three of our ten directors, or 30% of the Board, identify as diverse in terms of gender identity and an additional one of our ten directors, or 10%, identifies as racially diverse.
BOARD CANDIDATE QUALIFICATION AND SELECTION PROCESS
When evaluating candidates for nomination to the Board, the Governance Committee considers the factors set forth in our Corporate
Governance Guidelines, as amended from time to time. Our Corporate Governance Guidelines currently provide as follows:

The Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be set forth in any agreement or arrangement to which the Company is party. The
Governance Committee may consider:
a.          relevant experience, skills and knowledge as well as minimum individual qualifications, including strength of character, judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board; and
b.          all other factors it considers appropriate, which may include existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board.
The Board should monitor the mix of skills and experience of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively.
The Governance Committee expects to identify potential candidates through referrals and recommendations, including by incumbent directors, management and stockholders, as well as through business and other organizational networks. The Governance Committee may also retain and compensate third parties, including executive search firms, to help identify, evaluate and conduct due diligence on potential director candidates. Using a professional search firm may support the Governance Committee in conducting a broad search and looking at a diverse pool of potential candidates.
The Governance Committee expects to consider current Board members by balancing the value of the director’s continuity of service and familiarity with the Company with that of obtaining a new perspective. The Governance Committee also expects to consider each individual’s contributions, performance and level of participation, the current composition of the Board, and the Company’s needs. If any existing director does not want to continue in service or if the Governance Committee decides not to re-nominate a director, the
Governance Committee will identify and evaluate new candidates based on the qualifications set forth in our Corporate Governance
Guidelines. Prior to recommending a new candidate to the Board, the Governance Committee will (i) request that one or more of its members (or other members of the Board) interview the candidate, (ii) conduct an appropriate review of the background of the candidate and (iii) discuss the candidate’s qualifications. Once the Governance Committee selects a slate of Board candidates, it will present and recommend the slate to the full Board. The Governance Committee will evaluate candidates for nomination for election to the Board recommended by stockholders on a substantially similar basis as it considers other nominees.
NEW DIRECTOR ORIENTATION
The Board works with management to schedule orientation programs for new directors. Orientation is designed to familiarize new directors with the Company and the lodging REIT industry as well as Company personnel, portfolio, strategies and challenges, and corporate governance practices, including board ethics.
STOCKHOLDER NOMINATIONS AND RECOMMENDATIONS FOR BOARD NOMINATIONS
The Governance Committee will accept for consideration qualified candidates properly recommended by stockholders. Stockholders who wish to recommend qualified candidates must do so by notifying the Company in writing, by notice delivered to the attention of the Secretary of the Company at the address of the Company’s executive offices as set forth in the Company’s periodic reports, of a recommended director candidate. Submissions may be by mail, overnight courier or personal delivery. E-mail submissions will not be considered. In order to ensure meaningful consideration of candidates, notice must be received not less than 90 calendar days and not more than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting of stockholders. In the event that the annual meeting date is advanced by more than 20 calendar days or delayed by more than 70 calendar days from the anniversary date of the previous year’s meeting, then notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the 10th calendar day following the day on which public announcement of the date of such meeting is first made.
The notice must set forth as to each recommended candidate all information required under our by-laws and any other information relating to the recommended candidate that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including the recommended candidate’s written consent to being named in the
Company’s proxy statement as a nominee and to serving as a director if elected. The Company may require any recommended candidate to furnish such other information as may reasonably be required to determine the eligibility of the nominee to serve as a director, as well as a consent to be interviewed by the Governance Committee.
Submissions received through this process will be forwarded to the Governance Committee for review. Only those nominees whose submissions comply with these procedures and who satisfy the qualifications determined by the Governance Committee for directors of the Company will be considered by the Governance Committee. Acceptance of a recommendation for consideration does not imply the Governance Committee will nominate or recommend for nomination the recommended candidate. Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director. In addition, stockholders may nominate directors for election to the board by following the procedures in our by-laws, as described below under “Other Matters—
Stockholder Proposals for 2025 Annual Meeting.”
Stockholders who would like to nominate a candidate for director by providing advance notice of the nomination pursuant to our by-
laws must comply with the requirements described in this Proxy Statement and the Company’s by-laws.
PROXY ACCESS
Our by-laws contain a proxy access provision to permit a stockholder, or a group of up to 20 stockholders, meeting specified eligibility requirements to nominate and include director candidates constituting up to the greater of two nominees or 20% of the number of directors then in office in the Company’s proxy materials for any annual meeting of stockholders. In order to be eligible to utilize these proxy access provisions, a stockholder, or group of stockholders, must, among other requirements:
•have owned 3% or more of the Company’s outstanding common stock continuously for at least three years;
•represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control at the Company and that such stockholder or group does not presently have such intent; and
•provide a notice requesting the inclusion of director candidates in the Company’s proxy materials and provide other required information to the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company’s proxy statement for the preceding year’s annual meeting (with adjustments if the date for the upcoming annual meeting of stockholders is advanced or delayed by more than 30 days from the anniversary date of the preceding year’s annual meeting).
Stockholders who would like to nominate a candidate for director via proxy access must comply with the requirements described in this Proxy Statement and the Company’s by-laws.
POLICY REGARDING STOCKHOLDER RIGHTS PLANS
The Board affirms as a matter of corporate policy that it will not authorize or adopt any stockholder rights plan or similar plan or agreement without the prior approval of the Company’s stockholders, unless any such plan or agreement would be submitted to the
Company’s stockholders to be ratified or, in the absence of such stockholder approval or ratification, would expire within one year of its adoption.
COMMUNICATIONS WITH THE BOARD
As described in our Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with our
Lead Independent Director, the chairperson of the Audit, Compensation or Governance Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, c/o
Park Hotels & Resorts Inc., 1775 Tysons Blvd, 7th Floor, Tysons, Virginia 22102, who will forward all such communication to the appropriate party.

COMPENSATION PROGRAM

Introduction
Our director compensation program is designed to compensate independent, non-
employee directors fairly for work required for a company of our size, complexity and scope and to align their interests with the interests of our stockholders. The program reflects our desire to attract, retain and use the expertise of highly-qualified people serving on our Board. In considering and ultimately recommending the compensation for our non-employee directors, the Compensation Committee reviewed and considered peer data and analysis and a recommendation from the Compensation Committee’s independent compensation consultant.
Program Details
Our independent directors receive director compensation for the period from the annual meeting at which they are elected until the next annual meeting. For the 2023-2024 period, our annual compensation program for independent directors is summarized below:

Our Chairman and Chief Executive Officer does not receive any additional compensation for serving as a director. On April 26, 2023, each independent director serving at such time received a grant of restricted stock in an amount equal to the annual equity award for the service period from April 26, 2023 until April 19, 2024, the date of our 2024 annual meeting, with such awards vesting on the date of the 2024 annual meeting. On January 12, 2024, promptly following her appointment as a director, Ms. McClements received a grant of restricted stock in an amount equal to a pro rata portion of the annual equity award for the service period from January 12, 2024 (the date that she was appointed to the Board) until April 19, 2024.  Our directors, as holders of restricted stock, will receive dividends, if any, on such restricted stock at the same time that regular dividend payments are made on the Company’s common stock. The next equity award grant to our independent directors is expected to be made on or around the date of our 2024 annual meeting of stockholders and will represent the directors’ annual grant for their services as a director until the 2025 annual meeting of stockholders.
All cash retainers will be paid to each independent director in quarterly installments. Any independent director may elect to receive all or a portion of his or her cash Board fees in fully vested shares of the Company’s common stock of an equivalent value, which have a grant date that is five business days before the regular quarterly payment date of such cash fees. Additionally, all of our directors will be reimbursed for reasonable travel and related expenses associated with attendance at our Board or committee meetings.

DIRECTOR
COMPENSATION
The Board has not increased
director compensation levels
or otherwise made changes to
the program since 2018

ADDITIONAL ANNUAL CASH COMPENSATION
Lead Independent Director: $35,000

Audit Committee	Compensation Committee
Chair: $25,000	Chair: $20,000
Member: $7,500	Member: $7,500

Governance Committee
Chair: $20,000
Member: $7,500

ANNUAL DIRECTOR COMPENSATION
$80,000
$140,000
Annual Equity Retainer
Annual Cash Retainer

Program Rationale
The Company is one of the largest publicly-traded lodging REITs by enterprise value in the United States and was spun-off as a separate public company from Hilton to own complex lodging real estate held by Hilton in many instances for decades. In recommending director compensation, the Compensation Committee considered the complexity of issues overseen by the Board that are not commensurate with smaller, less complex lodging REITs. In particular, the Compensation Committee considered the following when determining the appropriate level of director compensation –
•the challenges faced from running a large, geographically dispersed portfolio;
•the sophistication of the Company’s portfolio, including joint venture and ground-leased assets; and
•the potential for substantial transactions in the future (including additional complex portfolio dispositions, joint ventures, mergers or portfolio acquisitions) requiring substantial Board attention in order to affect meaningful portfolio transformation and growth for Park – and the related time commitment and expertise to advise on such transactions and related integration matters.
For example, in 2023, the Company made the strategic decision to cease making debt service payments toward the $725 million non-
recourse CMBS loan (the “SF Mortgage Loan”), which was secured by Park’s two Hilton San Francisco Hotels.  The Company
worked with the servicer of the SF Mortgage Loan to have a receiver appointed and declared a substantial special cash dividend in connection with the effective exit from the Hilton San Francisco Hotels. These significant transactional matters demonstrate the types of challenging and time-intensive decisions faced by the Company’s directors in order to meaningfully effect Park’s transformation and growth. The Company’s director compensation was established in recognition of the amount of time and attention required of
Board members in order for them to fulfill their responsibilities to the Company.
STOCK OWNERSHIP POLICY

To align the interests of directors with stockholders, the Board has adopted a requirement that each of our independent directors own stock in an amount equal to five times his or her annual cash retainer (exclusive of any additional cash retainer payable for service on a committee or as Lead Independent Director or a
chairperson of the Board or committee). For purposes of this requirement, a director’s holdings include shares held directly or indirectly, individually or jointly, shares underlying unvested time-
vesting restricted stock and shares held under a deferral or similar plan. Independent directors are expected to meet this ownership requirement within five years of the later of (a) February 23, 2017
(i.e., the date on which the Company made its first broad-based equity incentive grants following the Spin-off) or (b) the date he or she first becomes subject to this stock ownership policy (the
“Initial Compliance Deadline”).

Each Independent
Director is in
Compliance with
Ownership
Requirement
Annual
Cash
Retainer
($80,000)
5x
Annual Cash
Retainer
($400,000 in
shares of
common stock)

Following a director’s Initial Compliance Deadline, compliance with this policy is measured annually on the first business day of each calendar year, using the annual cash retainer then in effect and the average closing stock price of the Company’s common stock as reported on the NYSE during the immediately ended prior calendar year. As of January 2, 2024, each of our independent directors satisfied this requirement.
DIRECTOR TRAVEL
In order to encourage our independent directors to better understand our hotel assets and provide feedback on our portfolio, our independent directors are entitled to up to 30 complimentary room nights per calendar year (including associated room taxes and fees)
at properties owned by the Company for their own use or use by family members accompanying them. Direct, incremental costs of the director’s room stay charge (i.e., the cost of cleaning the room daily) are considered compensatory to the director and the Company does not provide tax gross-ups to the directors with respect to these benefits.
DIRECTOR COMPENSATION FOR 2023
The table below sets forth information regarding non-employee director compensation for the fiscal year ended December 31, 2023.
Mr. Baltimore is compensated as an executive officer and did not receive any compensation from the Company for serving as a director during fiscal year 2023. Ms. McClements did not receive any non-employee director compensation in 2023 as she was not appointed as a director until January 2024.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Patricia M. Bedient	94,983	139,990	—	234,973
Thomas D. Eckert	107,500	139,990	60	247,550
Geoffrey M. Garrett	95,000	139,990	990	235,980
Christie B. Kelly	112,476	139,990	—	252,466
Sen. Joseph I. Lieberman	95,000	139,990	—	234,990
Thomas A. Natelli	94,983	139,990	420	235,393
Timothy J. Naughton	107,489	139,990	—	247,479
Stephen I. Sadove	129,953	139,990	1,800	271,743
(1)The following directors elected to receive all or a portion of their respective cash compensation in the form of fully vested shares of the Company’s common stock, which election resulted in the following number of fully vested shares being granted during fiscal year 2023, which number of shares were determined using the closing price of Park’s common stock on the NYSE on the applicable grant date: Ms. Bedient, 7,450; Ms. Kelly, 8,822; Mr. Natelli, 7,450;
Mr. Naughton, 8,431; and Mr. Sadove, 10,193.
(2)Amounts shown in the Stock Awards column reflect the aggregate grant date fair value of each director’s restricted stock award granted in fiscal year 2023, computed in accordance with Financial Accounting Standards Board and Accounting Standards Codification (“FASB ASC”) Topic 718. The grant date fair value of such awards is determined using the fair value of the underlying common stock on the grant date. As of December 31, 2023, other than Ms.
McClements who did not receive any director compensation in 2023, each of our non-employee directors held 12,173 restricted shares in relation to their unvested annual restricted stock award granted in April 2023.  On January 12, 2024, Ms. McClements was granted 2,407 restricted shares in relation to her prorated  annual restricted stock award for the service period from January 12, 2024 until April 19, 2024, with such awards vesting on the date of the 2024 annual meeting.
(3)Amounts shown in the All Other Compensation column reflect the complimentary rooms, valued at the incremental cost to Park of the hotel room stay, for directors staying at properties owned by Park.

PARK’S EXECUTIVE OFFICERS

EXECUTIVE OFFICER BIOGRAPHIES
Set forth below is certain information regarding each of our current executive officers as of February 29, 2024, other than
Mr. Baltimore, whose biographical information is presented under “Proposal 1: Election of Directors – Director Nominees.”

Sean M. Dell’Orto Executive Vice President, Chief Financial Officer and Treasurer Age 49
Professional Experience

Mr. Dell’Orto has served as our Executive Vice President and Chief Financial Officer since December 2016 and also as our Treasurer from December 2016 until February 2020 and then again starting in January 2022.
Prior to joining the Company, Mr. Dell’Orto served as Senior Vice President, Treasurer of Hilton Worldwide
Holdings Inc. (NYSE: HLT), a global hospitality company, from September 2012 until December 2016. Prior to that, Mr. Dell’Orto served as Vice President, Corporate Finance of Hilton from February 2010 to
September 2012, leading corporate forecasting and capital markets activities including debt fundraising and refinancing, loan workouts and modifications, strategic planning and debt compliance. Prior to his tenure at
Hilton, Mr. Dell’Orto held similar management roles at Barceló Crestline Corporation and Highland
Hospitality Corporation. Mr. Dell’Orto received his Bachelor of Science degree from University of Virginia and his Master of Business Administration degree from the Wharton School, University of Pennsylvania.
Mr. Dell’Orto served on the pre-Spin-off Board of the Company from December 2016 until January 3, 2017.
Mr. Dell’Orto currently serves on the board of directors for the University of Virginia Foundation.

Carl A. Mayfield Executive Vice President, Design and Construction Age 60
Professional Experience

Mr. Mayfield has served as our Executive Vice President, Design and Construction since September 2018.
Prior to joining the Company, Mr. Mayfield served most recently as the Senior Vice President of Design &
Construction at RLJ Lodging Trust (NYSE: RLJ), a lodging REIT, and RLJ Development, LLC from
February 2004 to September 2018. Prior to his tenure at RLJ, Mr. Mayfield served as the Project Executive for Georgetown University’s $300 million, mixed-use campus expansion project and held senior positions representing Washington Sports and Entertainment and The World Bank. Mr. Mayfield received his Bachelor of Science degree in Civil Engineering from University of Delaware and his Master of Science degree in Real
Estate Development from Johns Hopkins University. Mr. Mayfield currently serves on the board of directors of the American Red Cross of the National Capital Region and the Montgomery County Boys and Girls Club.
He is also an executive mentor to graduate students at the Georgetown University McDonough School of
Business.

Thomas C. Morey Executive Vice President and Chief Investment Officer Age 52
Professional Experience

Mr. Morey joined the Company in August 2016 and has served as our Executive Vice President and Chief
Investment Officer since January 2020. From December 2016 until February 2018, he served as our Senior
Vice President and General Counsel. From February 2018 until January 2020, he served as our Executive
Vice President and General Counsel (and he continued to serve as our General Counsel on an interim basis from January 2020 until October 2020 when his successor was appointed). Prior to joining the Company,
Mr. Morey served as Senior Vice President and General Counsel of Washington Real Estate Investment
Trust, a multifamily, office and retail REIT, from October 2008 until July 2016. Prior to that, he served in a business role as Chief Operating Officer of Medical Funding Services, Inc., a provider of financial and administrative services to healthcare companies, from February 2006 to September 2008. Previously,
Mr. Morey was a corporate partner with Hogan & Hartson LLP, a multi-national law firm (now known as
Hogan Lovells US LLP), where he focused on capital market transactions, mergers and acquisitions, strategic investments and general business matters for national and regional lodging, residential, office, retail and other
REITs. From 1997 to 1998, Mr. Morey was a corporate attorney with Jones Day. Mr. Morey is a former member of the board of directors of the Maryland Chamber of Commerce and also previously served on the
Executive Committee of the Maryland Chamber of Commerce. Mr. Morey received his Bachelor of Arts degree from Princeton University and his Juris Doctor degree from Duke Law School. Mr. Morey served on the pre Spin-off Board of the Company from December 2016 until January 3, 2017.

Jill C. Olander Executive Vice President, Human Resources Age 50
Professional Experience

Ms. Olander has served as our Executive Vice President, Human Resources since February 2018 and, prior to that, as our Senior Vice President, Human Resources from January 2017 until February 2018. Prior to joining the Company, Ms. Olander served as Vice President, Human Resources Consulting with Hilton (NYSE:
HLT), a global hospitality company, from July 2013 until December 2016. Prior to that, Ms. Olander served as Senior Director of Human Resources Consulting with Hilton from April 2010 to July 2013. Prior to that, she served as Vice President of Human Resources for Allied Capital (acquired by Ares Capital Management in 2010), a private equity investment firm and mezzanine capital lender, from April 2006 to January 2010.
Previously, Ms. Olander also held various Human Resources management roles at Chevy Chase Bank (now
Capital One Bank), Deloitte & Touche and Capital One Financial. Ms. Olander received her Bachelor of
Science degree from Vanderbilt University.

Joseph M. Piantedosi Executive Vice President, Asset Management Age 43

Professional Experience

Mr. Piantedosi joined the Company in April 2017 and has served as our Executive Vice President, Asset
Management since December 2023. From April 2017 until September 2021, he served the Company as a
Vice President, Asset Management and from September 2021 until December 2023, he served as our Senior
Vice President, Asset Management. Prior to joining the Company, Mr. Piantedosi served as Vice President,
Asset Management at DiamondRock Hospitality (NYSE: DRH), a lodging REIT, from October 2014 until
April 2017. Prior to joining DiamondRock, Mr. Piantedosi spent 14 years in various finance and hotel operations roles with The Ritz-Carlton Hotel Company and Hilton Worldwide Holdings Inc. (NYSE: HLT),
both global hospitality companies. Mr. Piantedosi received his Bachelor of Science degree from the
McDonough School of Business at Georgetown University.

Nancy M. Vu Executive Vice President, General Counsel and Secretary Age 48

Professional Experience

Ms. Vu joined the Company in October 2016 and has served as our Executive Vice President, General
Counsel and Secretary since October 2022. From October 2016 until January 2020, she served as our
Assistant General Counsel – Real Estate, from January 2020 until October 2020, she served as Senior Vice
President and Deputy General Counsel and from October 2020 until October 2022, she served as our Senior
Vice President, General Counsel and Secretary. Prior to joining the Company, Ms. Vu served as Senior
Director, Asset Management at Choice Hotels International (NYSE: CHH) from 2014 to 2016, leading and managing real estate, joint venture and capital transactions and investments for her assigned portfolio of assets. Ms. Vu previously served as Senior Counsel at RLJ Lodging Trust (NYSE: RLJ) from 2013 to 2014 and as Senior Counsel at Choice Hotels International from 2010 to 2013. Ms. Vu received her Bachelor of
Science degree from Georgetown University and her Juris Doctor degree from the University of San Diego.

There are no family relationships among any of our directors or executive officers.

PROPOSAL 2: APPROVAL AND ADOPTION
OF THE AMENDMENT TO THE AMENDED
AND RESTATED CERTIFICATE OF
INCORPORATION

INTRODUCTION
A 2022 amendment to Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) authorizes Delaware corporations to eliminate or limit the personal liability of certain officers for monetary damages associated with claims of breach of the duty of care in certain instances (referred to as “exculpation”). Prior to this amendment, exculpation from personal liability for monetary damages associated with breaches of the duty of care could be provided to directors but not to officers. The Company’s Amended and Restated
Certificate of Incorporation (the “Existing Charter”) currently provides for the exculpation of directors from personal liability for monetary damages associated with breaches of the duty of care but does not have a similar limitation of liability for our officers. To extend the protections under amended Section 102(b)(7) of the DGCL to officers, a Delaware corporation must affirmatively amend its certificate of incorporation to include such a provision, as the protections do not apply automatically. The Company is asking its stockholders to approve an amendment to the Existing Charter to provide for the exculpation of officers of the Company from personal liability for monetary damages associated with claims of breach of the duty of care, to the extent now permitted under the DGCL (the
“Officer Exculpation Amendment”).
The DGCL only permits and, accordingly, the Officer Exculpation Amendment would only permit, exculpation of officers for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, and would not eliminate or limit any officer’s liability for (i) any breach of the officer’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any transaction from which the officer derived an improper personal benefit or (iv) claims brought by or in the right of the Company, such as derivative claims brought by stockholders. Importantly, the Officer Exculpation Amendment would not eliminate any of our officers’ fiduciary duties, including their duty of care. In other words, officers would remain obligated to exercise appropriate diligence, act in good faith, and otherwise comply with the standards of Delaware law in carrying out their duties. Accordingly, the Officer Exculpation Amendment would not prevent the Company itself from pursuing claims against officers, nor would it prevent stockholders from bringing derivative claims alleging breach of the duty of care.
In the course of the Board’s ongoing evaluation of the Company’s corporate governance practices, the Board has determined that the
Officer Exculpation Amendment would reduce the unequal and inconsistent treatment of directors and officers associated with claims related to alleged breach of the duty of care and improve alignment of officers and directors on duty of care matters. The Officer
Exculpation Amendment also would better position the Company to continue to attract and retain top management talent by providing this additional protective provision to officers. The Board expects that individuals who serve as officers of the Company will value the protection from potential exposure to personal liability for monetary damages afforded by officer exculpation provisions.
The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would further empower officers, like directors, to best exercise their business judgment in furtherance of stockholder interests. Additionally, officer exculpation provisions are also intended to minimize frivolous lawsuits that name officers as defendants as a litigation strategy to compel settlement offers when directors cannot be named because of their exculpatory protections. The costs of such lawsuits may be borne by the Company directly through agreements providing for indemnification of officers and/or indirectly through higher insurance premiums.
Considering the limited class and type of claims for which officers’ liability would be exculpated, and the benefits the Board believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain talented officers, the Board has determined that it is in the best interests of the Company and its stockholders to approve the Officer Exculpation Amendment. The exculpation that would be afforded to officers of the Company if the Officer Exculpation Amendment is approved would not be retroactive to any act or omission occurring prior to the effective date of the Officer Exculpation Amendment.
This summary of the Officer Exculpation Amendment is qualified in its entirety by the specific text of the proposed Officer
Exculpation Amendment, which would modify Section 9.1 of the Existing Charter and is attached as Exhibit A to this Proxy
Statement. On February 23, 2024, the Board approved the Officer Exculpation Amendment and declared that it was advisable to submit the amendment to stockholders for a vote. If approved by our stockholders, the Officer Exculpation Amendment would become effective upon its filing with the Secretary of State of the State of Delaware, which the Company would file promptly following the 2024 annual meeting of stockholders.
VOTE REQUIRED
Under the DGCL, approval of this Proposal 2 requires the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote thereon.  Abstentions and other shares not voted (whether broker non-votes, if any, or otherwise) will have the same effect as votes “AGAINST” the proposal.
A copy of the proposed Officer Exculpation Amendment is included as Exhibit A to this Proxy Statement.
BOARD RECOMMENDATION
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE OFFICER EXCULPATION
AMENDMENT.

PROPOSAL 3: ADVISORY VOTE TO
APPROVE COMPENSATION OF NAMED
EXECUTIVE OFFICERS

INTRODUCTION
We are asking stockholders to vote, on an advisory (non-binding) basis, to approve the compensation of our named executive officers, as required by Section 14A of the Exchange Act and related SEC rules. This non-binding advisory vote is commonly referred to as a
“say-on-pay” vote.
The Company has in place a comprehensive executive compensation program. Please refer to the Compensation Discussion and
Analysis section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program, practices and philosophy. The Compensation Committee intends to continually monitor executive compensation programs and adopt changes to reflect the dynamic marketplace in which the Company competes for talent, as well as general economic developments affecting executive compensation.
You have the opportunity to vote “for,” “against” or “abstain” from voting on the following resolution relating to executive compensation:
“RESOLVED, that the holders of common stock of Park Hotels & Resorts Inc. approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and
Analysis, the compensation tables and related material disclosed in the Proxy Statement.”
As provided by the Dodd-Frank Act, this vote is advisory, and therefore not binding on the Company, the Board or the Compensation
Committee. However, the Board and the Compensation Committee value the views of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
VOTE REQUIRED
Under our by-laws, approval of the say-on-pay proposal requires the affirmative vote of a majority of all the votes cast. This means that the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes, if any, are not counted as votes “FOR” or “AGAINST” and will have no effect on the result of this vote.
Our current policy is to provide our stockholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of stockholders.  Accordingly, we anticipate that the next such vote will occur at the 2025 annual meeting of stockholders.
BOARD RECOMMENDATION
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

INTRODUCTION
This Compensation Discussion and Analysis (“CD&A”) provides an overview of the compensation for each of Park’s named executive officers (“NEOs”) under the executive compensation programs adopted by the Compensation & Human Capital Committee
(in this section, the “Committee”). For fiscal year 2023, our NEOs were:

Thomas J. Baltimore, Jr.	Chairman of the Board, President and Chief Executive Officer

Sean M. Dell’Orto	Executive Vice President, Chief Financial Officer and Treasurer

Carl A. Mayfield	Executive Vice President, Design and Construction

Thomas C. Morey	Executive Vice President and Chief Investment Officer

Nancy M. Vu	Executive Vice President, General Counsel and Secretary
INDUSTRY AND COMPANY PERFORMANCE HIGHLIGHTS
While 2023 continued to be a year of difficult decisions, the strength of Park’s commitment to our strategic priorities enabled us to maintain our focus and position the Company for 2024.  This year, we celebrated operating achievements, including Comparable
RevPAR and Adjusted EBITDA exceeding the midpoint of our guidance for the full year.  We demonstrated our commitment to prudent capital allocation by significantly reinvesting in our current portfolio. Finally, we delivered on our commitment to maintain a strong and flexible balance sheet, ending fiscal year 2023 with over $1.7 billion of liquidity (which decreased to $1.3 billion in
January 2024 after the Company paid previously declared cash dividends to stockholders). Some of the performance highlights of
2023 included:
•successfully rightsizing the Company’s market exposure to San Francisco by making the challenging decision to cease payment on the SF Mortgage Loan, effectively exiting the Hilton San Francisco Hotels when a court-appointed receiver took control over the hotels’ operations resulting in the Company having no further economic interest in the operations of the hotels;
•increasing our recurring quarterly dividend to $0.15 per share beginning with the first quarter of 2023 and declaring a total of $2.15 per share in dividends to stockholders for the year, which included a quarterly dividend of $0.93 per share and a special cash dividend of $0.77 per share both declared during the fourth quarter of 2023;
•purchasing two parcels of land, including all improvements, adjacent to the Hilton Hawaiian Village Waikiki Beach
Resort, for approximately $18 million, providing significant development opportunities for the resort;
•repurchasing a total of 14.6 million shares of our common stock for $180 million;
•fully repaying the $75 million mortgage loan secured by the 403-room W Chicago — City Center, further reducing our leverage;
•completing the multi-phased renovation project of the 1,021-room Tapa Tower at the Hilton Hawaiian Village Waikiki
Beach Resort in December 2023;
•substantially completing the over $220 million transformative expansion and full-scale renovation of the Waldorf Astoria
Orlando and Signia by Hilton Orlando Bonnet Creek hotels and the approximately $80 million full-scale renovation at the
Casa Marina Key West, Curio Collection, with both projects being completed by early 2024;

COMPENSATION
DISCUSSION AND ANALYSIS
•completing the sale of the 508-room Hilton Miami Airport for gross proceeds of $118.25 million; and
•receiving the 2023 Nareit Leader in the Light Award for the hospitality sector for the second year in a row, highlighting
Park’s commitment to superior and consistent sustainability practices.
In fiscal year 2023, as described in the preceding section and in more detail below under “—Compensation Framework—Short-Term
Incentive—Individual Performance Objectives”, our NEOs showed exceptional performance and leadership both in managing the
Company and in strengthening the Company’s fundamentals and operating efficiencies, which we believe will enable the Company to build long-term value.
Despite the challenges faced by the Company over the last few years, Park has remained confident that by maintaining our focus on our key priorities, which includes aggressive asset management, prudent capital allocation and the deleveraging of our balance sheet, we would create sustained, long-term value and returns for our stockholders. As a result of our strong execution on our short and long-
term strategic goals, Park’s relative total stockholder return for fiscal year 2023 outperformed all of our comparable companies (see
Total Stockholder Return — 2023 chart below). This outperformance is an indication that our executive pay design is well-aligned with the Company’s performance and is contributing to long-term stockholder value creation.

Total Stockholder Return - 2023
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
49.4%
40.2%
27.5%
19.7%
16.3%
14.5%
14.4%
12.2%
6.7%
PK
RHP
HST
PEB
DRH
RLJ
SHO
APLE
XHR

*Source: FactSet data as of December 31, 2023. Peer group in chart above consists of companies that comprise the FTSE Nareit Lodging/Resorts Index and that have a market capitalization in excess of $1 billion as of December 31, 2023.
For more information on our 2023 results and other related financial measures, see our 2023 Annual Report.

SAY-ON-PAY

Every year, Park provides stockholders with
the opportunity for an advisory (non-
binding) vote on our executive compensation
program (a “say-on-pay” vote). At our 2023
annual meeting of stockholders,
approximately 93% of the votes cast
supported our advisory vote on executive
compensation.

The Committee believes that last year’s
voting results demonstrate our stockholders’
continued strong support for the substantial
design changes made to our compensation
programs in 2022. These design changes
were the result of an extensive stockholder
outreach and engagement initiative aimed at
better understanding our investors’ views
regarding the Company’s executive
compensation program. The changes
included increasing the percentage of an
executive’s target annual equity award granted as performance-based awards and adding a modifier to our NEO’s PSU awards that adjust the PSUs payouts in the event that the Company’s TSR is negative for the applicable PSU award’s performance period.
We continue to actively seek feedback from our stockholders on an annual basis. After the 2023 annual meeting of stockholders, we reached out to stockholders representing approximately 48% of our outstanding shares of common stock to invite them to participate in calls with members of the Company’s senior management team to discuss compensation, governance and corporate responsibility matters. As we had recently spoken to many of these stockholders during the previous few years, many of our investors declined our invitation to speak. From the feedback we did receive during our 2023 engagement efforts, many stockholders (i) applauded the
Committee’s continued focus on rigorous and measurable targets to determine executive incentive compensation and (ii) provided positive feedback on our enhanced disclosure around the compensation and corporate responsibility matters.  In addition, stockholders noted their preference to see additional diversity added to the Board.

Prior Compensation Program
Committee conducts
stockholder
outreach and, based
on feedback, makes
significant changes
to the compensation
program in 2022

Key Themes from Stockholder Engagement in 2023
Our Committee is committed to implementing compensation programs that align with the interests of our stockholders. As a result and in direct response to the feedback received from stockholders, our Committee continues to (i) maintain the updated compensation structure that includes measurable targets, increased rigor and pay for performance alignment and (ii) focus on clear disclosure of compensation matters.

What We Heard	What We Did

Board Diversity – Communicated a strong preference for additional gender and racial diversity on the Board
In our 2023 proxy statement, the Board committed to identifying an additional person with a diverse gender identity as a nominee and anticipated appointing such person to the Board by the end of 2024.  In
January 2024, ahead of our anticipated schedule, the Board appointed
Ms. McClements to the Board, bringing female representation on the
Board to 30%.

Pay for Performance Alignment – Stressed that executive
compensation should continue to have strong linkage of pay for performance alignment and supported the current design of our executive compensation program

In February 2022, in response to stockholder feedback, the Committee amended the LTIP (as defined below) to increase the performance-
based portion for an executive’s target annual equity award:
      -  from 60% to 65% for CEO; and
      -  from 50% to 60% for Executive Committee members and/or
Section 16 officers (other than CEO).
Furthermore, the Committee maintained the use of the modifier to the
NEO’s PSU awards that adjusts PSU payout in the event that the
Company’s TSR is negative for the applicable PSU award’s
performance period.

Rigor of Targets – Requested STIP (as defined below) corporate objectives to continue to be set at rigorous levels and for individual performance objectives to continue to be clearly defined;
Communicated understanding of the Company’s rationale for splitting the determination of the performance levels for the corporate performance objectives into two phases

We continue to undergo a detailed process of analyzing and reviewing a number of factors including, but not limited to our short and long-
term financial plan; investor expectations; industry and peer performance; industry benchmarking; overall attainability; and
stockholder value creation. Following that analysis, rigorous corporate objectives with measurable targets are set.
Disclosure detailing the corporate objectives is provided in this CD&A under the discussion “—Compensation Framework – Short-Term
Incentive.”

Corporate Responsibility Metrics Tied to Compensation –
Appreciated our enhanced disclosure related to the Company’s corporate responsibility initiatives, and requested that a portion of executive compensation continue to be tied to corporate responsibility metrics – which metrics should be specific, material to the Company, objective and measurable

While corporate responsibility metrics had already been included in certain executive officer’s individual objectives for the STIP, the
Committee introduced a formal corporate responsibility scorecard that was implemented for 2022. The Committee now annually approves a scorecard that ensures that corporate responsibility metrics are a factor into each NEO’s STIP payout.

Clawback Policy – Discussed the need for the Company to update its incentive compensation clawback policy
In October 2023, the Board adopted an updated incentive compensation clawback policy that provides for the mandatory recovery from current and former officers of incentive-based compensation that was erroneously awarded during the three years preceding the date that the
Company is required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

The Committee expects to continue to consider future annual say-on-pay vote results and investor feedback when making decisions relating to our executive compensation program, policies and practices.

EXECUTIVE COMPENSATION KEY ATTRIBUTES
Set forth below is a summary of some of the key attributes that define our executive compensation program.

What We Do	What We Don’t Do

✓Maintain a short-term incentive program that is performance oriented and is based on rigorous and measurable Company performance metrics and individual performance objectives	×No guaranteed minimum short-term incentive or long-term incentive payouts or annual salary increases

✓Use total stockholder return as the sole performance metric for our performance stock units that are tied to multi-year performance	×No tax gross-ups upon a change in control

✓Maintain meaningful executive and independent director stock ownership policy •6x for our Chief Executive Officer •3x for other executive officers •5x annual cash retainer for directors
×No employment agreements with executives (other than our
Chief Executive Officer, whose employment agreement
was required in order to bring him to our Company from
another chief executive officer position)

✓Engage an independent compensation consultant	×No pledging or hedging activities permitted by our executives and directors

✓Conduct an annual peer group review to ensure total compensation is properly benchmarked	×No plan design features that encourage excessive or imprudent risk taking

✓Offer limited perquisites	×No dividends on unearned performance stock units

✓Maintain an incentive compensation clawback policy that
complies with the requirements imposed pursuant to
Exchange Act Rule 10D-1 and provides for clawback of
excess incentive-based compensation in the event of an
accounting restatement
×No uncapped short-term incentive or long-term incentive payouts
COMPENSATION PROCESS AND PHILOSOPHY
Our executive compensation programs are designed and administered under the direction and control of the Committee. The
Committee is comprised solely of independent directors who review and approve our overall executive compensation programs and practices and set the compensation of our executive officers. In determining compensation for our executive officers, the Committee, among other things, reviews at least annually external market data with the assistance of the Company’s independent compensation consultant, takes into consideration internal pay equity and, for executive officers other than our Chief Executive Officer, considers the recommendations of our Chief Executive Officer. The Committee is, however, solely responsible for making the final decisions on compensation for the Chief Executive Officer and other executive officers.
The Company’s executive compensation programs strive to achieve the following philosophy, principles and business objectives:
•To align the interests of our executives with those of our stockholders to maximize stockholder value;
•To attract and retain top talent;
•To reinforce our business objectives and the Company’s values;

•To motivate management to balance short-term objectives with long-term value creation to the stockholders; and
•To provide competitive compensation to management based on the marketplace in which the Company competes for talent.
ROLE OF COMPENSATION CONSULTANT
In 2017, following the Spin-off, the Committee engaged the services of Ferguson Partners Consulting L.P. (“FPC” – formerly known as FPL Associates L.P.) as its independent compensation consultant. FPC provides the Committee with advice and resources to help it assess the effectiveness of the Company’s executive compensation strategy and programs. A representative of FPC typically attends meetings of the Committee and communicates with the Committee Chair between meetings. FPC reports directly to the Committee, and the Committee has the sole power to terminate or replace FPC at any time. The Committee assessed the independence of FPC in
2023 in accordance with the applicable rules of the SEC and the NYSE. After considering the foregoing, the Committee determined that it was appropriate to engage FPC as its independent compensation consultant.
During 2023, FPC did not work for management and did not receive any compensation from the Company other than for its work in advising the Committee. In 2023, the Governance Committee engaged an affiliate of FPC to assist that Committee with recruitment services related to identifying qualified and quality gender diverse director candidates for the Board.
USE OF PEER GROUP DATA
The Committee uses compensation data compiled from Park’s peer group of companies for benchmarking purposes. The Committee reviews such data annually. In addition, the Committee updates, as necessary and upon recommendation of FPC, the companies in our peer group. The peer group consists of companies primarily operating in the real estate and/or hotel/lodging industries that are between
0.5x and 2.0x the size of the Company (as defined by total capitalization). We believe the peer group companies represent the size and industry with which we currently compete for executive talent. The peer group companies also include many of our principal business peers. FPC’s benchmarking compared the compensation of our executive officers based on base salary and total target compensation
(including base salary, target short-term annual incentive compensation and target long-term incentive compensation) with that of executive officers of similar titles and job roles across the peer companies. The Committee considered and expects to continue to consider the amount and mix of base and variable compensation by referencing, for each executive officer position, the prevalence of each element and the level of compensation that is provided in the market based on FPC’s comparison analysis.
In January 2023, the Committee approved the 14-company peer group set forth below, which was the same peer group as in the prior year. The Committee expects to continue to annually review the composition of our peer group and make changes when appropriate.

Peer	Industry	Total Capitalization ($MM) as of December 31, 2023

Peer Total Capitalization as of December 31, 2023
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
HST
H
CPT
FRT
CUBE
RHP
AIRC
WH
PK
APLE
PEB
RLJ
JBGS
SHO
XHR

Host Hotels & Resorts, Inc.	Hotel	$18,853
Hyatt Hotels Corporation	Hotel	$16,810
Camden Property Trust	Multifamily	$14,482
Federal Realty Investment Trust	Shopping Center	$13,626
CubeSmart	Self-Storage	$13,546
Ryman Hospitality Properties, Inc.	Hotel	$10,467
Apartment Income REIT Corp.	Multifamily	$8,866
Wyndham Hotels & Resorts, Inc.	Hotel	$8,756
Park Hotels & Resorts Inc.	Hotel	$7,880
Apple Hospitality REIT, Inc.	Hotel	$5,506
Pebblebrook Hotel Trust	Hotel	$5,382
RLJ Lodging Trust	Hotel	$4,508
JBG SMITH Properties	Diversified	$4,483
Sunstone Hotel Investors, Inc.	Hotel	$3,296
Xenia Hotels & Resorts, Inc.	Hotel	$2,830
Source: S&P Capital IQ as of December 31, 2023.

In October 2023, the Committee again reviewed the composition of our peer group. For fiscal year 2024 executive compensation benchmarking purposes and based on the recommendation from FPC, the Committee approved (i) the removal of Camden Property
Trust and CubeSmart from the peer group, primarily due to each being outside Park’s asset class and size parameter in respect to employee base, and (ii) the addition of DiamondRock Hospitality Company and Hilton Grand Vacation, Inc. to the peer group, as the latter two companies more closely mirror the Company in terms of asset class and size and each include the Company in its respective peer group for benchmarking executive compensation purposes.
ROLE OF EXECUTIVES
The Committee believes management input is important to the overall effectiveness of the Company’s executive compensation programs. The Committee believes the advice of an independent compensation consultant should be combined with management input and the business judgment of the Committee members to arrive at a proper alignment of our compensation philosophy, principles and business objectives.
The Chief Executive Officer, the General Counsel, the Chief Financial Officer and the Executive Vice President, Human Resources
are the officers of the Company who interact most closely with the Committee. These individuals work with the Committee to provide their perspective on aligning executive compensation strategies with our business objectives. When determining compensation for our executive officers, other than the Chief Executive Officer, the Committee considered individual performance as summarized and assessed by the Chief Executive Officer. The performance of the Chief Executive Officer is assessed directly by the Committee in executive session without the Chief Executive Officer present.
COMPENSATION FRAMEWORK
The primary components of our 2023 executive compensation program are base salary, short-term incentive compensation (cash) and long-term incentive compensation (equity). These components are described in more detail below.

Element	Form	Primary Objective	Key Features
Base Salary	Cash	Recognize the performance of job responsibilities	Adjustments are considered annually based on competitive market analysis and individual performance
Attract and retain the best executive talent to drive our success
Short-Term Incentive	Cash	Promote short-term business objectives and growth strategies	Annual awards are made with respect to achievement of Company performance objectives and individual performance
Align pay with performance
Long-Term Incentive	Restricted stock awards (RSAs)	Promote long-term value creation and growth strategies	35% of CEO’s annual award and 40% of our other NEO’s annual award is delivered in RSAs that vest over 3 years

Encourage maximization of stockholder value
	Performance stock units (PSUs)		Remaining 65% of CEO’s annual award and 60% of our other NEO’s annual award is delivered in PSUs with a 3 year performance period based solely on relative total stockholder return
Promote retention and provide ongoing incentives by encouraging long-term stock ownership

Compensation and Performance Alignment
The Committee takes seriously its responsibility to maintain appropriate pay for performance alignment and has structured the executive compensation program so that the vast majority of compensation value delivered to our executives is in the form of compensation that is variable or “at-risk” based on Park’s performance or relative total stockholder return. The following charts illustrate the mix between the compensation elements (base salary, annual short-term incentive in the form of cash and annual long-
term incentive in the form of RSAs and PSUs) for our Chief Executive Officer and the average of our other NEOs, in each case based on target levels of compensation. Consistent with our compensation philosophy, approximately 88.2% of our Chief Executive
Officer’s compensation was performance-based or at-risk and approximately 75.8% of the average compensation of our other NEOs was performance-based or at-risk.

Base Salary
Structure
The base salary payable to each executive officer provides a fixed component of compensation that reflects the executive’s position and responsibilities. Base salary levels are intended to be comparable with the competitive market, as determined by the Committee in its judgment, but are not targeted to specific market levels. The Committee expects to review base salaries annually and may make adjustments to better match competitive market levels or to recognize an executive’s professional growth and development or increased responsibilities.
2023 Actual Base Salaries
For 2023, the Committee reviewed and approved the base salaries shown below:

	Base Salary(1) ($)
Name	2023(2)(3)	2022	% Change
Thomas J. Baltimore, Jr.	1,000,000	1,000,000	—%
Sean M. Dell’Orto	572,000	550,000	4%
Carl A. Mayfield	543,400	522,500	4%
Thomas C. Morey	572,000	550,000	4%
Nancy M. Vu	494,000	442,014(4)	12%
(1)The amounts shown reflect annualized base salary amounts.
(2)In February 2023, the Board approved increasing the annual base salary starting in February 2023 to $572,000 for Mr. Dell’Orto, $543,400
for Mr. Mayfield, $572,000 for Mr. Morey and $494,000 for Ms. Vu. Mr. Baltimore did not receive any increase to his annual base salary.
(3)In February 2024, the Committee approved increasing the annual base salary starting in February 2024 to $1,100,000 for Mr. Baltimore,
$600,600 for Mr. Dell’Orto, $570,570 for Mr. Mayfield, $600,600 for Mr. Morey and $518,700 for Ms. Vu.
(4)In October 2022, Ms. Vu was promoted to Executive Vice President, General Counsel & Secretary, and the Committee approved increasing her annual base salary starting in October 2022 from $375,000 to $475,000.  The amount reflected is a blended presentation of her 2022 salary.

Base Salary
11.8%
Short-Term
Incentive (Cash)
20.6%
Long-Term
Incentive (PSUs)
43.9%
Long-Term
Incentive (RSAs)
23.7%

CEO

Long-Term
Incentive (RSAs)
20.6%
Base Salary
24.2%
Short-Term
Incentive (Cash)
24.2%
Long-Term
Incentive (PSUs)
31.0%

Other
NEOs

Short-Term Incentive
Structure
The Company’s executive short-term incentive program (as amended, the “STIP”) is designed to reward Company executives designated at the level of senior vice president and above based on our Company’s overall performance and the individual’s contribution to that performance. Pursuant to the STIP, each fiscal year, the Committee will determine a target bonus (the “Target
Bonus”) for each participant who is a member of the Executive Committee or is subject to Section 16 of the Exchange Act. Under the terms of the STIP and unless otherwise determined by the Committee, the Target Bonus for each such participant will be in the amount or within the range set forth in the table below.

Participant Level	Target Bonus(1)
Chief Executive Officer	175% of base salary
Executive Vice President	Up to100% of base salary
Senior Vice President	Up to 75% of base salary
(1)The threshold and maximum amounts of the Chief Executive Officer’s bonus under the STIP will be 87.5% and 350%, respectively, of base salary (with the
Committee having discretion to set a higher threshold amount and/or a higher maximum amount; however, such discretion to set a higher threshold and/or maximum amount was not used in 2023). The threshold and maximum amounts for each other NEO will be determined by the Committee each fiscal year.

Under the Company’s pre-pandemic compensation practices, each fiscal year, annual STIP bonuses will be earned based on the achievement of (i) individual performance objectives and
(ii) company performance objectives as determined by the
Committee at the beginning of such fiscal year, with such
allocation between individual and corporate performance
objectives determined by the participant’s level as reflected in the corresponding table. As discussed below, starting in 2020, given the uncertainty and disruption from the COVID-19 pandemic,
company performance objectives were set in two phases for the year.  That practice has continued through 2023 as a result of the uncertainty of the macro-economy as it continued to recover from the pandemic and absorb the impact from other macro-economic factors (including inflation, increases in interest rates, potential economic slowdown or a recession and geopolitical conflicts). Additionally, in 2023, to highlight our continued commitment to our corporate responsibility strategy, the Committee approved the second annual corporate responsibility scorecard to be included as part of the 2023 annual STIP for each of our NEOs, including the Chief Executive Officer. The metrics that will be measured by the Committee are based on the achievement of goals for each corporate responsibility category. The Committee determined that this corporate responsibility scorecard will be evaluated as a component of each NEO’s individual performance objectives achievement.
Generally, to receive an award, participants must be employed by the Company through December 31 of the relevant fiscal year.
Notwithstanding the foregoing, in the event of a participant’s termination of employment (other than with respect to Mr. Baltimore whose payments upon termination of employment are set forth pursuant to the terms of his Executive Employment Agreement with the Company, dated April 26, 2016 (the “CEO Employment Agreement”)) prior to December 31 of the relevant fiscal year (i) due to death or “disability” (as defined in the Company’s 2017 Omnibus Incentive Plan (Amended and Restated Effective as of April 26,
2023) (the “2017 Omnibus Incentive Plan”)), the participant will receive a bonus for such fiscal year based on achievement of target performance but prorated for the actual days worked during such year, or (ii) due to “retirement” (as defined in the STIP), the participant will receive a bonus for such fiscal year based on actual achievement but prorated for the actual days worked during such year. In the event of a participant’s termination of employment by the Company for “cause” (as defined in the 2017 Omnibus
Incentive Plan) following the end of the relevant fiscal year but prior to the payment of STIP bonuses for such fiscal year, the participant will forfeit his or her right to receive an annual STIP bonus for such fiscal year.
2023 Target STIP Awards
In February 2023, the Committee approved a target bonus for fiscal year 2023 for Mr. Baltimore of 175% of his base salary, with his bonus range being set at 87.5% to 350% of his base salary. The Committee also approved 2023 target bonuses of 100% of base salary

	Target Bonus
Participant Level	Individual Performance Objective	Company Performance Objective

Chief Executive Officer	10%	90%
Executive Vice President	20%	80%
Senior Vice President	25%	75%

(with bonus ranges of 50% to 200% of base salary) for each of Messrs. Dell’Orto, Mayfield and Morey and Ms. Vu.  The chart below sets forth the target bonus opportunity as a percent of base salary and actual STIP bonus opportunity in dollars for each NEO at the threshold, target and high level for fiscal year 2023:

Name	Target STIP Opportunity (as a % of base salary)	STIP Bonus Opportunity ($)
		Threshold ($)	Target ($)	High ($)
Thomas J. Baltimore, Jr.	175%	875,000	1,750,000	3,500,000
Sean M. Dell’Orto	100%	286,000	572,000	1,144,000
Carl A. Mayfield	100%	271,700	543,400	1,086,800
Thomas C. Morey	100%	286,000	572,000	1,144,000
Nancy M. Vu	100%	247,000	494,000	988,000
2023 Company Performance Objectives
In February 2023, given the continued uncertainty regarding macro-economic factors and disruptions and their rapidly, evolving nature (including inflation, increases in interest rates, potential economic slowdown and geopolitical conflicts), the Committee approved continuing to split determination of the performance levels for the 2023 corporate performance objectives into two phases, with the first phase corporate performance objectives (the “Phase I Corporate Objectives”) being approved by the Committee in
February 2023 and the second phase corporate performance objectives (the “Phase II Corporate Objectives”) being approved by the
Committee at a later date when the Company and the Committee hoped to have greater visibility into the timing and trajectory of the
Company’s performance results and the general economy. The Committee also concluded that, for the purpose of annual STIP bonuses, the final 2023 corporate performance objectives would be calculated as follows: (i) the Phase I Corporate Objectives would be collectively weighted 50% and (ii) the Phase II Corporate Objectives would be collectively weighted 50%.
PHASE I CORPORATE OBJECTIVES – 50% weight
In February 2023, the Committee adopted the following Phase I Corporate Objectives for the first half of 2023. The Committee also assigned each performance objective a relevant weighting, which would be consistent between the Phase I Corporate Objectives and the Phase II Corporate Objectives. The Committee selected the specific performance objectives because they complement various parts of the Company’s overall strategy and business goals as explained further below. The following chart sets forth the description and weighting of each Phase I Corporate Objective, as well as the threshold, target and high levels for such objectives and the achievement results in the first half of 2023.

Phase I Corporate Objective (50%)	Allocation	Description	Measurement			Achievement
			Threshold	Target	High

Consolidated Portfolio RevPAR	20%	Focuses on revenue within our portfolio—one of the Company’s core pillars of aggressive asset management	$164.33	$174.23	$184.13	$170.95

Consolidated Hotel Adjusted EBITDA Margin	30%	Focuses on “margin improvement”—as expense reduction is another of our core pillars of aggressive asset management	24.7%	26.1%	27.4%	26.0%

Adjusted EBITDA	30%	Focuses on the Company’s overall earnings profile, which is affected by both asset management and acquisition and disposition activity	$298.8M	$332.2M	$365.6M	$333.0M

Net Debt / TTM Adjusted EBITDA	20%	Focuses on our overall net leverage position to align with maintaining a strong, conservative balance sheet	6.23x	5.91x	5.62x	5.91x
Based on the above achievements, the NEOs had an achievement level of 97.27% with respect to the Phase I Corporate Objectives.
PHASE II CORPORATE OBJECTIVES – 50% weight
In September 2023, based on visibility gained through the first half of 2023, the Committee adopted the following Phase II Corporate
Objectives for the second half of 2023. The following chart sets forth the description and weighting of each Phase II Corporate
Objective, as well as the threshold, target and high levels for such objectives and the achievement results.

Phase II Corporate Objective (50%)	Allocation	Description	Measurement			Achievement
			Threshold	Target	High

Comparable Hotel RevPAR	20%	Focuses on revenue within our portfolio—one of the Company’s core pillars of aggressive asset management	$170.00	$175.50	$186.50	$180.17

Comparable Hotel Adjusted EBITDA Margin	30%	Focuses on “margin improvement”—as expense reduction is another of our core pillars of aggressive asset management	26.1%	26.9%	28.4%	28.0%

Adjusted EBITDA	30%	Focuses on the Company’s overall earnings profile, which is affected by both asset management and acquisition and disposition activity	$282.5M	$300.0M	$355.0M	$325.5M

Net Debt / TTM Adjusted EBITDA	20%
Focuses on our overall net leverage position to align with
maintaining a strong, conservative balance sheet
Net Debt for Phase II is calculated to exclude the SF
Mortgage Loan that was placed into receivership in
October 2023.  Cash was also adjusted to remove the
$162m special cash dividend that was declared in relation
to this transaction.
			5.90x	5.60x	5.00x	5.11x
Based on the above achievements, the NEOs had an achievement level of 168.22% with respect to the Phase II Corporate Objectives.
After applying the applicable 50% weighting to each of the two phases for the corporate objectives, the NEOs had an achievement level of 132.7% with respect to the final aggregate 2023 corporate performance objective.
Individual Performance Objectives
Each February, as part of the Company’s compensation cycle, the Committee sets individual performance objectives for the full year for Mr. Baltimore. Thereafter, Mr. Baltimore sets individual performance objectives for each other executive officer. At the end of each compensation cycle, Mr. Baltimore reviews and determines each executive officer’s individual performance rating and the
Committee reviews and determines Mr. Baltimore’s individual performance rating. The following table highlights the assessed achievements for each NEO. When determining individual performance ratings, Mr. Baltimore or the Committee (as applicable)
considers the impact each individual had on the Company’s overall goals and their respective departments, including the key performance highlights below.

Named Executive Officer	Individual Performance Highlights
Thomas J. Baltimore, Jr.
•Successfully led the Company in rightsizing our exposure to the San Francisco market and making the challenging strategic decision to cease payments on the SF Mortgage Loan and pursue an effective exit of the Hilton San Francisco Hotels
•Played a leadership role in setting, refining and advancing key Park strategies
•Oversaw the increase in the Company’s quarterly dividend payment
•Aggressively led the Company to evaluate and implement plans to activate real estate within the portfolio, including the renovation at the Casa Marina Key West and the acquisition of adjacent parcels of land at Hilton Hawaiian Village
•Continued working with operators to deliver value through strengthening communications and effectiveness to improve operating performance
•Actively engaged and communicated with associates to inspire and motivate them and ensure that Park creates the right environment for their success in delivering the Company’s mission, values and goals to achieve long-term stockholder value
•Successfully managed external investor relationships and communications
•Focused and enhanced corporate responsibility initiatives and disclosures

Named Executive Officer	Individual Performance Highlights
Sean M. Dell’Orto
•Led the evaluation of strategic options and the negotiations and successful execution of the SF Mortgage Loan resolution
•Further fortified the balance sheet and Company’s liquidity position, including by structuring the full repayment of (i) the
$50 million outstanding balance under the Company’s amended and restated revolving credit facility using proceeds from the sale of the Hilton Miami Airport hotel, as well as (ii) the $75 million mortgage loan secured by the W Chicago City
Center
•Successfully utilized the Company’s stock repurchase program, a return of capital to stockholders, with the repurchase of a total of 14.6 million shares of the Company’s common stock for $180 million in 2023
•Led the renewal of the Company’s property insurance policies
•Oversaw enhanced disclosure related to corporate responsibility, including publication of the 2023 Annual Corporate
Responsibility Report, and implemented the Company’s first third-party verification of select environmental data, including verification of total energy, total water and Scope 1 and 2 GHG emissions

Carl A. Mayfield
•Oversaw the successful completion of over $220 million of projects at the Company’s Bonnet Creek complex in Orlando,
Florida, including the meeting space expansion project and renovation of guestrooms, existing meeting space, lobbies, golf course and other recreational amenities
•Oversaw the successful completion of the $80 million renovation of all 311 guestrooms, public spaces and hotel infrastructure at our Casa Marina Key West, Curio Collection
•Developed and updated an analysis on the attributes of the Company’s assets and a portfolio replacement cost study
•Oversaw the work of the Green Park Committee, ensuring that the Company remains focused on climate and environmental short-term and long-term goals

Thomas C. Morey
•Successfully led the negotiations and completion of the disposition of the Hilton Miami Airport hotel in 2023, generating total gross proceeds of approximately $118.25 million
•Continued maintaining and refining an active “ready list” of potential acquisition opportunities in target markets
•Oversaw the continued refinement of a comprehensive portfolio management platform, allowing the Company to develop a common vision, strategic plan and capital plan for each asset in the portfolio
•Actively engaged and communicated with lodging investment community to ensure strengthening of relationships to ensure that the Company is well positioned for future growth and access to market opportunities

Nancy M. Vu
•Successfully managed all legal aspects related to resolution of the SF Mortgage Loan and the effective exit from the Hilton
San Francisco Hotels
•Oversaw and advised on all legal aspects of each of the Company’s transactions, including the structuring of the Company stock repurchase program, the disposition of the Hilton Miami Airport hotel and all regulatory matters
•Assisted the CEO with Board communication
•Oversaw the legal analysis, negotiation and communication of key operational matters with operators
•Advised on all legal aspects of the Company’s return-on-investment projects, including the projects at the Bonnet Creek complex and the renovations at Casa Marina Key West, Curio Collection

The Committee also adopted the second annual corporate responsibility scorecard to motivate executives to achieve goals related to the Company’s commitment to driving sustainability and engagement throughout our business and to provide a discrete incentive for management to execute on our corporate responsibility strategy. While certain of the Company’s corporate responsibility goals are long-term in nature, the Committee believes that it is important to annually review, measure and assess progress towards those goals.
As a result, the Company included corporate responsibility objectives in the annual incentive program, rather than in the long-term incentive awards. The following chart sets forth the description and possible points for each goal for 2023, as well as the achievement results. In February 2023, the Committee approved that a total performance level of 24 points would result in a “high” score, 18 points would result in a “target” score and 12 would result in a “threshold” score.

MEASURE	RESULTS	POSSIBLE POINTS	ACTUAL POINTS
Continue to achieve Sustainalytics “Low Risk” rating between 10 and 20	Achieved an ESG Risk Rating of 17.1 (low risk)	2	2
Conduct climate assessment of properties to determine resiliency strategies	Completed resiliency assessment of portfolio and developed strategies for certain properties	2	2
Monitor, aggregate and report on 2023 Sustainability (i.e., energy, greenhouse gases, and water performance) metrics	Completed and included in Corporate Responsibility Report	2	2
Achieve coveted “Energy Star Partner-of-Year” designation	Achieved Energy Star Partner of the Year award in 2023	2	2
Publish annual Corporate Responsibility Report inclusive of GRI, SASB and TCFD reporting standards	Published in December 2023	2	2
Achieve an “A” GRESB Public Disclosure Score	Achieved an “A” GRESB Public Disclosure Score	1	1
Conduct at least three (3) lunch & learn sessions to facilitate communication, collaboration and transparency across the organization and foster professional development	Lunch & lean sessions were held to cover: 1.Total Rewards Statements & Promotions 2.FP&A Corporate Finance 3.Accounting and Finance Reporting 4.Investments	2	2
Conduct at least two (2) pulse surveys to gauge associate sentiment regarding front of mind issues	Pulse surveys were undertaken to evaluate: 1. DE&I program — 93% participation 2. Leadership Practices — 86% participation	2	2
Maintain overall employment engagement score above Professional Services benchmark average	Achieved +11 point score above Professional Services benchmark. 100% of survey questions scored above the professional service benchmark	2	2
Obtain 95% or higher completion of DE&I and unconscious bias training by associates	100% of associates participated in DE&I and unconscious bias training	2	2
Obtain 95% or higher completion of annual Code of Conduct training by associates	100% of associates completed annual Code of Conduct training	2	2
Maintain average ISS Monthly score of “3” for each of Governance, Environment and Social pillars	Through December, average scores are: 1. Governance - 2 2. Environment - 3.42 3. Social - 1.33	3	2.6
TOTAL ACHIEVEMENT		24	23.6
Based on the above achievements, the NEOs had an achievement level of “high” with respect to the corporate responsibility scorecard.

2023 Actual STIP Awards
Based on the above individual performance scores and the achievement of the corporate performance objectives set forth above, the
Committee approved the following 2023 actual STIP awards:

Name	Corporate Objective Payout ($)	Individual Performance Payout ($)	Total 2023 STIP Award ($)	Percentage of Target Paid Out
Thomas J. Baltimore, Jr.	2,090,734	350,000	2,440,734	139%
Sean M. Dell’Orto	607,441	228,800	836,241	146%
Carl A. Mayfield	577,069	217,360	794,429	146%
Thomas C. Morey	607,441	171,600	779,041	136%
Nancy M. Vu	524,608	197,600	722,208	146%
Long-Term Incentive
Structure
The Company’s LTIP executive long-term incentive program (the “LTIP”) is intended to focus our executive officers and other eligible employees on, and reward them for, achieving our long-term goals and enhancing stockholder value. Each fiscal year, the
Committee will determine an aggregate target value (the “Aggregate Target Value”) under the LTIP for each participant who is a member of the Executive Committee or is subject to Section 16 of the Exchange Act. Pursuant to the LTIP, unless otherwise determined by the Committee, the Aggregate Target Value of each such participant, and the allocation of such Aggregate Target Value between a LTIP award granted in shares of RSAs and a LTIP Award granted in PSUs, will be in the amount or within the range set forth in the table below.

Participant Level	Aggregate Target Value	Allocation of Aggregate Target Value
		RSAs	PSUs

Chief Executive Officer	$5,250,000 or more	35%	65%
Executive Vice President	Up to 275% of base salary	40%	60%
Senior Vice President	Up to 100% of base salary	40%	60%

The illustration below sets forth the structure of our LTIP in fiscal year 2023:

The terms of each RSA award and PSU award are described below.
•Each fiscal year’s RSA award will vest ratably on each of the first three anniversaries of the grant date, subject to the continued employment of the participant through the applicable vesting date. In the event of a participant’s termination of employment (i) without “cause” (as defined in the 2017 Omnibus Incentive Plan) or due to
“retirement” (as defined in the RSA award agreement), in each case after the first anniversary of the grant date, all of the remaining unvested shares will become vested, (ii) without cause within 12 months following a “change in control” (as defined in the 2017 Omnibus Incentive Plan), all of the remaining unvested shares will become vested and (iii) due to death or “disability” (as defined in the 2017 Omnibus Incentive Plan), a prorated amount of the shares will vest based on the actual days worked during the vesting period. With respect to the Chief Executive Officer’s
RSA awards, the vesting upon termination of employment will be as set forth in the CEO Employment Agreement, as described below. Participants will receive dividends on the RSAs at the same time that regular dividend payments are made on the Company’s common stock.
•Each fiscal year’s PSU award will vest based on the Company’s total stockholder return relative to the total stockholder returns of the companies that comprise the FTSE Nareit Lodging/Resorts Index and that have a market capitalization in excess of $1 billion as of the first day of the applicable performance period (the “PSU TSR metric”), in each case over a three-year performance period beginning on January 1 of the fiscal year of such grant (each a
“Performance Period”), subject to the participant’s continued employment through the end of the Performance
Period. As set forth in the chart below, the number of PSUs that may become vested will range from 0% to 200% of the number of PSUs granted to the participant, based on the level of achievement of the foregoing performance measure, as determined by the Committee. However, in the event that the Company’s TSR is negative for the applicable PSU award’s performance period for NEO’s PSU awards granted in 2022 or thereafter and the payment otherwise would have been above 100% of target, the payout of each such PSU Award will be decreased by 10% (but not below the target award amount).

CEO	NEOs	Award	Features
65%	60%	Performance Stock Units	100% Relative TRS vs. FTSE Nareit Lodging/Resorts Index*

			RESULT	HURDLES
			Threshold (25%)	25th percentile
			Target (100%)	50th percentile
			High (200%)	80th percentile

IF EARNED, CLIFF VEST AT THE END OF THE PERFORMANCE PERIOD
40%
35%		Time -Based Restricted Stock Awards	VEST RATABLY OVER THREE YEARS

* Relative TSR versus the FTSE Nareit Lodging/Resorts Index only includes those constituents with a market cap of over $1B

PSU Performance Metrics	Relative TSR Hurdles		LTIP Payout Levels		Modifier for PSU Awards To NEOs(1)

Relative TSR vs. FTSE Nareit Lodging	Threshold:	25th Percentile	Threshold:	25%	PSU award payout decreased by 10% if the Company’s TSR is negative for the applicable performance period
Resorts Index	Target:	50th Percentile	Target:	100%
(Constituents with Market Cap.> $1B)	Maximum:	80th Percentile	Maximum:	200%
(1)Modifier only applies to NEO’s PSU awards granted in 2022 or thereafter.
In the event of a participant’s termination of employment (i) without cause, due to retirement or due to death or disability, a prorated amount of the PSUs will vest based on the actual days worked from the award grant date until the NEO’s employment termination date (and calculated based on actual performance through the end of the Performance Period) and
(ii) without cause within 12 months following a change in control, the PSUs will vest based on actual performance through the end of the Performance Period and will not be prorated based on actual days worked during the Performance
Period, provided that if the PSUs are not substituted or assumed following a change in control, then the PSUs will vest on the day immediately prior to the consummation of such change in control based on actual performance through such day.
With respect to the Chief Executive Officer’s PSU awards, the vesting upon termination of employment will be as set forth in the CEO Employment Agreement, as described below. After the end of the Performance Period once the
Committee has determined total stockholder return performance and the actual number of PSUs that have vested based on such performance, participants will receive accrued dividends on the shares underlying the vested PSUs based on each regular cash dividend declared on the Company’s common stock during the Performance Period.
2023 Target LTIP Awards
The following table presents the dollar value of the LTIP awards granted to each NEO in February 2023, including for each NEO the specific threshold, target and high PSU opportunities, the value of the RSAs granted and the Aggregate Target Value. PSU awards are denominated in units that convert into shares of our common stock upon vesting (rather than being denominated as a dollar value). As a result, the actual value received by the NEO upon vesting will take into account the value of our common stock at such time.

	Performance-based PSUs
Name	Threshold ($)	Target ($)	High ($)	Time-based RSAs ($)	LTIP Award Aggregate Target Value ($)
Thomas J. Baltimore, Jr.	934,375	3,737,500	7,475,000	2,012,500	5,750,000
Sean M. Dell’Orto	235,950	943,800	1,887,600	629,200	1,573,000
Carl A. Mayfield	142,643	570,570	1,141,140	380,380	950,950
Thomas C. Morey	188,760	755,040	1,510,080	503,360	1,258,400
Nancy M. Vu	129,675	518,700	1,037,400	345,800	864,500

2022 and 2023 Vesting of Previously-Granted PSUs Pursuant to Annual LTIP Awards

RELATIVE TSR PERFORMANCE-BASED LTIP AWARD STATUS
	Through December 31, 2023
LTIP Performance Period and Metrics	2020	2021	2022	2023	2024	2025	Status	% Payout
2020-2022 LTIP
Relative TSR vs Nareit Lodging/Resorts Index	100% Completed						Below Threshold	0%

2021-2023 LTIP
Relative TSR vs Nareit Lodging/Resorts Index		100% Completed					Above Target	113%

2022-2024 LTIP
Relative TSR vs Nareit Lodging/Resorts Index			67% Completed				Tracking Above Target	146%

2023-2025 LTIP
Relative TSR vs Nareit Lodging/Resorts Index				33% Completed			Tracking at Maximum	200%

Note: Relative TSR is measured against all companies that comprise the FTSE Nareit Lodging/Resorts Index with at least $1 billion in market capitalization.

2020-2022 PSU Awards: In January 2023, the Committee reviewed and certified achievement of the PSU TSR metric for the
2020-2022 PSU awards granted as a component of the 2020 annual LTIP awards. These 2020-2022 PSU awards had a TSR performance period that commenced on January 1, 2020 and ended on December 31, 2022. Relative TSR for this 3-year performance period was at the less than one percentile, which is below the threshold level. Consequently, none of the target number of 2020-2022
PSU awards granted in February 2020 were earned.
2021-2023 PSU Awards: In January 2024, the Committee reviewed and certified achievement of the PSU TSR metric for the
2021-2023 PSU awards granted as a component of the 2021 annual LTIP awards. These 2021-2023 PSU awards had a TSR performance period that commenced on January 1, 2021 and ended on December 31, 2023. Relative TSR for this 3-year performance period was at the 53.9th percentile, which is above the target level. Consequently, 113% of the target number of 2021-2023 PSU awards granted in February 2021 were earned.
The PSU awards granted as a component of the annual LTIP awards in fiscal years 2022 and 2023 are currently projecting achievement at the above-target and maximum levels, respectively.
2024 COMPENSATION ACTIONS
In February 2024, the Committee determined to provide Mr. Baltimore with a grant under the LTIP for fiscal year 2024 with an
Aggregate Target Value of $6,250,000.
In addition, in February 2024, the Committee approved increasing the annual base salaries for the NEOs starting in February 2024.
See “—Compensation Framework – 2023 Actual Base Salaries” for further information.
The Committee made no other changes to the 2024 executive compensation program.
CEO EMPLOYMENT AGREEMENT
We have an employment agreement with our Chief Executive Officer, pursuant to which he is entitled to receive severance benefits in connection with certain terminations of employment and we are provided with the protections of certain restrictive covenants. The material terms of this agreement are described below in the section entitled “Compensation Tables—Narrative to Summary
Compensation Table and Grants of Plan-Based Awards Table—CEO Employment Agreement.”

OTHER COMPENSATION PROGRAM ELEMENTS
Other Benefits and Perquisites
We maintain medical and dental insurance, accidental death insurance and disability insurance for all of our employees. Executives are generally eligible to participate in the same welfare benefit plans as our other employees. However, in fiscal year 2020, the Company adopted a new flexible paid time off policy applicable to the Company’s executive committee members (exclusive of Mr. Baltimore whose paid time off arrangements are set forth in his CEO Employment Agreement) that sets no specific limit for paid time off, resulting in paid time off no longer being accrued for such officers.
Additionally, our executives may participate in hotel operator-sponsored arrangements and programs, which depending on the hotel operator’s program may include discounted rates, guaranteed room access, room upgrades, a dedicated reservation line and discounted food and beverage. We also provide our executive officers with the opportunity for an annual physical examination at our expense. We also may pay for or reimburse our executives for insurance covering losses they may suffer as a result of their service as Company executives.
Severance Benefits
In April 2017, the Committee adopted and approved the Park Hotels & Resorts Inc. Executive Severance Plan (the “Executive
Severance Plan”) for employees of the Company at the level of senior vice president and above as designated for participation by the
Committee. Each of the NEOs has been designated by the Committee as a participant of the Executive Severance Plan, other than the
Chief Executive Officer whose severance arrangements are governed by the terms of the CEO Employment Agreement. For a further description of the Chief Executive Officer’s severance and change in control terms, see the discussion under the caption
“Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—CEO Employment
Agreement.”
The Executive Severance Plan sets forth the terms for payment of severance and other benefits to participants in the event of a termination of employment with the Company under certain circumstances. In the event of a termination of employment “without cause” (other than due to death or disability) or for “good reason” (each as defined in the Executive Severance Plan), the participant is entitled to the following payments and benefits:
•A cash payment, payable in a single lump sum payment, equal to 2.0x (for executive vice presidents) or 1.5x (for senior vice presidents who are also members of the Company’s Executive Committee) the sum of the participant’s annual base salary and his or her average annual bonus for the most recent two fiscal years (or one fiscal year if applicable). A participant who was not eligible for a bonus in the prior fiscal year will remain eligible to receive an actual bonus for the year of termination (prorated for the actual period of service during such year).
•The vesting of the participant’s outstanding equity and equity-based awards in accordance with the 2017 Omnibus
Incentive Plan (or any successor plan) and applicable award agreements. A participant’s termination of employment for good reason will be treated as a termination by the Company without cause under the 2017 Omnibus Incentive
Plan (or any successor plan) and applicable award agreement.
•A cash amount equal to the difference between the participant’s monthly COBRA premium cost and the monthly contribution paid by similarly situated active Company executives for the same coverage, payable in equal installments over a twelve-month period following the participant’s termination date. These payments will cease earlier than the expiration of such twelve-month period if the participant becomes eligible to receive group health coverage from another employer or ceases to be eligible to receive COBRA coverage.
•A cash payment of the participant’s accrued pay through the date of termination.
Receipt of all severance payments and benefits under the Executive Severance Plan is contingent upon the NEO complying with various requirements, including non-solicitation and non-competition obligations to the Company (which apply for a period of twelve-
months following the NEO’s termination of employment) and the NEO’s timely execution and delivery to the Company of an effective release of claims. Subject to certain exceptions, the Company shall pay or commence providing all severance benefits within
10 days following the effectiveness of the required release of claim.

Stock Ownership Policy
Our minimum stock ownership
guidelines require each executive
officer to maintain equity investment in
the Company based upon a multiple
(six times, in the case of the Chief
Executive Officer, and three times, in
the case of all other executive officers)
of his or her base salary. For purposes
of this requirement, an executive
officer’s holdings include shares held
directly or indirectly, individually or
jointly; shares underlying unvested
time-vesting restricted stock; and
shares held under a deferral or similar plan. However, an executive officer’s unvested PSUs do not count towards their holdings for purposes of this stock ownership requirement. Each executive officer is expected to meet this ownership requirement within five years of the later of (a) February 23, 2017 (i.e., the date on which the Company made its first broad-based equity incentive grants following the Spin-off) or (b) the date he or she first becomes subject to this stock ownership policy.
As of the date of this Proxy Statement, all of our executive officers satisfied, exceeded or were on track to meet these requirements within the requisite time period.
Clawback Policy
We originally adopted an incentive compensation clawback policy in 2017. In October 2023, our Board adopted an updated incentive compensation clawback policy that complies with recently enacted SEC rules and NYSE listing standards. The policy requires the
Company to recoup incentive-based compensation from our NEOs in the event the Company issues an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws, to the extent such incentive-based compensation received by the individual exceeds the amount the individual would have received based on the restated financial statements. Compensation may also be recouped from certain other officers of the
Company under these circumstances under the policy.
No Pledging Policy
The Company maintains a policy that prohibits independent directors and executive officers from purchasing any Company securities on margin, borrowing against Company securities held in margin accounts or pledging Company securities as collateral for a loan.
No Hedging Policy
The Company maintains a policy that prohibits directors and executive officers from completing any short sales of Company securities or from purchases or sales of puts, calls or other derivative instruments or securities based on the Company’s securities.

Tax Implication on Executive Compensation
Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limits the deductibility of annual compensation over
$1 million for any of the Company’s “covered employees,” which includes the Company’s principal executive officer, principal financial officer, the three other most highly paid officers and any officer that was a “covered employee” for any preceding taxable year beginning after December 31, 2016. The Committee believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility under Section 162(m) if, in the Committee’s judgment, it is in the Company’s best interest to do so. Accordingly, the Committee has awarded, and may continue to award, compensation as it considers appropriate that does not qualify for deductibility under Section 162(m).

	Stock Ownership Requirement (Multiple of Base Salary)	Value of Stock Ownership Towards Requirement (as of February 23, 2024)	Actual Stock Ownership as Multiple of Base Salary
Thomas J. Baltimore, Jr.	6x	$21,876,158	21.9x
Sean M. Dell’Orto	3x	$6,407,939	11.2x
Carl A. Mayfield	3x	$2,829,739	5.2x
Thomas C. Morey	3x	$4,267,496	7.5x
Nancy M. Vu*	3x	$1,423,607	2.9x

* Pursuant to the stock ownership guidelines, Ms. Vu, who became subject to the policy in January 2020, has until January 2025 to reach the required level of stock ownership.
COMPENSATION RISK REVIEW
The Committee reviewed and considered risks arising from the Company’s compensation policies and practices for its employees.
This review included consideration of the following specific elements of the Company’s executive compensation policies and procedures:
•the executive compensation program is structured as a balanced mix among salary, cash bonus and equity;
•the STIP is based upon pre-existing, defined goals with specified metrics;
•the LTIP is based upon pre-existing, defined goals evaluating performance over a three-year period;
•the STIP and LTIP contain multiple financial targets; the 2023 STIP financial performance goals were separated into two phases in February 2023 to better reflect Park’s evolving business priorities in 2023 due to the continuing uncertainty from evolving macro-economic factors (including inflation, increases in interest rates, potential economic slowdown and geopolitical conflicts);
•the STIP and LTIP performance goals include both absolute and relative-to-peer performance;
•the STIP annual goals balance financial and non-financial performance goals;
•the STIP and LTIP performance goals include achievement against both single-year and multi-year metrics;
•the STIP and LTIP, as implemented and approved annually by the Committee, include maximum payouts at each executive level;
•STIP and LTIP awards are not determined on an “all or nothing” basis, but rather on a graduated basis against stated targets;
•the Company has safeguards against paying executives excessive amounts, including making grants on an annual basis based on a comprehensive review of performance and market practice;
•the executive compensation program mandates stock ownership by executive officers;
•the executive compensation program includes an appropriate “clawback policy” to recoup overpayments of incentive-based compensation erroneously awarded and paid to current and former officers in connection with an accounting restatement; and
•the Committee retains discretion to adjust STIP payouts as warranted by circumstances.
Following this review, the Committee concluded that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company at this time.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of our Committee is or has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Committee.
COMPENSATION COMMITTEE REPORT
The Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this report. Based upon this review and discussion, the Committee recommended to the Board that this Compensation
Discussion and Analysis section be included in this Proxy Statement.
Respectfully submitted,
The Compensation & Human Capital Committee of the Board
Thomas D. Eckert (Chairman)
Geoffrey M. Garrett
Christie B. Kelly
Timothy J. Naughton
Stephen I. Sadove

2023 SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation earned by each of our NEOs for the fiscal years ended December 31, 2023,
2022 and 2021.

Name and Principal Position				Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)
	Year	Salary ($)	Bonus ($)					Total ($)
Thomas J. Baltimore, Jr.	2023	1,000,000	—	7,389,520	—	2,440,734	960	10,831,214
President and	2022	1,000,000	—	5,878,321	—	2,510,738	960	9,390,019
Chief Executive Officer	2021	1,000,000	—	6,300,489	—	2,110,950	960	9,412,399
Sean M. Dell’Orto	2023	572,000	—	1,987,003	—	836,241	18,029	3,413,273
Executive Vice President and	2022	550,000	—	1,679,585	—	835,857	18,160	3,083,602
Chief Financial Officer and Treasurer	2021	500,000	—	1,604,261	—	663,733	12,560	2,780,554
Carl A. Mayfield	2023	543,400	—	1,201,224	—	794,429	14,160	2,553,213
Executive Vice President,	2022	522,500	—	1,015,365	—	741,814	13,160	2,292,839
Design and Construction	2021	475,000	—	969,821	—	583,047	17,512	2,045,380
Thomas C. Morey	2023	572,000	—	1,589,605	—	779,041	17,910	2,958,556
Executive Vice President and	2022	550,000	—	1,343,639	—	780,857	13,160	2,687,656
Chief Investment Officer	2021	500,000	—	1,283,381	—	663,733	15,060	2,462,174
Nancy M. Vu	2023	494,000	—	1,092,028	—	722,208	14,148	2,322,384
Executive Vice President and	2022	442,014	—	483,033	—	536,818	13,029	1,474,894(4)
General Counsel	2021	375,000	—	437,491	—	350,016	4,470	1,166,977
(1)The amounts shown in the Stock Awards column reflect the aggregate grant date fair value of awards of RSAs and PSUs, as computed in accordance with
FASB ASC Topic 718, using the assumptions discussed in Note 11 (“Share-Based Compensation”) of the consolidated financial statements included in our
Annual Report on Form 10-K for the year ended December 31, 2023. The grant date fair value of the RSAs is determined using the fair value of the underlying common stock on the grant date. The grant date fair value of the PSUs is based upon the probable outcome of the applicable performance conditions and is reported at target level. Based upon the assumption that the maximum level of performance will be achieved for the PSUs granted in 2023, the value of such PSUs would be $7,475,000 for Mr. Baltimore, $1,887,600 for Mr. Dell’Orto, $1,141,140 for Mr. Mayfield, $1,510,080 for Mr. Morey and
$1,037,400 for Ms. Vu. For additional information on the RSAs and PSUs granted to our NEOs in fiscal year 2023 as part of annual LTIP awards, see
“Compensation Discussion and Analysis —Compensation Framework —Long-Term Incentive —2023 Target LTIP Awards.”
(2)The amounts shown in the Non-Equity Incentive Plan Compensation column for fiscal year 2023 reflect the cash award that each NEO earned in fiscal year 2023 that was paid in February 2024. For additional information on these cash awards, see “Compensation Discussion and Analysis —Compensation
Framework —Short-Term Incentive —2023 Actual STIP Awards.”
(3)The amounts shown in the All Other Compensation column for the fiscal year ended December 31, 2023 reflect: (i) for Mr. Baltimore, group term life insurance premiums valued at $960; (ii) for Mr. Dell’Orto, group term life insurance premiums valued at $960, our matching contributions under the
Company’s 401(k) plan of $13,200 and an annual executive physical reimbursed at $3,869; (iii) for Mr. Mayfield, group term life insurance premiums valued at $960 and our matching contributions under the Company’s 401(k) plan of $13,200; (iv) for Mr. Morey, group term life insurance premiums valued at $960, our matching contributions under the Company’s 401(k) plan of $13,200, and an annual executive physical reimbursed at $3,750; and (v) for
Ms. Vu, group life insurance premiums valued at $948 and our matching contributions under the Company’s 401(k) plan of $13,200.
(4)This amount has been updated from the prior year to reflect a correction of an immaterial arithmetic summation error.

COMPENSATION
TABLES

2023 GRANTS OF PLAN BASED AWARDS TABLE
The following table sets forth information regarding grants of plan-based awards to each of our NEOs for the fiscal year ended
December 31, 2023.

		Estimated Future Payouts(1) Under Non-Equity Incentive Plan Awards			Estimated Future Payouts (2) Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number or Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Thomas J. Baltimore, Jr.
Annual STIP Award		875,000	1,750,000	3,500,000
Annual LTIP RSAs	2/16/23							145,202	2,012,500
Annual LTIP PSUs	2/16/23				67,415	269,660	539,320		5,377,020
Sean M. Dell’Orto
Annual STIP Award		286,000	572,000	1,144,000
Annual LTIP RSAs	2/16/23							45,396	629,189
Annual LTIP PSUs	2/16/23				17,024	68,095	136,190		1,357,814
Carl A. Mayfield
Annual STIP Award		271,700	543,400	1,086,800
Annual LTIP RSAs	2/16/23							27,444	380,374
Annual LTIP PSUs	2/16/23				10,292	41,166	82,332		820,850
Thomas C. Morey
Annual STIP Award		286,000	572,000	1,144,000
Annual LTIP RSAs	2/16/23							36,317	503,354
Annual LTIP PSUs	2/16/23				13,619	54,476	108,952		1,086,251
Nancy M. Vu
Annual STIP Award		247,000	494,000	988,000
Annual LTIP RSAs	2/16/23							24,949	345,793
Annual LTIP PSUs	2/16/23				9,356	37,424	74,848		746,235
(1)Reflects the possible payouts of cash incentive compensation under the STIP. The actual amounts that were paid to the NEOs are set forth in the “Non-
Equity Incentive Plan Compensation” column of the 2023 Summary Compensation Table. See “Compensation Discussion and Analysis —Compensation
Framework —Short-Term Incentive —2023 Actual STIP Awards” above.
(2)The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards column represent the possible number of PSUs that may vest based upon the level of achievement of the applicable performance measures. As described in further detail under the section entitled “Compensation
Discussion and Analysis —Compensation Framework —Long-Term Incentive,” the PSUs granted as part of the annual LTIP awards have a three-year performance period and vest based on the PSU TSR metric. For fiscal year 2023, threshold assumes that 25% of the total value of the PSUs awarded vest, target assumes that 100% of the total value of the PSUs awarded vest and maximum assumes that 200% of the total value of the PSUs awarded vest.
(3)The amounts reported in the All Other Stock Awards: Number of Shares of Stock or Units column represent the number of time vesting RSAs granted to the NEOs pursuant to the annual LTIP awards. The annual LTIP RSAs vest ratably on each of the first three anniversaries of the grant date.
(4)The amounts reported in the Grant Date Fair Value of Stock and Option Awards column show the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 11 (“Share-Based Compensation”) of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. The grant date fair value of the RSAs is determined using the fair value of the underlying common stock on the grant date. The grant date fair value of the PSUs is based upon the probable outcome of the applicable performance conditions and is reported at target level.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
The following discussion should be read in conjunction with (i) the “2023 Summary Compensation Table” and the “2023 Grants of
Plan-Based Awards Table,” as well as the footnotes to such tables, and (ii) the disclosure under the caption “Compensation Discussion and Analysis” above.
CEO Employment Agreement
On April 26, 2016, the Company entered into a CEO Employment Agreement with Mr. Baltimore specifying the terms of his employment as Hilton’s Executive Adviser—Real Estate prior to the Spin-off and as our President and Chief Executive Officer and a
director on our Board following the Spin-off, subject to his re-election at our annual stockholders meetings. The CEO Employment
Agreement provided for an initial four-year employment term ending on May 16, 2020, which term automatically extends by one year at the end of the then-current term unless either party provides at least 90 days advance notice of non-renewal. Consistent with the foregoing, the employment agreement will now extend through May 16, 2024. Under the terms of the CEO Employment Agreement,
Mr. Baltimore is entitled to receive an initial annual base salary of $1,000,000, which is subject to increase but not decrease. In
February 2024, the Committee approved increasing Mr. Baltimore’s annual base salary for 2024 to $1,100,000. During the employment term, he is also eligible to receive an annual cash bonus of 150% of his annual base salary (the “target annual bonus”) if target performance objectives are achieved, 75% of his annual base salary if threshold performance objectives are achieved and 225%
of his annual base salary if maximum performance objectives are achieved. In January 2019, the Committee determined to provide
Mr. Baltimore a higher bonus range high end (300% of base salary), beginning in 2019. In February 2020, the Committee determined to increase Mr. Baltimore’s target, threshold and maximum annual bonus amounts beginning in 2020 to 175% of his annual base salary if target performance objectives are achieved, 87.5% of his annual base salary if threshold performance objectives are achieved and 350% of his annual base salary if maximum performance objectives are achieved.
During the employment term, Mr. Baltimore is eligible to participate in the Company’s LTIP. Mr. Baltimore is entitled to receive an annual grant of long-term equity-based incentive awards with a target value of $3,500,000 (based on the grant date fair market value of the common stock awarded). In February 2021, the Committee determined to provide Mr. Baltimore with a grant under the LTIP for fiscal year 2021 with an Aggregate Target Value ($5,250,000), which is beyond the minimum under the CEO Employment
Agreement, with 40% of such fiscal year 2021 award consisting of RSAs and 60% consisting of PSUs. In February 2022, the
Committee amended the LTIP to increase the relative PSU portion of Mr. Baltimore’s annual equity grant and decrease the relative
RSA portion of such award, resulting in 35% of Mr. Baltimore’s fiscal year 2022 award consisting of RSAs and 65% consisting of
PSUs. In February 2024, the Committee determined to provide Mr. Baltimore with a grant under the LTIP for fiscal year 2024 with an
Aggregate Target Value of $6,250,000, which is beyond the minimum under the CEO Employment Agreement, with 35% of such fiscal year 2024 award consisting of RSAs and 65% consisting of PSUs.
Mr. Baltimore is also entitled to participate in all employee benefit plans, programs and arrangements made available to our other executive officers generally. If Mr. Baltimore’s employment is terminated without “cause” (other than due to death or “disability”), by him for “good reason” (as each such term is defined in the CEO Employment Agreement), or due to our non-renewal of the employment term, he will be entitled to receive (1) all accrued but unpaid amounts (including, accrued but unpaid salary through the date of termination, any accrued but unpaid annual cash bonus and any unpaid or unreimbursed expenses) (collectively, the “Accrued
Rights”), (2) a lump sum cash severance payment in an amount equal to 2.99 times the sum of his annual base salary and target annual bonus then in effect, (3) subject to his election of COBRA continuation coverage, payment for a period of 12 months following the termination date (subject to earlier termination in certain cases) of an amount equal to the difference between the monthly COBRA premium cost and the monthly contribution paid by active employees for the same coverage and (4) accelerated vesting of any then-
held unvested time-based restricted stock and unvested stock options and a prorated portion of the target number of any then-held unvested PSUs and performance shares, provided that such target number will not be prorated if the termination occurs within 12 months following a “change in control” (as defined in the CEO Employment Agreement). Mr. Baltimore is entitled to the foregoing, in each case, subject to his execution and non-revocation of a release of claims and continued compliance with non-compete and non-
solicitation covenants for 18 months following his termination and non-disparagement and confidentiality covenants at all times following his termination. If Mr. Baltimore’s employment terminates due to death or disability, he will be entitled to receive (1) any
Accrued Rights, (2) a prorated portion of the annual cash bonus that he would have otherwise been entitled to receive had his employment not terminated and (3) accelerated vesting of any then-held unvested time-based restricted stock and unvested stock options and a prorated portion of the target number of any then-held unvested PSUs and performance shares. The CEO Employment
Agreement also provides that payments and benefits to be delivered in connection with this agreement will be either delivered in full or to such lesser extent as would result in no portion of such payments and benefits being subject to the excise taxes imposed by the golden parachute rules of Section 4999 of the Internal Revenue Code, whichever of the foregoing amounts, after taking into account all applicable taxes, results in the greatest amount of such payments and benefits to Mr. Baltimore on an after-tax basis.
Equity Awards
The equity awards granted to our NEOs during 2023 that appear in the tables above were granted pursuant to the LTIP, which is described further in the Compensation Discussion and Analysis section under the caption “Compensation Discussion and Analysis —
Compensation Framework —Long-Term Incentive.”
2023 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information regarding outstanding equity awards for each of our NEOs as of December 31, 2023.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)
Thomas J. Baltimore, Jr.	2/16/23	—	—	—	—	145,202(2)	2,221,591	—	—
	2/16/23	—	—	—	—	—	—	539,320(5)	8,251,596
	2/24/22	—	—	—	—	66,145(3)	1,012,019	—	—
	2/24/22	—	—	—	—	—	—	368,520(6)	5,638,356
	2/18/21	—	—	—	—	34,585(4)	529,151	—	—
	11/7/20	—	—	—	—	—	—	122,574(7)	1,875,382
Sean M. Dell’Orto	2/16/23	—	—	—	—	45,3962)	694,559	—	—
	2/16/23	—	—	—	—	—	—	136,190(5)	2,083,707
	2/24/22	—	—	—	—	21,778(3)	333,203	—	—
	2/24/22	—	—	—	—	—	—	98,002(6)	1,499,431
	2/18/21	—	—	—	—	11,323(4)	173,242	—	—
	11/7/20	—	—	—	—	—	—	27,500(7)	420,750
	2/18/16	14,079	—	18.91	2/18/26	—	—	—	—
	2/10/15	8,911	—	26.49	2/10/25	—	—	—	—
	2/19/14	9,576	—	20.77	2/19/24	—	—	—	—
Carl A. Mayfield	2/16/23	—	—	—	—	27,444(2)	419,893	—	—
	2/16/23	—	—	—	—	—	—	82,332(5)	1,259,680
	2/24/22	—	—	—	—	13,166(3)	201,440	—	—
	2/24/22	—	—	—	—	—	—	59,246(6)	906,464
	2/18/21	—	—	—	—	6,845(4)	104,729	—	—
	11/7/20	—	—	—	—	—	—	16,626(7)	254,378
Thomas C. Morey	2/16/23	—	—	—	—	36,317(2)	555,650	—	—
	2/16/23	—	—	—	—	—	—	108,952(5)	1,666,966
	2/24/22	—	—	—	—	17,422(3)	266,557	—	—
	2/24/22	—	—	—	—	—	—	78,400(6)	1,199,520
	2/18/21	—	—	—	—	9,058(4)	138,587	—	—
	11/7/20	—	—	—	—	—	—	22,000(7)	336,600
Nancy M. Vu	2/16/23	—	—	—	—	24,949(2)	381,720	—	—
	2/16/23	—	—	—	—	—	—	74,848(5)	1,145,174
	2/24/22	—	—	—	—	6,264(3)	95,839	—	—
	2/24/22	—	—	—	—	—	—	28,184(6)	431,215
	2/18/21	—	—	—	—	3,088(4)	47,246	—	—
	11/7/20	—	—	—	—	—	—	7,500(7)	114,750

(1)Amounts reported are based on the closing price of Park’s common stock on the NYSE as of December 29, 2023 ($15.30), multiplied by the number of such unvested shares or units reported in the table.
(2)Represents 2023 LTIP awards granted as RSAs that vest ratably on each of the first three anniversaries of the grant date.
(3)Represents 2022 LTIP awards granted as RSAs that vest ratably on each of the first three anniversaries of the grant date.
(4)Represents 2021 LTIP awards granted as RSAs that vest ratably on each of the first three anniversaries of the grant date.
(5)Represents the PSU portion of the 2023 LTIP award that the respective NEO would vest in based on achieving the maximum level of performance. The PSUs have a three-year performance period commencing on January 1, 2023, and vest based on the PSU TSR metric. At December 31, 2023, our PSU TSR metric performance related to the 2023 LTIP award achieved at greater than target level. The actual number of PSUs that will be distributed is not yet determinable.
(6)Represents the PSU portion of the 2022 LTIP award that the respective NEO would vest in based on achieving the maximum level of performance. The PSUs have a three-year performance period commencing on January 1, 2022, and vest based on the PSU TSR metric. At December 31, 2023, our PSU TSR metric performance related to the 2022 LTIP award achieved at greater than target level. The actual number of PSUs that will be distributed is not yet determinable.
(7)Represents the outstanding special one-time performance-based restricted stock units (the “November Performance PSUs”), which by the terms of the award vest as to one-eighth of such total award originally granted on each date prior to the fourth anniversary of the grant date on which the Company achieves average closing share price targets of $11.00, $13.00, $15.00, $17.00, $19.00, $21.00, $23.00 and $25.00 over a consecutive 20-trading day period. Any portion of the November Performance PSUs that remain unvested as of November 2024 (i.e., the fourth year anniversary of the grant date) will be forfeited.
As of December 31, 2023, the first six tranches have vested.
2023 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding the number of stock options that were exercised by our NEOs and the number of
PSUs and RSAs that vested during the fiscal year ended December 31, 2023 and the value realized upon such vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)
Thomas J. Baltimore, Jr.	—	—	317,667	4,651,457
Sean M. Dell’Orto	—	—	84,683	1,225,735
Carl A. Mayfield	—	—	56,124	808,789
Thomas C. Morey	—	—	70,601	1,019,838
Nancy M. Vu	—	—	18,924	276,961
(1)Represents for:
•Mr. Baltimore, the 34,585 RSAs that vested on February 18, 2023, the 42,826 RSAs that vested on February 20, 2023, the 64,392 RSAs that vested on February 24, 2023, and the 175,864 PSUs that vested on December 31, 2023;
•Mr. Dell’Orto, the 11,322 RSAs that vested on February 18, 2023, the 24,090 RSAs that vested on February 20, 2023, the 10,889 RSAs that vested on February 24, 2023,  and the 38,382 PSUs that vested on December 31, 2023;
•Mr. Mayfield, the 6,845 RSAs that vested on February 18, 2023, the 19,494 RSAs that vested on February 20, 2023, the 6,582 RSAs that vested on February 24, 2023, and the 23,203 PSUs that vested on December 31, 2023;
•Mr. Morey, the 9,058 RSAs that vested on February 18, 2023, the 22,127 RSAs that vested on February 20, 2023, the 8,711 RSAs that vested on February 24, 2023, and the 30,705 PSUs that vested on December 31, 2023; and
•Ms. Vu, the 3,088 RSAs that vested on February 18, 2023, the 2,238 RSAs that vested on February 20, 2023, the 3,131 RSAs that vested on February 24, 2023, and the 10,467 PSUs that vested on December 31, 2023.
(2)Amounts reported are based on the closing price of Park’s common stock on the NYSE on the applicable vesting date.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table, footnotes and narrative set forth our payment obligations pursuant to the compensation arrangements for each of our NEOs under certain existing plans, agreements and awards, assuming (1) a termination of employment and/or (2) a change in control (“CIC”) (as defined in the CEO Employment Agreement or in the 2017 Omnibus Incentive Plan) occurred, in each case, on
December 31, 2023. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs.
In providing the estimated potential payments below, we have assumed that there are no (1) accrued but unpaid salary and annual bonuses amounts outstanding or (2) unpaid reimbursements for expenses incurred prior to the date of termination.
Because the disclosures in the table assume the occurrence of a termination or CIC as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our NEOs upon a termination or CIC may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

Name	Benefit	Termination by Company without Cause or by NEO for Good Reason ($)	Termination by Company for Cause or by Executive without Good Reason ($)	Termination within 12 Months Following CIC ($)	Termination due to Death or Disability ($)
Thomas J. Baltimore, Jr.(1)
	Cash Severance	8,222,500(2)	—	8,222,500(2)	1,750,000(3)
	Equity Awards(4)	8,490,643	—	10,707,736	8,490,643
	Continuation of Benefits	27,023(5)	—	27,023(5)	—
	Total Value of Benefits	16,740,166	—	18,957,259	10,240,643
Sean M. Dell’Orto(6)
	Cash Severance(7)	2,816,098	—	2,816,098	572,000
	Equity Awards(8)	1,272,088	—	2,992,573	1,338,934
	Continuation of Benefits(9)	24,910	—	24,910	.
	Total Value of Benefits	4,113,096	—	5,833,581	1,910,934
Carl A. Mayfield(6)
	Cash Severance(7)	2,623,043	—	2,623,043	543,400
	Equity Awards(8)	769,024	—	1,809,133	809,416
	Continuation of Benefits(9)	31,784	—	31,784	—
	Total Value of Benefits	3,423,851	—	4,463,960	1,352,816
Thomas C. Morey(6)
	Cash Severance(7)	2,703,898	—	2,703,898	572,000
	Equity Awards(8)	1,017,649	—	2,394,037	1,071,122
	Continuation of Benefits(9)	31,784	—	31,784	—
	Total Value of Benefits	3,753,331	—	5,129,719	1,643,122
Nancy M. Vu(6)
	Cash Severance(7)	2,247,025	—	2,247,025	494,000
	Equity Awards(8)	442,706	—	1,313,000	514,983
	Continuation of Benefits(9)	24,918	—	24,918	—
	Total Value of Benefits	2,714,649	—	3,584,943	1,008,983

(1)In relation to Mr. Baltimore, the above table summarizes the severance benefits that would have been owed to him pursuant to the terms of the CEO Employment Agreement if his employment had terminated under certain circumstances. For a further description of such benefits, see “Narrative to Summary Compensation Table and Grants of Plan-Based
Awards Table—CEO Employment Agreement.”
(2)Under the terms of the CEO Employment Agreement, Mr. Baltimore would have been entitled to receive a cash severance amount equal to 2.99 times the sum of his base salary and target annual cash incentive opportunity, paid in a lump sum.
(3)Under the terms of the CEO Employment Agreement, Mr. Baltimore would have been entitled to receive a prorated portion of the annual cash bonus that he would have otherwise been entitled to receive had his employment not terminated. Assuming his termination occurred on December 31, 2023, he would have been entitled to receive the full amount of the annual cash bonus that he would have otherwise been entitled to receive had his employment not terminated.
(4)Under the terms of the CEO Employment Agreement, Mr. Baltimore is entitled to accelerated vesting of any then-held unvested time-based restricted stock and unvested stock options and a prorated portion of the target number of any then-held unvested PSUs and performance shares, provided that such target number will not be prorated if the termination occurs within 12 months following a CIC. In the event of a CIC during the November Performance PSUs’ four year performance period, any portion of Mr. Baltimore’s November
Performance PSUs that remains unvested will be eligible to vest on the date of the CIC, with the number of November Performance PSUs that vest, if any, determined based on the greater of (a) the per-share transaction price payable to the Company’s stockholders in such CIC transaction and (b) the closing sales price of the Company’s common stock reported on the NYSE on the trading day immediately preceding the date of the CIC, in each case, irrespective of whether either such price constitutes the average closing price over a consecutive 20 day trading period. Any outstanding PSUs that become earned in accordance with the immediately preceding sentence will become vested on the date of the CIC, and any remaining PSUs will be forfeited by Mr. Baltimore as of such date. For purposes of the CIC column in the above table, we have assumed that all November Performance PSUs held by Mr. Baltimore that remained outstanding as of December 31, 2023 were forfeited. Amounts in the above table represent the value of the acceleration of any unvested RSAs and PSUs, assuming the acceleration occurred on December 31, 2023 and based on the closing price of Park’s common stock on the NYSE as of December 29, 2023 ($15.30).
(5)Under the terms of the CEO Employment Agreement, Mr. Baltimore would have been entitled to receive, subject to his election of COBRA continuation coverage, payment for a period of twelve months following his termination date (subject to earlier termination in certain cases) of an amount equal to the difference between the monthly COBRA premium cost and the monthly contribution paid by active employees for the same coverage.
(6)In relation to Messrs. Dell’Orto, Mayfield and Morey and Ms. Vu, the above table summarizes the severance benefits that would have been owed to him or her pursuant to the terms of our Executive Severance Plan if his or her employment had terminated under certain circumstances. For a further description of such benefits, see “Compensation Discussion and
Analysis— Other Compensation Program Elements—Severance Benefits” above.
(7)Under our Executive Severance Plan, whether or not in connection with a CIC, upon a termination by the Company without cause or by the NEO for good reason, (i) Messrs.
Dell’Orto, Mayfield and Morey and Ms. Vu would each have been entitled to receive a cash severance amount equal to 2.0x the sum of his or her annual base salary and average annual bonus for the most recent two fiscal years. Under our STIP, upon a termination due to death or disability, Messrs. Dell’Orto, Mayfield and Morey and Ms. Vu would each have been entitled to receive a prorated portion of his or her target bonus for the fiscal year of termination (assuming each NEO’s termination occurred on December 31, 2023, he or she would have been entitled to receive the full amount of his or her target bonus).

(8)Under our Executive Severance Plan, a participant’s outstanding equity and equity-based awards will vest in accordance with the 2017 Omnibus Incentive Plan (or any successor plan) and applicable award agreements. Amounts represent the value of the acceleration of any unvested RSAs, PSUs and stock options, assuming the acceleration occurred on
December 31, 2023 and based on the closing price of Park’s common stock on the NYSE as of December 29, 2023 ($15.30). Pursuant to the terms of the applicable award agreements:
•RSAs: If the NEO’s employment terminates (i) without cause or due to retirement, in each case after the first anniversary of the grant date, all of the remaining unvested shares will become vested, (ii) without cause within twelve months following a CIC, all of the remaining unvested shares will become vested, or (iii) due to death or disability, a prorated amount of the shares will vest based on the actual days worked during the vesting period.
•PSUs: If the NEO’s employment terminates (i) without cause, due to retirement or due to death or disability, a prorated amount of the PSUs will vest based on the actual days worked from the award grant date until the NEO’s employment termination date (and calculated based on actual performance through the end of the performance period) and (ii) without cause within 12 months following a CIC, the PSUs will vest based on actual performance through the end of the performance period and will not be prorated based on actual days worked during the performance period, provided that if the PSUs are not substituted or assumed following a CIC, then the PSUs will vest on the day immediately prior to the consummation of such CIC based on actual performance through such day. For purposes of the above table, we have assumed that the target level of performance will be achieved for all outstanding PSUs. In addition to the amounts reported in the table above, each NEO would also be entitled to receive accrued dividends on the shares underlying the vested PSUs based on each dividend declared on the Company’s common stock during the applicable performance period (which amounts are not included herein).
•November Performance PSUs: If the NEO’s employment terminates prior to the end of the November Performance PSUs performance period without cause, due to retirement or due to death or disability, the outstanding November Performance PSUs held by the NEO, if any, will remain outstanding and eligible to vest pursuant to such awards’ terms until the 20th trading day following the date of the NEO’s termination of employment and any November Performance PSUs that do not vest on or prior to the 20th trading day following such NEO’s termination of employment will be forfeited by the NEO as of such date. In the event of a CIC during the November
Performance PSUs’ four year performance period, any portion of an NEO’s November Performance PSUs that remains unvested will be eligible to vest on the date of the CIC, with the number of November Performance PSUs that vests, if any, determined based on the greater of (a) the per-share transaction price payable to the
Company’s stockholders in such CIC transaction and (b) the closing sales price of the Company’s common stock reported on the NYSE on the trading day immediately preceding the date of the CIC, irrespective of whether either such price constitutes the average closing price over a consecutive 20 day trading period. Any outstanding
PSUs that become earned in accordance with the immediately preceding sentence will become vested on the date of the CIC, and any remaining PSUs will be forfeited by the executive as of such date. For purposes of the above table, we have assumed that all November Performance PSUs that remained outstanding as of December 31,
2023 were forfeited.
(9)Under our Executive Severance Plan, whether or not in connection with a CIC, Messrs. Dell’Orto, Mayfield and Morey and Ms. Vu would each have been entitled to receive a cash amount equal to the difference between the NEO’s monthly COBRA premium cost and the monthly contribution paid by similarly situated active Company executives for the same coverage, payable in equal installments over a twelve-month period following his or her termination date.
EQUITY COMPENSATION PLAN INFORMATION
The table below presents information regarding compensation plans under which our common stock may be issued to employees and non-employees as compensation under the 2017 Omnibus Incentive Plan or the Non-Employee Director Stock Plan as of
December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,567,094	$22.06	7,751,922
Equity compensation plans not approved by security holders	—	—	—
Total	2,567,094	$22.06	7,751,922
(1)In addition to shares issuable upon exercise of stock options, amount also includes 2,510,161 shares that may be issued upon settlement of RSAs and PSUs.
The number of shares to be issued in respect of PSUs outstanding as of December 31, 2023 has been calculated based on the assumption that (i) 100% of the outstanding November Performance PSUs will vest during their applicable performance period and (ii) target levels of performance applicable to the PSUs would have been achieved. At December 31, 2023, our PSU TSR metric performance (i) for PSU awards granted in fiscal year 2021 achieved at greater than target level and (ii) for PSU awards granted in fiscal years 2022 and 2023 currently are projecting achievement at the greater than target level.
(2)The weighted-average exercise price of outstanding options relates solely to stock options, which are the only currently outstanding exercisable security.

PAY RATIO
Below is (i) the 2023 annual total compensation of our Chief Executive Officer; (ii) the 2023 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our Chief Executive Officer to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio.

CEO Annual Total Compensation	$10,831,214
2023 Median Employee Annual Total Compensation	$267,816
CEO to Median Employee Pay Ratio	40:1
Methodology
Our CEO pay ratio is calculated in a manner consistent with SEC rules. Our methodology and process is explained below:
•Determined Employee Population. We began with our employee population as of December 31, 2023, including full-
time, part-time, temporary and seasonal workers, employed by Park, but excluding our Chief Executive Officer. As of
December 31, 2023, Park had 89 employees (excluding our Chief Executive Officer).
•Identified the Median Employee. We calculated the annual total compensation of each employee as of December 31,
2023 according to the SEC’s instructions for preparing the Summary Compensation Table. Total compensation for these purposes included base salary, cash incentives and stock grants, and was calculated using internal human resources records. Additionally, we included employer health and welfare insurance contributions and the Company’s 401(k) match.
We then identified the employee with the median compensation from the population of 89 employees. The same method was used to calculate the annual total compensation of each employee in our 2023 Proxy Statement.
•Calculated CEO Pay Ratio. We calculated our Chief Executive Officer’s annual total compensation using the same approach as the median employee and divided our Chief Executive Officer’s annual total compensation by the median employee’s total compensation to determine the pay ratio shown above.
We invest in our employees at all levels at Park by rewarding performance that balances risk and reward, empowering professional growth and development and by offering extensive benefits and programs. See the section entitled “Park
Corporate Responsibility – Social Commitment” on page 6 for additional details.

PAY VERSUS PERFORMANCE
Pay Versus Performance Tables
The following table sets forth information concerning the compensation actually paid to our Chief Executive Officer and to our other
NEOs compared to Company performance for the years ended December 31, 2023, 2022, 2021 and 2020.
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the
Compensation Committee views the link between the Company’s performance and its NEOs’ pay. For a discussion of how the
Company views its executive compensation structure, including alignment with Company performance, see the section entitled
“Compensation Discussion and Analysis” beginning on page 44. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Pay for CEO(1)(2)	CAP to CEO(3)	Average Summary Compensation Table Pay for Other NEOs(1)(2)		Value of Initial Fixed $100 Investment Based on:
				Average CAP to Other NEOs(3)	TSR(4)	Peer Group TSR(4)	Net Income (Loss)(5)	Adjusted EBITDA(5)(6)
2023	10,831,214	18,006,673	2,811,857	4,087,510	67.70	113.35	106	659
2022	9,390,019	(884,318)	2,384,748	677,877	49.34	99.67	173	606
2021	9,412,399	8,186,274	2,113,771	1,923,908	78.86	131.78	(452)	142
2020	12,661,948	14,396,795	2,741,522	2,519,382	71.64	92.00	(1,444)	(194)
(1)For each year shown, the Chief Executive Officer was Mr. Baltimore. For fiscal year 2023, 2022 and 2021, the other NEOs were Messrs. Dell’Orto, Mayfield and Morey and Ms. Vu. For fiscal year 2020, the other NEOs were Messrs. Dell’Orto, Mayfield, Morey and Matthew A. Sparks and Ms. Jill C. Olander.
(2)The values reflected in this column reflect the “Total” compensation set forth in the “Compensation Tables – Summary Compensation Table (“SCT”) on page
64. See the footnotes to the SCT for further detail regarding the amounts in this column.  The amount for the Average Summary Compensation Table Pay for
Other NEOs for 2022 has been updated from the prior year to reflect a correction of an immaterial arithmetic summation error.
(3)Compensation actually paid (“CAP”) is defined by the SEC and is computed in accordance with SEC rules by subtracting the amounts in the “Stock Awards”
column of the SCT for each year from the “Total” column of the SCT and then: (i) adding the fair value as of the end of the reported year of all awards granted during the reporting year that are outstanding and unvested as of the end of the reporting year; (ii) adding the amount equal to the change as of the end of the reporting year (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior year that are outstanding and unvested as of the end of the reporting year; (iii) adding, for awards that are granted and vest in the reporting year, the fair value as of the vesting date;
(iv) adding the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the reporting year; (v) subtracting, for any awards granted in any prior year that are forfeited during the reporting year, the amount equal to the fair value at the end of the prior year; and (vi) adding the value of any dividends (or dividend equivalents) paid in the reporting year on unvested equity awards and the value of accrued dividends (or dividend equivalents) paid on performance awards that vested in the reporting year. The following tables reflect the adjustments made to SCT total compensation to compute CAP for our CEO and average CAP for our other NEOs. The amounts for the Average Summary Compensation Table Pay for Other NEO and
Average CAP to Other NEOs for 2022 have been updated from the prior year to reflect a correction of an immaterial arithmetic summation error.
Chief Executive Officer

	SCT Total Comp	Minus SCT Equity Awards	Plus Value of New Unvested Awards	Plus Change in Value of Prior Years Unvested Awards	Plus Value of New Vested Awards	Plus Change in Value of Prior Years Vested Awards	Minus Value of Forfeited Prior Years Awards	Plus Dividends on Unvested Awards/ Accrued Dividends	Equals CAP
2023	10,831,214	(7,389,520)	9,815,216	1,960,128	—	2,618,332	—	171,303	18,006,673
2022	9,390,019	(5,878,321)	2,317,708	(5,240,253)	—	16,025	(1,496,772)	7,276	(884,318)
2021	9,412,399	(6,300,489)	5,036,399	(685,665)	—	1,106,671	(778,925)	395,884	8,186,274
2020	12,661,948	(10,954,992)	8,561,699	(810,783)	4,292,471	(1,956,246)	—	2,602,698	14,396,795

Other NEOs (Average)

	SCT Total Comp	Minus SCT Equity Awards	Plus Value of New Unvested Awards	Plus Change in Value of Prior Years Unvested Awards	Plus Value of New Vested Awards	Plus Change in Value of Prior Years Vested Awards	Minus Value of Forfeited Prior Years Awards	Plus Dividends on Unvested Awards/ Accrued Dividends	Equals CAP
2023	2,811,857	(1,467,465)	1,929,129	371,332	—	404,031	—	38,626	4,087,510
2022	2,384,748	(1,130,406)	464,671	(850,947)	—	8,940	(200,753)	1,624	677,877
2021	2,113,771	(1,073,739)	878,778	(71,186)	—	174,794	(150,293)	51,783	1,923,908
2020	2,741,522	(1,568,964)	1,149,559	(161,519)	505,156	(370,890)	—	224,518	2,519,382
(4)Reflects the cumulative TSR of the Company and Nareit Equity Index for the year ended December 31, 2020, the two-years ended December 31, 2021, the three years ended December 31, 2022, and the four years ended December 31, 2023, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends.
(5)Amounts in millions.
(6)See Appendix A for a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.
Relationship Between CAP and Performance Measures
The following graphs illustrate the relationship, during the period beginning January 1, 2020 and ending December 31, 2023, of the
CAP to our Chief Executive Officer and the average CAP to our other NEOs (each as set forth in the table above), to (i) our cumulative TSR and the cumulative TSR of the constituent companies in the Nareit Equity Index, (ii) our Net Income, and (iii) our
Adjusted EBITDA (in each case as set forth in the table above). Excluding fiscal year 2020 which was greatly affected by the impact of the unprecedented COVID-19 pandemic, we believe the Paid versus TSR graph shows the alignment between (i) the CAP to the
CEO and the Average CAP to the Other NEOs and (ii) the Company’s performance, which is consistent with our compensation philosophy as described in the Compensation Discussion and Analysis section of this Proxy Statement.

Compensation Actually Paid versus TSR
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$(2,000,000)
$140
$120
$100
$80
$60
$40
$20
$0
TSR
2019
2020
2021
2022
2023
CAP to CEO
Average CAP to Other NEOs
Park Hotels and Resorts
Nareit Equity Index

Compensation Actually Paid versus Net Income
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$(2,000,000)
$400
$200
$0
$(200)
$(400)
$(600)
$(800)
$(1,000)
$(1,200)
$(1,400)
$(1,600)
Net Income (in millions)
2020
2021
2022
2023
CAP to CEO
Average CAP to Other NEOs
Net Income

Compensation Actually Paid versus Adjusted EBITDA
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$(2,000,000)
$800
$700
$600
$500
$400
$300
$200
$100
$0
$(100)
$(200)
$(300)
Adjusted EBITDA (in millions)
2020
2021
2022
2023
CAP to CEO
Average CAP to Other NEOs
Adjusted EBITDA

Financial Performance Measures
As noted above, the Compensation Committee believes that our NEO’s compensation should align such compensation with the
Company’s performance. As such, the Compensation Committee uses a mix of financial performance measures to ensure alignment of our executives’ pay with Company performance. As required by SEC rules, the most important financial performance measures used by the Company in setting pay for performance compensation for the most recently completed fiscal year are set forth in the table below. For a further description of the manner in which these measures, together with certain non-financial performance measures, determine the amounts of incentive compensation that is paid to our NEOs, see “Compensation Discussion and Analysis—
Compensation Framework” above.

Most Important Financial Performance Measures

Relative TSR

Adjusted EBITDA

Hotel Adjusted EBITDA Margin

Consolidated Portfolio RevPAR

Net Debt / TTM Adjusted EBITDA

PROPOSAL 4: RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the books, records and accounts of the Company for the fiscal year ending December 31, 2024. The Board recommends that the stockholders ratify this appointment.
In the event stockholders do not ratify this appointment, the Audit Committee will reconsider its selection, but still may determine that the appointment of Ernst & Young LLP is in the best interests of the Company and its stockholders. Even if the appointment of
Ernst & Young LLP is ratified by stockholders, the Audit Committee, in its discretion, may appoint a different independent public accounting firm to act as the Company’s auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Ernst & Young LLP are expected to be present at the 2024 annual meeting of stockholders and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
VOTE REQUIRED
Under our by-laws, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024 requires the affirmative vote of a majority of the votes cast. This means that the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal. Abstentions will not be treated as votes cast “FOR” or
“AGAINST” and therefore will have no impact on the ratification of Ernst & Young as the Company’s independent registered public accounting firm.
BOARD RECOMMENDATION
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2024.
AUDIT COMMITTEE POLICIES AND PROCEDURES
Consistent with SEC policies regarding auditor independence and the Audit Committee’s Charter, the Audit Committee has
responsibility for engaging and pre-approving all audit services to be provided to the Company by setting compensation for and reviewing the performance of the independent registered public accounting firm. The Audit Committee Charter requires it to preapprove all audit services to be provided to the Company. In exercising this responsibility, the Audit Committee approves all audit, audit-related and tax services provided by any independent registered public accounting firm prior to each engagement. Such pre-
approvals are provided by the Audit Committee and relate to a particular category and are subject to a specified budget. Our Audit
Committee has delegated authority to the Chair of the Audit Committee to pre-approve additional services in-between Audit
Committee meetings, with any such pre-approvals then communicated to the full Audit Committee during its next scheduled meeting.
All audit, audit-related, tax and other fees incurred in fiscal years 2023 and 2022 were approved by the Audit Committee or the Chair of the Audit Committee pursuant to the policy described above.

AUDIT AND NON-AUDIT FEES
In connection with the audit of the 2023 financial statements, we entered into an agreement with Ernst & Young LLP, which sets forth the terms by which Ernst & Young LLP, the Company’s independent registered public accounting firm, will perform audit services for the Company. The following table sets forth the fees billed to the Company by Ernst & Young LLP in 2023 and 2022. The audit fees are for services that are normally provided by Ernst & Young LLP in connection with statutory or regulatory filings or engagements:

	2023	2022
Audit fees(1)	$2,059,559	$2,014,150
Audit-related fees(2)	$5,568	$3,290
Tax fees(3)	$25,750	$—
All other fees	$—	$—
(1)Audit fees include fees for professional services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements and reports on internal control over financial reporting, the review procedures on the consolidated financial statements included in our Forms 10-Q, as well other services related to SEC filings, including assistance with registration statements filed with the SEC, comfort letters and consents.
(2)Audit-related fees include fees for services that are reasonably related to the performance of the audit or review of the Company’s annual consolidated financial statements and reports on internal control over financial reporting and are not reported under “—Audit Fees.” Audit-related fees included $5,568 and $3,290 for a subscription to Ernst & Young LLP’s accounting standards and interpretive accounting guidance database for fiscal year 2023 and 2022, respectively.
(3)Tax fees include tax advisory services, operating lease advisory services and other tax services.
AUDIT COMMITTEE REPORT
The Audit Committee assists the Board with its oversight responsibilities regarding the Company’s financial reporting process. The
Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements and internal control over financial reporting of the Company with management and with the independent registered public accounting firm. The
Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing and the SEC. In addition, the Audit Committee received the written disclosures and the letters from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31,
2023, filed with the SEC.
Submitted by the Audit Committee
Christie B. Kelly (Chair)
Patricia M. Bedient
Thomas D. Eckert
Geoffrey M. Garrett
Senator Joseph I. Lieberman
Thomas A. Natelli

The following table and accompanying footnotes set forth information regarding the beneficial ownership of the Company by (i) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of the Company, (ii) each of our directors, (iii) each of our named executive officers listed in the table entitled “2023 Summary Compensation Table” above and
(iv) all of our directors and executive officers as a group. The percentage of beneficial ownership shown in the following table is based on 210,582,472 shares of common stock outstanding as of the close of business on February 23, 2024.
Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated, the address for all persons named below is c/o Park Hotels & Resorts Inc., 1775 Tysons Blvd, 7th Floor, Tysons, VA 22102.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	% of All Shares of Common Stock
Beneficial holders of 5% or more of our common stock
The Vanguard Group, Inc.(1)	33,025,201	15.7%
BlackRock, Inc.(2)	28,717,131	13.6%
State Street Corporation(3)	12,376,944	5.9%
Directors and Named Executive Officers
Thomas J. Baltimore, Jr.	1,375,859	*
Patricia M. Bedient	98,318	*
Thomas D. Eckert(4)	132,810	*
Geoffrey M. Garrett	31,777	*
Christie B. Kelly	105,462	*
Sen. Joseph I. Lieberman	59,785	*
Terri D. McClements	2,407	*
Thomas A. Natelli(5)	208,402	*
Timothy J. Naughton	103,419	*
Stephen I. Sadove(6)	92,837	*
Sean M. Dell’Orto	403,015	*
Carl A. Mayfield	177,971	*
Thomas C. Morey	268,396	*
Nancy M. Vu	89,535	*
Directors and executive officers as a group (16 people)(7)	3,305,379	1.6%
*Represents less than 1%.
(1)Based solely on information provided in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. The Vanguard Group, Inc. is the
beneficial owner of 33,025,201 shares, of which it has sole voting power with respect to 0 shares, sole dispositive power with respect to 32,546,988 shares, shared voting power with respect to 250,958 and shared dispositive power over 478,213 shares of common stock. The address of The Vanguard Group as reported by it in the Schedule
13G/A is 100 Vanguard Blvd., Malvern, PA 19355.
(2)Based solely on information provided in a Schedule 13G/A filed with the SEC on January 23, 2024 by BlackRock, Inc. BlackRock, Inc. is the beneficial owner of
28,717,131 shares, of which it has sole voting power with respect to 26,593,317 shares and sole dispositive power with respect to 28,717,131 shares of common stock.
Schedule 13G/A further indicates that the following subsidiaries of BlackRock acquired the shares reported on the Schedule 13G/A: BlackRock Life Limited, BlackRock
Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association,
BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG,
BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock
(Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Managers Ltd. The address of
BlackRock, Inc. as reported by it in the Schedule 13G/A is 50 Hudson Yards, New York, NY 10001.
(3)Based solely on information provided in a Schedule 13G filed with the SEC on January 30, 2024 by State Street Corporation. State Street Corporation. is the beneficial owner of 12,399,044 shares, of which it has sole voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, shared voting power with respect

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
to 9,483,753 shares and shared dispositive power over 12,376,944 shares of common stock. Schedule 13G further indicates that the following subsidiaries of State Street
Corporation acquired the shares reported on the Schedule 13G: SSGA Funds Management, Inc., State Street Global Advisors Europe Limited, State Street Global
Advisors Limited, State Street Global Advisors Trust Company, State Street Global Advisors, Australia, Limited, State Street Global Advisors (Japan) Co., LTD, State
Street Global Advisors Asia Limited, State Street Global Advisors, LTD. The address of State Street Corporation as reported by it in the Schedule 13G is One Congress
Street, Suite 1, Boston, MA 02114.
(4)Includes 2,000 shares owned indirectly through the Sopris I LLC, 11,000 shares owned indirectly through the Sopris II LLC and 11,000 shares owned indirectly through the Sopris III LLC. Mr. Eckert has investment authority over each of these limited liability companies.
(5)Includes 1,570 shares owned indirectly through The MJN 2011 Receiving Trust, 1,570 shares owned indirectly through The NTN 2011 Receiving Trust, 1,570 shares owned indirectly through The JCN 2011 Receiving Trust, 1,570 shares owned indirectly through The TAN 2011 Receiving Trust, 18,840 shares owned indirectly through a limited partnership (of which Mr. Natelli is a 50% owner and the president of the limited partnership’s general partner) and 12,560 shares owned indirectly through two limited liability companies (with each entity owning 6,280 shares and each of which Mr. Natelli is a 50% owner and managing member).
(6)Includes 20,000 shares owned indirectly through the Sadove Family Delaware Dynasty Trust (of which Mr. Sadove has a pecuniary interest) and 23,816 shares owned indirectly through the Steven I. Sadove Revocable Trust (of which Mr. Sadove is the trustee and a beneficiary).
(7)This amount includes shares held by two other executive officers of the Company.

RELATED PARTY TRANSACTIONS POLICY
We recognize that related-party transactions present a heightened risk of conflicts of interest and have adopted a written Related
Person Transaction Policy to which all related-party transactions shall be subject. Pursuant to the policy, a “related person” (as defined as in Item 404(a) of Regulation S-K of the Exchange Act, which includes security holders who beneficially own more than 5% of our common stock) must promptly disclose to our General Counsel any “related person transaction” (defined as any transaction that is anticipated to be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then promptly communicate that information to our Board. No related person transaction will be executed without the approval of our Board or a duly authorized committee of our Board (currently the Governance
Committee). If we become aware of an existing related person transaction that has not been approved under this policy, the transaction will be referred to our Board or a duly authorized committee of our Board (currently the Governance Committee), which will evaluate all options available, including ratification, revision or termination of such transaction. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.
INDEMNIFICATION AGREEMENTS
We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.
Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, the Company believes that during fiscal 2023, all officers and directors subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except that Form 4s for three tax withholding transactions that were consummated on February 21, 2023 for each of Mmes. Olander and Vu and Messrs. Baltimore, Dell’Orto, Mayfield, Morey and Robb were filed late by the Company on each individual’s behalf on February 27, 2023.

RELATED PARTY TRANSACTIONS
& SECTION 16 REPORTS

PROXY MATERIALS
Why am I receiving this Proxy Statement?
This Proxy Statement is furnished by the Board in connection with its solicitation of proxies for exercise at the 2024 annual meeting of stockholders that will take place on Friday, April 19, 2024 at 8:00 a.m., Eastern Time, at 1775 Tysons Blvd., Tysons, Virginia 22102,
and any and all adjournments or postponements thereof. You are receiving these materials because you were a stockholder at the close of business on February 29, 2024, the record date, and are entitled to vote at the annual meeting. This Proxy Statement and our 2023
Annual Report, together with the form of Proxy Card or Voting Instruction Form (as applicable), are being distributed or made available, as the case may be, to stockholders beginning on or about March 8, 2024.
Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We have elected to provide access to our proxy materials over the Internet under the “notice and access” rules adopted by the SEC. As a result, on or about March 8, 2024, we mailed to many of our stockholders a “Notice of Internet Availability of Proxy Materials” (the
“Notice”) instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.
How can I access the proxy materials over the Internet?
Your Notice, Proxy Card or Voting Instruction Form (as applicable) will contain instructions on how to:
•view our proxy materials for the annual meeting on the Internet; and
•instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials are also available under the Investors tab of our website at pkhotelsandresorts.com starting on or about March 8,
2024.
Instead of receiving future copies of our Proxy Statement and Annual Reports by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. Choosing to receive your proxy materials by email will save us the cost of printing and mailing documents to you and reduce the environmental impact of our annual meeting.
Your election to receive future proxy materials by email will remain in effect until you revoke it.
How may I obtain a paper copy of the proxy materials?
Stockholders who receive the Notice will find instructions about how to obtain a paper copy of the proxy materials on the Notice. All stockholders of record who do not receive a Notice will receive a paper copy of the proxy materials by mail.
I share an address with another stockholder of the Company and we received only one paper copy of the proxy materials or Notice.
How may I obtain an additional copy?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, proxy materials to multiple stockholders of the Company who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and fees.
Stockholders who participate in householding will continue to be able to access and receive separate Proxy Cards.
Upon written request, we will promptly deliver, free of charge, a separate copy of the Notice and, if applicable, the proxy materials to any stockholder of the Company at a shared address to which we delivered a single copy of any of these documents. To receive a

QUESTIONS & ANSWERS
ABOUT THE ANNUAL MEETING
separate copy of the Notice and, if applicable, the proxy materials, in the future stockholders of record may send a request to Park
Hotels & Resorts Inc., 1775 Tysons Blvd, 7th Floor, Tysons, VA 22102, Attention: Investor Relations; e-mail us with your request at
ir@pkhotelsandresorts.com; or call us with your request at (571) 302-5757.
Additionally, stockholders who share the same address and receive multiple copies of the Notice or proxy material can request a single copy by contacting us at the address, email address or telephone number above. If you hold your shares in a brokerage account or through a broker, bank, or other nominee, you may contact your brokerage firm, bank, broker-dealer or other nominee to request information about householding.
What does it mean if I receive more than one Notice, Proxy Card or Voting Instruction Form?
It generally means your shares are registered differently or are held in more than one account. Please provide voting instructions for all
Notices, Proxy Cards and Voting Instruction Forms that you receive.
ANNUAL MEETING & VOTING INFORMATION
What proposals will be voted on at the annual meeting? How does the Board recommend that I vote? What is the voting requirement to approve each of the proposals? What effect will abstentions and broker non-votes have?

Proposal	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non- Votes

Proposal 1: Election of Directors	For, Against or Abstain on each Nominee	FOR each Nominee	Majority of votes cast	No effect	No effect

Proposal 2: Vote to Approve and Adopt the Amendment to the Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding exculpation of officers	For, Against or Abstain	FOR	Majority of outstanding shares	Against	Against

Proposal 3: Advisory Vote to Approve Compensation of Named Executive Officers	For, Against or Abstain	FOR	Majority of votes cast	No effect	No effect

Proposal 4: Ratification of the Appointment of Ernst & Young LLP as Our Independent Auditor for Fiscal Year 2024	For, Against or Abstain	FOR	Majority of votes cast	No effect	Brokers have discretion to vote
Will other matters be voted on at the annual meeting?
We are not currently aware of any other matters to be presented at the annual meeting other than those described in this Proxy
Statement. If any other matters not described in the Proxy Statement are properly presented at the annual meeting, any proxies received by us will be voted in the discretion of the proxy holders.
How many votes must be present to hold the annual meeting?
Holders of a majority of our issued and outstanding shares entitled to vote at the annual meeting as of the February 29, 2024, the record date, must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a
“quorum.” Your shares are counted as present at the annual meeting if you are present and vote in person at the annual meeting or by telephone or on the Internet or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-
votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the scheduled time of the meeting, the Chairman of the Board may adjourn the meeting to another place, date or time until a quorum is present. The place, date and time of the adjourned meeting will be announced when the adjournment is taken and no other notice will be given unless the adjournment is to a date more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting.
On the record date, 210,536,376 shares of Park’s common stock were issued and outstanding and entitled to vote.
What shares can I vote?
Each share of Park common stock issued and outstanding as of the close of business on February 29, 2024, the record date for the annual meeting, is entitled to cast one vote per share on all items being voted on at the annual meeting. You may vote all shares of

Park common stock that you owned as of the record date, including shares held (i) directly in your name as the stockholder of record and (ii) for you as the beneficial owner through a broker, bank, trustee or other nominee.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares beneficially through a broker, bank or other nominee rather than directly in their own name.
As summarized below, there are some differences between shares held of record and those owned beneficially through a broker, bank or other nominee.
•Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust
Company, you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, to submit proxies electronically, by mail or by telephone or to vote in person at the annual meeting.
•Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank or nominee. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a Voting Instruction Form for you to use in directing the broker, bank or nominee regarding how to vote your shares.
May I attend the meeting?
All stockholders of record of shares of our common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each stockholder and proxy will be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted.

If you are the beneficial owner of our common stock then you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the Voting Instruction Form provided by your broker, bank or other nominee, or other similar evidence of ownership. We reserve the right to determine the validity of any purported proof of beneficial ownership. If you do not have proof of ownership, you may not be admitted to the annual meeting. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.
How do I vote?
•Voting in Person at the Meeting. If you are a stockholder of record and attend the annual meeting, you may vote in person at the meeting. If your shares of Park common stock are held in street name and you wish to vote in person at the meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your shares of Park common stock of record.
•Voting by Proxy for Shares Registered Directly in Your Name. If you are a stockholder of record, you may instruct the proxy holders named in the enclosed Proxy Card how to vote your shares of Park common stock by using the toll-free telephone number or the website listed on the Proxy Card or by signing, dating and mailing the Proxy
Card in the postage-paid envelope provided.
➣Vote by Telephone. You may authorize a proxy to vote your shares by telephone by calling the toll-free number listed on the accompanying Proxy Card. Authorizing a proxy by telephone is available 24 hours per day until 11:59 p.m., Eastern Time, on April 18, 2024. When you call, please have your Proxy Card in hand, and you will receive a series of voice instructions that will allow you to authorize a proxy to vote your shares of common stock. You will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR
PROXY CARD.

➣Vote by Internet. You also have the option to authorize a proxy to vote your shares via the Internet. The website for authorizing a proxy is printed on your Proxy Card. Authorizing a proxy by Internet is available 24 hours per day until 11:59 p.m., Eastern Time, on April 18, 2024. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A
PROXY VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.
➣Vote by Mail. If you received printed proxy materials and would like to authorize a proxy to vote your shares by mail, mark, sign and date your Proxy Card and return in the postage-paid envelope provided. If you did not receive printed materials and would like to vote by mail, you must request printed copies of the proxy materials by following the instructions on the Notice.
•Voting by Proxy for Shares Registered in Street Name. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee which you must follow in order to have your shares of common stock voted in accordance with your instructions. The broker, bank or other nominee for your shares is required to follow your voting instructions. Accordingly, you will need to follow the directions you receive from your broker, bank or other nominee. Under the current rules of the NYSE if you do not give instructions to your broker, bank or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of
Ernst & Young LLP as our independent registered public accounting firm (Proposal 4) is considered to be a
“discretionary” item under the NYSE rules and your broker, bank or other nominee will be able to vote on that item even if it does not receive instructions from you. The election of directors (Proposal 1), the vote to approve and adopt the Amendment to the Amended and Restated  Certificate of Incorporation (Proposal 2),
and the vote on the compensation of our named executive officers (Proposal 3) are “non-discretionary” items.
If you do not instruct your broker, bank or other nominee how to vote with respect to these items, it may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” Broker non-votes are shares that are held in street name by a broker, bank or other nominee that returns a properly executed proxy but does not have discretionary authority to vote on a particular matter.
May I revoke or change my vote after I have voted?
If you are a stockholder of record, you may revoke or change your proxy at any time before it is voted at the annual meeting by
(i) submitting a revised proxy by Internet, telephone, or duly executed paper ballot after the date of the previously submitted proxy,
(ii) attending the annual meeting and voting in person or (iii) delivering a signed notice of revocation of the Proxy Card to the
Secretary of the Company at the following address: Park Hotels & Resorts Inc., 1775 Tysons Blvd, 7th Floor, Tysons, VA 22102,
Attention: Corporate Secretary.
If you are a beneficial owner of shares, you may revoke or change your voting instructions by contacting your broker, bank or other nominee and following their instructions.
Where can I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting. We will publish the final voting results in a Current Report on
Form 8-K within four business days following the annual meeting.
Whom should I call if I have questions or need assistance voting my shares?
Please call 571-302-5757 or email ir@pkhotelsandresorts.com if you have any questions in connection with voting your shares.
Who will bear the cost of soliciting votes for the annual meeting?
Park is making this solicitation and will bear the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may solicit proxies in person, by mail, by telephone or by electronic communication, but they will not receive any additional compensation for these activities. We will, upon request, reimburse brokerage firms and other custodians, fiduciaries, and nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of shares of Park common stock. We have engaged the services of MacKenzie Partners, Inc., with respect to proxy soliciting matters at an expected cost of approximately $11,000, not including incidental expenses or fees related to off-season stockholder engagement services.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING
If any stockholder wishes to propose a matter for consideration at our 2025 annual meeting of stockholders, the proposal should be mailed by certified mail return receipt requested, to our Office of Corporate Secretary, Park Hotels & Resorts Inc., 1775 Tysons Blvd.,
7th Floor, Tysons, VA 22102.
As a general rule, stockholders wishing to submit a proposal for the 2025 annual meeting of stockholders and have the proposal included in the proxy statement pursuant to Rule 14a-8(e) under the Exchange Act must submit the proposal not less than 120 days prior to the one-year anniversary of the release date of the proxy statement in connection with the 2024 annual meeting of stockholders, or November 8, 2024. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our by-laws permit stockholders to nominate directors and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the annual meeting of stockholders to be held in 2025, you must submit a timely notice in accordance with the procedures described in our by-laws. As a general rule, to be timely, a stockholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of our Company not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting, or no earlier than
December 20, 2024 or later than January 19, 2025 for consideration at the 2025 annual meeting of stockholders. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our by-laws. The proxy solicited by the Board for the 2025 annual meeting of stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules under the Exchange
Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
In order for an eligible stockholder or group of stockholders to nominate a director nominee for election at our 2025 annual meeting pursuant to the proxy access provision of our by-laws, notice of such nomination and other required information must be received by our Company between October 9, 2024 and November 8, 2024. Our by-laws state that such notice and other required information must be received by the Company not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting (with adjustments if the date for the upcoming annual meeting of stockholders is advanced or delayed by more than 30 days from the anniversary date of the prior year’s annual meeting).
The mailing address of our principal executive offices is 1775 Tysons Blvd., 7th Floor, Tysons, VA 22101.
HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, or if you wish to request delivery of a copy of this Proxy Statement and the Annual Report, please contact (i) our Investor Relations Department by calling 571-302-5757 or emailing
ir@pkhotelsandresorts.com, or writing to the Office of the Corporate Secretary, Park Hotels & Resorts Inc., 1775 Tysons Blvd., 7th
Floor, Tysons, VA 22102 if you are a record holder or (ii) your broker, bank or other nominee if you own your shares of Park common stock in street name.

OTHER
MATTERS
AVAILABILITY OF ADDITIONAL MATERIALS
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K,
10-Q and 8-K. To access these filings, go to our website (www.pkhotelsandresorts.com) and click on “Financial Information—SEC
Filings” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2023, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Office of the Corporate Secretary
Park Hotels & Resorts Inc.
1775 Tysons Blvd, 7th Floor
Tysons, VA 22102
OTHER BUSINESS
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
*            *              *
By Order of the Board of Directors,

Nancy M. Vu
Executive Vice President, General Counsel and Secretary

FINANCIAL REPORTING TERMS ANNEX
Definitions
Comparable
For purposes of this Proxy Statement, Comparable Net Debt, Comparable RevPAR, Comparable Hotel Adjusted EBITDA and Comparable Hotel
Adjusted EBITDA Margin mean RevPAR, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin (as defined below) on a comparable basis.
The Company presents comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The
Company’s comparable metrics includes results from hotels that were active and operating since January 1st of the previous year and exclude results from property dispositions that have occurred through December 31, 2023.  Additionally, Comparable metrics exclude results from the 1,921-room
Hilton San Francisco Union Square and the 1,024-room Parc 55 San Francisco – a Hilton Hotel (collectively, the “Hilton San Francisco Hotels”), which were placed into receivership at the end of October 2023.
Revenue per Available Room / RevPAR
Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period.
Total Revenue per Available Room / Total RevPAR
Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin
Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”) reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and also interest expense, income tax and depreciation and amortization included in equity in earnings (losses) from investments in affiliates.
Adjusted EBITDA is calculated as EBITDA, further adjusted to exclude the following items that are not reflective of the Company’s ongoing operating performance or incurred in the normal course of business, and thus, excluded in management’s analysis in making day-to-day operating decisions and evaluations of the Company’s operating performance against other companies within its industry: (i) gains or losses on sales of assets for both consolidated and unconsolidated investments; (ii) costs associated with hotel acquisitions or dispositions expensed during the period;
(iii) severance expense; (iv) share-based compensation expense; (v) impairment losses and casualty gains or losses; and (vi) other items that management believes are not representative of the Company’s current or future operating performance.
Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses for our consolidated hotels, which excludes hotels owned by unconsolidated affiliates.
Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”)
GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA
margin may not be comparable to similarly titled measures of other companies.
Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA is a non-GAAP financial measure that is calculated as Net Debt divided by Adjusted EBITDA. Net Debt is calculated as (i) debt excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.
Nareit FFO attributable to stockholders and Adjusted FFO attributable to stockholders
Nareit FFO attributable to stockholders is presented as a non-GAAP measures of performance. Funds from (used in) operations (“FFO”) attributable to stockholders is calculated for a given operating period in accordance with standards established by the National Association of Real Estate
Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate
i
companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. Nareit FFO provides useful information to investors regarding operating performance and can facilitate comparisons of operating performance between periods and between REITs. The presentation in this Proxy Statement may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current
Nareit definition differently.
Adjusted FFO attributable to stockholders is presented to evaluate performance because the Company believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. The
Company historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. The Company believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.
Return on Investments
Return on investment (“ROI”) is a performance measure used to evaluate the efficiency or profitability of an investment or compare the efficiency of a number of different investments. ROI is intended to directly measure the amount of return on a particular investment, relative to the investment’s cost.
ii
 Reconciliations

Comparable Hotel Adjusted EBITDA
(unaudited, in millions)
	December 31, 2023	December 31, 2022
Operating income	$343	$296
Interest income	38	13
Interest expense	(207)	(217)
Interest expense associated with hotels in receivership	(45)	(30)
Equity in earnings from investments in affiliates	11	15
Other gain, net	4	96
Income tax expense	(38)	—
Net income	106	173
Depreciation and amortization expense	287	269
Interest income	(38)	(13)
Interest expense	207	217
Interest expense associated with hotels in receivership	45	30
Income tax expense	38	—
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates .................................................................................	8	9
EBITDA	653	685
Gain on sales of assets, net	(15)	(22)
Gain on derecognition of assets	(221)	—
Gain on sales of investments in affiliates	(3)	(92)
Share-based compensation expense	18	17
Casualty and impairment loss, net	204	6
Other items	23	12
Adjusted EBITDA	659	606
Less: Adjusted EBITDA from investments in affiliates	(24)	(25)
Add: All other(1)	51	49
Hotel Adjusted EBITDA	686	630
Less: Adjusted EBITDA from hotels disposed of	(3)	(18)
Less: Adjusted EBITDA from the Hilton San Francisco Hotels	(3)	11
Comparable Hotel Adjusted EBITDA	$680	$623

(1)Includes other revenues and other expenses, non-income taxes on taxable REIT subsidiary leases included in other property-level expenses and corporate general and administrative expenses in the Company’s consolidated statements of operations.
iii

Operating Income Margin and Comparable Hotel Adjusted EBITDA Margin
	December 31, 2023	December 31, 2022
Total Revenues	$2,698	$2,501
Less: Other revenues	(85)	(75)
Less: Revenues from hotels disposed of	(10)	(65)
Less: Revenues from the Hilton San Francisco Hotels	(162)	(145)
Comparable Hotel Revenues (unaudited, in millions)	$2,441	$2,216

Operating Income (unaudited, in millions)	$343	$296

Operating Income Margin	12.7%	11.8%

Comparable Hotel Adjusted EBITDA (unaudited, in millions)	$680	$623

Comparable Hotel Adjusted EBITDA margin	27.8%	28.1%

Net Debt
(unaudited, in millions)
	December 31, 2023	December 31, 2022
Debt(1)	$3,765	$4,617
Add: unamortized deferred financing costs and discount	22	30
Less: unamortized premium	(1)	(3)
Debt, excluding unamortized deferred financing cost, premiums and discounts	3,786	4,644
Add: Park’s share of unconsolidated affiliates debt, excluding unamortized deferred financing costs	164	169
Less: cash and cash equivalents(2)	(555)	(906)
Less: restricted cash	(33)	(33)
Net debt	$3,362	$3,874

_____________________________________
(1)Debt as of December 31, 2023 excludes the $725 million SF Mortgage Loan.  Debt as of December 31. 2022 includes the $725 million SF Mortgage Loan included in debt associated with hotels in receivership in Park’s consolidated balance sheet.
(2)Comparable net debt as of December 31, 2023 considers the additional distribution of $162 million (or approximately $0.77 per share) in connection with the effective exit from the
Hilton San Francisco Hotels.  The cash dividend of $0.77 per share was declared on October 27, 2023 and paid on January 16, 2024 to stockholders of record as of December 29, 2023.
iv

Nareit FFO and Adjusted FFO
(unaudited, in millions)
	December 31, 2023	December 31, 2022
Net income attributable to stockholders	$97	$162
Depreciation expense	287	269
Depreciation expense attributable to noncontrolling interests	(4)	(4)
Gain on sale of asset, net	(15)	(13)
Gain on derecognition of assets(1)	(221)	—
Gain on sale of investments in affiliates(2)	(3)	(92)
Impairment loss	202	—
Equity investment adjustments:
Equity in earnings from investments in affiliates	(11)	(15)
Pro rata FFO of investments in affiliates	14	12
Nareit FFO attributable to stockholders	346	319
Casualty loss	2	6
Share-based compensation expense	18	17
Interest associated with hotels in receivership(3)	20	—
Other items(4)	53	10
Adjusted FFO attributable to stockholders	$439	$352
Nareit FFO per share - Diluted(5)	$1.61	$1.40
Adjusted Nareit FFO per share - Diluted(5)	$2.04	$1.54
Weighted average shares outstanding - Diluted	215	228
________________________________
(1)For the year ended December 31, 2023, represents the gain from derecognizing the Hilton San Francisco Hotels from Park’s consolidated balance sheet in October 2023, when the receiver took control of the hotels.
(2)Included in other gain (loss), net.
(3)Reflects incremental default interest expense and late payment administrative fees associated with the default of the SF Mortgage Loan beginning in June 2023 and all interest expense that has accrued since the Hilton San Francisco Hotels were placed into receivership at the end of October 2023.
(4)For the year ended December 31, 2023, includes $28 million of income tax expense associated with the effective exit from the Hilton San Francisco Hotels.
(5)Per share amounts are calculated based on unrounded numbers.
*        *        *
For use of terms, see sections entitled “Park Business Highlights” and “Compensation Discussion and Analysis —Compensation
Framework –Short-Term Incentive –2023 Company Performance Objectives.”
v
EXHIBIT A — OFFICER EXCULPATION AMENDMENT
[“]ARTICLE IX
Section 9.1        Limitation on Liability of Directors and Officers.  No director or officer of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.  Neither the amendment nor the repeal of this Article IX shall eliminate or reduce the effect thereof in respect of any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such amendment or repeal.[”]
A

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V32290-P05580

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PARK HOTELS & RESORTS INC.

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4 (each as further described in our Proxy Statement):

1. Election of Directors

Nominees:	For	Against	Abstain
1A Thomas J. Baltimore, Jr.	☐	☐	☐
1B Patricia M. Bedient	☐	☐	☐
1C Thomas D. Eckert	☐	☐	☐
1D Geoffrey M. Garrett	☐	☐	☐
1E Christie B. Kelly	☐	☐	☐
1F Sen. Joseph I. Lieberman	☐	☐	☐
1G Terri D. McClements	☐	☐	☐
1H Thomas A. Natelli	☐	☐	☐
1I Timothy J. Naughton	☐	☐	☐
1J Stephen I. Sadove	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V32291-P05580

PARK HOTELS & RESORTS INC.
Annual Meeting of Stockholders
April 19, 2024 8:00 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Thomas J. Baltimore, Jr. and Sean M. Dell'Orto, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, and in their discretion upon any other business that may properly come before the meeting (and any adjournment or postponement thereof), all of the shares of common stock of PARK HOTELS & RESORTS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM ET on April 19, 2024, at 1775 Tysons Blvd., Tysons, VA 22102, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations with respect to Proposals 1 through 4, and in the discretion of the proxies with respect to any other business that may properly come before the meeting (and any adjournment or postponement thereof).

Continued and to be signed on reverse side